Execution Version

TERM LOAN CREDIT AGREEMENT
Dated as of December 3, 2024
among
KEY TRONIC CORPORATION,
KEY TRONIC CHINA LTD.,
CDR MANUFACTURING, LLC,
AYRSHIRE ELECTRONICS OF ARKANSAS LLC,
AYRSHIRE ELECTRONICS OF MISSISSIPPI, LLC,
and
EACH OTHER PERSON JOINED HERETO AS A BORROWER,
each as a Borrower,
EACH PERSON JOINED HERETO AS A GUARANTOR,
each as a Guarantor,
CERTAIN FINANCIAL INSTITUTIONS,
as Term Loan Lenders,
and
CALLODINE COMMERCIAL FINANCE, LLC,
as Administrative Agent

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Page

1.01    Defined Terms    1
1.02    Other Interpretive Provisions    42
1.03    Accounting Terms.    43
1.04    Uniform Commercial Code    44
1.05    Rounding    44
1.06    Times of Day    44
1.07    Automatic Increases to Fixed Dollar Availability Floors    44
1.08    Interest Rates    44
ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS
2.01    Term Loans.    44
2.02    [Reserved].    46
2.03    [Reserved].    46
2.04    [Reserved].    46
2.05    Repayment of Loans.    46
2.06    Prepayments.    47
2.07    [Reserved].    48
2.08    Interest.    49
2.09    Fees.    49
2.10    Computation of Interest and Fees    49
2.11    Evidence of Debt    50
2.12    Payments Generally; the Administrative Agent’s Clawback.    50
2.13    Sharing of Payments by Lenders    51
2.14    [Reserved].    52
2.15    Nature and Extent of Each Borrower’s Liability.    52
2.16    Cash Collateral.    55
ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY
3.01    Taxes.    56
3.02    Illegality    59
3.03    Inability to Determine Rates; Effect of Benchmark Transition Event    59
3.04    Increased Costs.    60
3.05    Compensation for Losses    61
3.06    Mitigation Obligations; Replacement of Term Loan Lenders.    61
3.07    Survival    62
ARTICLE IV
SECURITY AND ADMINISTRATION OF COLLATERAL
4.01    Security    62
4.02    Collateral Administration.    62
4.03    After Acquired Property; Further Assurances.    63
4.04    Cash Management.    64
4.05    Information Regarding Collateral    65
ARTICLE V
CONDITIONS PRECEDENT TO TERM LOANS
5.01    Conditions Precedent    66

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Page

ARTICLE VI
REPRESENTATIONS AND WARRANTIES
6.01    Existence, Qualification and Power    69
6.02    Authorization; No Contravention    69
6.03    Governmental Authorization; Other Consents    69
6.04    Binding Effect    69
6.05    Financial Statements; No Material Adverse Effect.    70
6.06    Litigation    70
6.07    No Default    70
6.08    Ownership of Property; Liens.    70
6.09    Environmental Compliance.    71
6.10    Insurance    71
6.11    Taxes    72
6.12    ERISA Compliance.    72
6.13    Subsidiaries and Equity Interests    73
6.14    Margin Regulations; Investment Company Act    73
6.15    Disclosure    73
6.16    Compliance with Laws    74
6.17    Intellectual Property; Licenses, Etc    74
6.18    Labor Matters    74
6.19    Deposit Accounts and Securities Accounts.    74
6.20    Accounts    75
6.21    Sanction; Anti-Money Laundering Laws and Anti-Corruption Laws    75
6.22    Brokers    76
6.23    Customer and Trade Relations    76
6.24    Material Contracts    76
6.25    Casualty    76
6.26    Senior Indebtedness    76
ARTICLE VII
AFFIRMATIVE COVENANTS
7.01    Financial Statements    76
7.02    Borrowing Base Certificate; Other Information    77
7.03    Notices    79
7.04    Payment of Obligations    80
7.05    Preservation of Existence, Etc    80
7.06    Maintenance of Properties    81
7.07    Maintenance of Insurance; Condemnation Proceeds.    81
7.08    Compliance with Laws    82
7.09    Books and Records    82
7.10    Inspection Rights and Appraisals; Meetings with the Administrative Agent.    82
7.11    Use of Proceeds    83
7.12    New Subsidiaries    83
7.13    Compliance with ERISA    84
7.14    Further Assurances    85
7.15    Licenses    85
7.16    Environmental Laws    85

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Page

7.17    Leases, Mortgages and Third-Party Agreements.    85
7.18    Material Contracts    86
7.19    Term Loan Push Down Reserve.    86
7.20    Post-Closing Obligations    86
ARTICLE VIII
NEGATIVE COVENANTS
8.01    Indebtedness    86
8.02    Liens    88
8.03    Investments    89
8.04    Fundamental Changes    90
8.05    Dispositions    90
8.06    Restricted Payments    91
8.07    Change in Nature of Business    91
8.08    Transactions with Affiliates    92
8.09    Burdensome Agreements    92
8.10    Use of Proceeds    92
8.11    Prepayment of Indebtedness; Amendment to Material Contracts.    92
8.12    Financial Covenants.    93
8.13    Creation of New Subsidiaries    93
8.14    Securities of Subsidiaries    93
8.15    Sale and Leaseback    93
8.16    Organization Documents; Fiscal Year    93
ARTICLE IX
EVENTS OF DEFAULT AND REMEDIES
9.01    Events of Default    93
9.02    Remedies Upon Event of Default    96
9.03    Application of Funds.    96
ARTICLE X
ADMINISTRATIVE AGENT
10.01    Appointment and Authority    98
10.02    Rights as a Term Loan Lender    98
10.03    Exculpatory Provisions    98
10.04    Reliance by the Administrative Agent    99
10.05    Delegation of Duties    99
10.06    Resignation of the Administrative Agent    99
10.07    Non-Reliance on the Administrative Agent and Other Term Loan Lenders    100
10.08    [Reserved].    100
10.09    The Administrative Agent May File Proofs of Claim; Credit Bidding    100
10.10    Collateral Matters    101
10.11    Other Collateral Matters.    102
10.12    [Reserved].    102
10.13    ERISA Related Provisions.    102
10.14    Recovery of Erroneous Payments    104
ARTICLE XI
MISCELLANEOUS
11.01    Amendments, Etc. Subject to Section 3.03(b) above,    105

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11.02    Notices; Effectiveness; Electronic Communication.    107
11.03    No Waiver; Cumulative Remedies    108
11.04    Expenses; Indemnity; Damage Waiver.    109
11.05    Marshalling; Payments Set Aside    110
11.06    Successors and Assigns.    111
11.07    Treatment of Certain Information; Confidentiality    113
11.08    Right of Setoff    114
11.09    Interest Rate Limitation    115
11.10    Integration; Effectiveness    115
11.11    Survival    115
11.12    Severability    115
11.13    Replacement of Term Loan Lenders    115
11.14    Governing Law; Jurisdiction; Etc.    116
11.15    Waiver of Jury Trial    117
11.16    Electronic Execution; Electronic Records; Counterparts    117
11.17    USA PATRIOT Act Notice    118
11.18    No Advisory or Fiduciary Responsibility    118
11.19    Attachments    119
11.20    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    119
11.21    Acknowledgement Regarding Any Supported QFCs    119
ARTICLE XII
CONTINUING GUARANTY
12.01    Guaranty    120
12.02    Rights of Term Loan Lenders    121
12.03    Certain Waivers    121
12.04    Obligations Independent    121
12.05    Subrogation    121
12.06    Termination; Reinstatement    121
12.07    Subordination    122
12.08    Stay of Acceleration    122
12.09    Condition of Borrowers    122
12.10    Keepwell    122
12.11    Limitation of Guaranty    122

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SCHEDULES
1.03	Disqualified Institutions
2.01	Commitments and Applicable Percentages
4.05	Information Regarding Collateral
6.06	Litigation
6.08	Owned and Ground Lease Real Property
6.09	Environmental Matters
6.10	Insurance
6.12	Pension Plans
6.13	Subsidiaries and Equity Interests
6.18	Labor Matters
6.19	Deposit Accounts, Securities Accounts and Commodity Accounts
6.24	Material Contracts
7.20	Post-Closing Obligations
8.01	Existing Indebtedness
8.02	Existing Liens
8.03	Existing Investments
8.08	Transactions with Affiliates
11.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS
Form of
A	Term Loan Note
B	Compliance Certificate
C	Security Agreement
D	Borrowing Base Certificate
E	Assignment and Assumption Agreement

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TERM LOAN CREDIT AGREEMENT
This TERM LOAN CREDIT AGREEMENT (as the same may be amended, restated, extended, supplemented or otherwise modified from time to time, including all schedules and exhibits, this “Agreement”) is entered into as of December 3, 2024, among KEY TRONIC CORPORATION, a Washington corporation (the “Company”), KEY TRONIC CHINA LTD., a Washington corporation (“Key Tronic China Holdings”), CDR MANUFACTURING, LLC, a Kentucky limited liability company (“CDR Manufacturing”), AYRSHIRE ELECTRONICS OF ARKANSAS LLC, a Kentucky limited liability company (“Ayrshire Arkansas”), AYRSHIRE ELECTRONICS OF MISSISSIPPI, LLC, a Kentucky limited liability company (“Ayrshire Mississippi”; each of the Company, Key Tronic China Holdings, CDR Manufacturing, Ayrshire Arkansas, Ayrshire Mississippi, and each other Person joined hereto as a borrower from time to time may be referred to herein individually, as a “Borrower” and collectively, as “Borrowers”), each Person joined hereto as a guarantor from time to time may be referred to herein individually, as a “Guarantor” and collectively, as “Guarantors”, each Term Loan Lender from time to time party hereto (collectively, the “Term Loan Lenders” and individually, a “Term Loan Lender”), and CALLODINE COMMERCIAL FINANCE, LLC, as Administrative Agent.
Preliminary Statements
A.    The Borrowers have requested that the Term Loan Lenders provide a term loan credit facility to the Borrowers to finance their mutual and collective business enterprise.
B.    The Term Loan Lenders are willing to provide the term loan credit facility on the terms and conditions set forth in this Agreement.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
I.1Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“ABL Priority Collateral” has the meaning set forth in the Intercreditor Agreement.
“Account” means “accounts” as defined in the UCC.
“Account Debtor” means any Person who is or may become obligated under or on account of any Account, Contractual Obligation, Chattel Paper or General Intangible.
“ACH” means automated clearing house transfers.
“Acquisition” means (a) the acquisition of a controlling Equity Interest or other ownership interest in or Control of another Person, whether by purchase of such Equity Interest or other ownership interest or upon exercise of an option or warrant for, or conversion of securities into, such Equity Interest or other ownership interest, or (b) the acquisition of assets of another Person which constitute all or substantially all of the assets of such Person or of a line or lines of business conducted by such Person, whether in one or a series of related transactions or (c) the merger, consolidation or combination of a Loan Party or a Subsidiary with another Person.

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“Additional Term Loan Commitment Lender” shall have the meaning specified in Section 2.14(c).
“Adjusted Term SOFR” means the per annum rate equal to the sum of (i) Term SOFR plus (ii) 0.15% (15 basis points); provided, that if Adjusted Term SOFR determined as provided above shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Administrative Agent” means Callodine Commercial Finance, LLC, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower Agent and the Term Loan Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. For the purposes of (i) Section 8.08 and (ii) the proviso to the definition of “Eligible Assignee” only, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 10% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent or is an officer or director of the specified Person.
“Agent Indemnitee” has the meaning specified in Section 11.04(c).
“Agent Indemnitee Liabilities” has the meaning specified in Section 11.04(c).
“Agreement” has the meaning specified in the introductory paragraph hereto.
“Allocable Amount” has the meaning specified in Section 2.15(c)(ii).
“ALTA Survey” means a survey satisfactory to the Administrative Agent prepared in accordance with the standards adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1997, known as the “Minimum Standard Detail Requirements of Land Title Surveys” and sufficient form to satisfy the requirements any applicable title insurance company to provide extended coverage over survey defects and shall also show the location of all easements, utilities, and covenants of record, dimensions of all improvements, encroachments from any adjoining property, and certify as to the location of any flood plain area affecting the subject Real Property.
“Anti-Corruption Laws” means all Laws of any jurisdiction applicable to a Loan Party or any of their Subsidiaries from time to time targeting or relating to bribery or corruption, including the FCPA and the UK Bribery Act 2010.
“Anti-Money Laundering Laws” means all Laws applicable to a Loan Party or its Subsidiaries related to terrorism financing or money laundering, including Executive Order No. 13224, the Currency

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and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the PATRIOT Act, and the Money Laundering Control Act of 1986.
“Applicable Margin” means seven percent (7.00%) per annum.
“Applicable Percentage” means in respect of the Term Loan Facility, with respect to any Term Loan Lender at any time, the percentage (carried out to the ninth decimal place) of the Term Loan Facility, represented by (i) on or prior to the Closing Date, the amount of the Term Loan Commitment of such Term Loan Lender at such time and (ii) thereafter, the outstanding principal amount of such Term Loan Lender’s Term Loans at such time, in each case of clauses (i) and (ii), subject to adjustment as provided in Section 2.14. The initial Applicable Percentage of each Term Loan Lender with respect to the Term Loan Facility is set forth opposite the name of such Term Loan Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Term Loan Lender becomes a party hereto, as applicable.
“Approved Fund” means any Fund that is administered or managed by (a) a Term Loan Lender, (b) an Affiliate of a Term Loan Lender or (c) an entity or an Affiliate of an entity that administers or manages a Term Loan Lender.
“Assignment and Assumption” means an assignment and assumption entered into by a Term Loan Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit F or any other form approved by the Administrative Agent.
“Assumed Indebtedness” means Indebtedness of a Person which is (a) in existence at the time such Person becomes a Subsidiary or (b) assumed in connection with an Investment in or Acquisition of such Person, and which, in each case, (i) has not been incurred or created in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary, (ii) only such Person (or its Subsidiaries so acquired) are obligors with respect to such Indebtedness, (iii) such Indebtedness is not a revolving loan facility; and (iv) such Indebtedness is not secured by any Liens on working capital assets.
“Attributable Indebtedness” means, on any date, (a) in respect of any Finance Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Finance Lease.
“Audited Financial Statements” means the audited Consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended June 29, 2024, and the related Consolidated statements of income or operations, retained earnings and cash flows for such fiscal year of the Company and its Subsidiaries, including the notes thereto.
“Auditor” has the meaning specified in Section 7.01(a).
“Availability” has the meaning specified therefor in the Revolving Credit Agreement as in effect on the Closing Date or as otherwise amended, amended and restated or otherwise modified in accordance with the terms of the Intercreditor Agreement.

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In calculating Availability at any time and for any purpose under this Agreement, the Borrower Agent, on behalf of the Borrowers, shall certify to the Administrative Agent that all accounts payable and Taxes are being paid on a timely basis and consistent with past practices (absent which the Administrative Agent may establish a Reserve therefor).
“Availability Reserves” means, without duplication of any other Reserves or items that are otherwise addressed or excluded through eligibility criteria, and without duplication of any Availability Reserves established by the Revolving Agent under the Revolving Credit Agreement, such reserves and adjustments thereto as the Administrative Agent from time to time determines in its Credit Judgment as being appropriate (a) to reflect the impediments to the Administrative Agent’s ability to realize upon the Eligible Borrowing Base Assets, (b) to reflect sums that any Loan Party may be required to pay under this Agreement or any other Loan Document (including taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay, (c) to reflect amounts for which claims may be reasonably expected to be asserted against the Eligible Borrowing Base Assets or the Administrative Agent or the Term Loan Lenders with respect to the Loan Documents, (d) to reflect criteria, events, conditions, contingencies or risks which adversely affect any component of the Borrowing Base, or the assets, business, financial performance or financial condition of any Loan Party or (e) to reflect that a Default or Event of Default exists. Without limiting the generality of the foregoing but Availability Reserves may include (but are not limited to) (i) Rent and Charge Reserves; (ii) the Dilution Reserve; (iii) [Reserved], (iv) Wage Claim Reserves, (v) outstanding Taxes and other governmental charges, including, without limitation, ad valorem, real estate, personal property, sales, and other Taxes which might have priority over the interests of the Administrative Agent in the Eligible Borrowing Base Assets; (vi) any other liabilities not specifically addressed herein that are or may become secured by Liens on the Collateral (including Permitted Liens) which might have priority over the Liens or interests of the Administrative Agent in the Collateral; (vii) reserves for any royalty or other compensation owing to any Person with respect to any Intellectual Property related to Borrowing Base Assets; (viii) customs duties, and other costs to release Inventory which is being imported into the United States; (ix) reserves with respect to the salability of Eligible Inventory or which reflect such other factors as affect the market value of the Eligible Inventory, including obsolescence, seasonality, Shrink; vendor chargebacks, imbalance, change in Inventory character, composition or mix, markdowns and out of date and/or expired Inventory; and (x) reserves which the Administrative Agent deems necessary in its Credit Judgment to address the adverse results of any audit or appraisal performed by or on behalf of the Administrative Agent in accordance with this Agreement from time to time (to the extent such adverse results are not reflected in the NOLV of Eligible Inventory and Eligible Machinery and Equipment).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code” means Title 11 of the United States Code.

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“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” has the meaning specified in Section 11.21(b).
“Board of Directors” means, with respect to any Person, (a) in the case of any corporation, the board of directors of such Person or any committee thereof duly authorized to act on behalf of such board, (b) in the case of any limited liability company, the board of managers or board of directors or sole member or manager of such Person or any Person or any committee thereof duly authorized to act on behalf of such board, (c) in the case of any partnership, the Board of Directors of a general partner of such Person and (d) in any other case, the functional equivalent of the foregoing.
“Borrower Agent” has the meaning specified in Section 2.15(g).
“Borrowers” has the meaning specified in the introductory paragraph hereto.
“Borrowing Base” means, at any time of calculation, an amount equal to:
(a)the Value of Eligible Investment Grade Accounts (less all cash received but not yet applied in respect of such Eligible Investment Grade Accounts) multiplied by 15% (provided, that, commencing on March 31, 2025 and on the last Business Day of each successive three (3) month period thereafter, such advance rate shall be reduced by 0.50%); plus
(b)the Value of Eligible Non-Investment Grade Accounts (less all cash received but not yet applied in respect of such Eligible Non-Investment Grade Accounts) multiplied by 20% (provided, that, commencing on March 31, 2025 and on the last Business Day of each successive three (3) month period thereafter, such advance rate shall be reduced by 0.50%); plus
(c)the lesser of (i) the NOLV of Eligible Inventory multiplied by 20% or (ii) the Cost of Eligible Inventory multiplied by 15% (provided, that, commencing on March 31, 2025 and on the last calendar day of each successive three (3) month period thereafter, such advance rates shall be reduced by 0.50%); plus
(d)the NOLV of Eligible Machinery and Equipment multiplied by 80% (provided, that, commencing on March 31, 2025 and on the last Business Day of each successive three (3) month period thereafter, such advance rate shall be reduced by 0.50%); minus
(e)the amount of all Availability Reserves.
The term “Borrowing Base” and the calculation thereof shall not include any assets or property acquired in an Acquisition or otherwise outside the ordinary course of business unless (x) if so required by the Administrative Agent, the Administrative Agent has conducted or received Field Exams and appraisals reasonably required by it (with results reasonably satisfactory to the Administrative Agent) and (y) the

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Person owning such assets or property shall be a (directly or indirectly) wholly-owned Domestic Subsidiary of the Company and have become a Borrower.
“Borrowing Base Assets” means all assets of the Borrowers of the type included in the Borrowing Base, regardless of eligibility thereof.
“Borrowing Base Certificate” means a certificate, in the form of Exhibit D hereto and otherwise in satisfactory to Administrative Agent, by which Borrowers certify calculation of the Borrowing Base and the Revolving Borrowing Base.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located.
“Callodine” means Callodine Commercial Finance, LLC.
“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Secured Parties during the continuance of an Event of Default or in connection with the Payment in Full, as collateral for any Obligations that are due or may become due, cash or deposit account balances or, if the Administrative Agent shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents” means any of the following types of property, to the extent owned by the Company or any of its Subsidiaries free and clear of all Liens (other than Liens created under the Security Instruments):
(a)cash, denominated in Dollars;
(b)readily marketable direct obligations of the government of the United States or any agency or instrumentality thereof, or obligations the timely payment of principal and interest on which are fully and unconditionally guaranteed by the government of the United States or any state or municipality thereof, in each case so long as such obligation has an investment grade rating by S&P and Moody’s;
(c)commercial paper rated at least P-1 (or the then equivalent grade) by Moody’s and A-1 (or the then equivalent grade) by S&P, or carrying an equivalent rating by a nationally recognized rating agency if at any time neither Moody’s nor S&P shall be rating such obligations;
(d)insured certificates of deposit or bankers’ acceptances of, or time deposits with any Revolving Lender or with any commercial bank that (i) is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in the first portion of clause (c) above, (iii) is organized under the laws of the United States or of any state thereof and (iv) has combined capital and surplus of at least $500,000,000;
(e)readily marketable general obligations of any corporation organized under the laws of any state of the United States of America, payable in the United States of America, expressed to mature not later than twelve months following the date of issuance thereof and rated A or better by S&P or A3 or better by Moody’s;
(f)readily marketable shares of investment companies or money market funds that, in each case, invest solely in the foregoing Investments described in clauses (a) through (e) above; and

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(g)in the case of any Subsidiary of the Company organized or having its principal place of business outside the United States, investments denominated in the currency of the jurisdiction in which such Subsidiary is organized or has its principal place of business which are similar in nature and substantially the same in term and ratings to the items specified in clauses (a) through (f) above.
“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.
“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.
“CFC” has the meaning specified in the definition of “Excluded Subsidiary”.
“CFCHC” has the meaning specified in the definition of “Excluded Subsidiary”.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means an event or series of events by which:
(a)any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of the Company or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-4 and 13d-6 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 30% or more of the Equity Interests of the Company on a fully-diluted basis (and taking into account all such Equity Interests that such person or group has the right to acquire pursuant to any option right); or
(b)during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Company cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or
(c)the Company shall fail to own and control, beneficially and of record (directly or indirectly) (i) 100% of the issued and outstanding Equity Interests of each of its Subsidiaries (other than Key Tronic Juarez, S.A. de C.V.) or (ii) 99.9% of the issued and outstanding Equity Interests of Key Tronic Juarez, S.A. de C.V., except in each case where such failure is the result of a transaction permitted under the Loan Documents.

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“Closing Date” means the first date all the conditions precedent in Section 5.01 are satisfied or waived in accordance with Section 11.01 (or, in the case of Section 5.01(b), waived by the Person entitled to receive the applicable information).
“Code” means the Internal Revenue Code of 1986.
“Collateral” means, collectively, certain property of the Loan Parties or any other Person in which the Administrative Agent or any Secured Party is granted a Lien under any Security Instrument as security for all or any portion of the Obligations or any other obligation arising under any Loan Document.
“Collateral Assignment of the Helen of Troy Guaranty” means, that certain Collateral Assignment of Helen of Troy Guaranty, dated as of the Closing Date among the Company, the Administrative Agent and any other Person that may acknowledge such agreement from time to time on or after the Closing Date.
“Combined Borrowing Base” means, as of any date of determination, an amount equal to the sum of (a) the Revolving Borrowing Base (calculated without giving effect to the Term Loan Push Down Reserve) and (b) the Borrowing Base.
“Commitment” means a Term Loan Commitment.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Communication” means this Agreement, any Loan Document and any document, amendment, waiver, forbearance, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document (including any Assignment and Assumption).

“Company” has the meaning specified in the introductory paragraph hereto.

“Compliance Certificate” means a certificate substantially in the form of Exhibit B.

“Concentration Accounts” has the meaning specified in Section 4.04(b).
“Conforming Changes” means, with respect to Term SOFR or any Term SOFR Successor Rate, the use, administration, adoption or implementation of any technical, administrative or operational changes (including changes to the definition of “Prime Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” timing and frequency of determining rates and making payments of interest, the timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

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“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated” means the consolidation, in accordance with GAAP, of the financial condition or operating results of such Person and its Subsidiaries.
“Consolidated Capital Expenditures” means, with respect to the Company and its Subsidiaries on a Consolidated basis, for any period the sum of (without duplication) all expenditures (whether paid in cash or accrued as liabilities) by the Company or any Subsidiary during such period for items that would be classified as “property, plant or equipment” or comparable items on the Consolidated balance sheet of the Company and its Subsidiaries, including without limitation all transactional costs incurred in connection with such expenditures provided the same have been capitalized; provided that Consolidated Capital Expenditures shall exclude any capital expenditures (a) financed with Indebtedness permitted hereunder other than Loans, (b) made with (i) Net Cash Proceeds from any Disposition described in Section 8.05(b) or (ii) proceeds of insurance arising from any casualty or other insured damage or from condemnation or similar awards with respect to any property or asset, in each case, to the extent such proceeds are reinvested within 90 days of receipt thereof, and (c) constituting any portion of the purchase price of a Permitted Acquisition which is accounted for as a capital expenditure.
“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period; plus, (a) to the extent deducted in determining such Consolidated Net Income for such period, without duplication, (i) Consolidated Interest Charges (net of interest income for such period of the Company and its Subsidiaries), plus (ii) federal, state, local and foreign income tax expense for such period, net of income tax credits, plus (iii) depreciation and amortization, plus (iv) non-cash compensation expense, or other non-cash expenses or charges, arising from the granting of stock options, stock appreciation rights or similar equity arrangements, plus (v) non-cash expenses or losses and other non-cash charges incurred (excluding any non-cash charges representing an accrual of, or reserve for, cash charges to be paid within the next twelve months and reduced by any cash payments made during such period in respect of such non-cash items added back in a prior period), plus (vi) expenses of up to $500,000 in the aggregate incurred in connection with the Transactions to the extent paid prior to or within ninety (90) days of the Closing Date, plus (vii) non-recurring reasonable and documented out-of-pocket severance costs and restructuring costs in an aggregate amount not to exceed $1,000,000, plus (viii) non-recurring reasonable and documented out-of-pocket costs in respect of relocation of facilities in an aggregate amount not to exceed $1,000,000, plus (ix) non-cash impairment charges or asset write-offs or write-offs of deferred financing fees (other than non-cash charges relating to write-offs or write-downs with respect to Inventory and Accounts in the Ordinary Course of Business) in an aggregate amount not to exceed $1,000,000, plus (x) other non-recurring extraordinary expenses agreed to by Administrative Agent in its sole discretion; minus (b) to the extent included in determining Consolidated Net Income for such period, without duplication, non-cash income, gains or profits (including, without limitation, non-cash extraordinary gains), in each case as determined for the Company and its Subsidiaries on a Consolidated basis and subject to applicable Pro Forma Adjustments.
“Consolidated Fixed Charge Coverage Ratio” means the ratio, determined on a Consolidated basis for the Company and its Subsidiaries for the applicable Measurement Period, of (a) Consolidated EBITDA minus Consolidated Capital Expenditures to (b) Consolidated Fixed Charges.
“Consolidated Fixed Charges” means, for any period, for the Company and its Subsidiaries on a Consolidated basis, the sum of, without duplication, (a) Consolidated Interest Charges paid or required to be paid in cash during such period, (b) all principal repayments made or required to be made of

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Consolidated Funded Indebtedness during such period (but excluding (i) any such payments to the extent constituting a refinancing of such Consolidated Funded Indebtedness through the incurrence of additional Indebtedness otherwise expressly permitted under Section 8.01 and (ii) repayments of Revolving Loans), (c) the aggregate amount of federal, state, local and foreign income taxes paid in cash, in each case, of or by the Company and its Subsidiaries during such period, and (d) all Restricted Payments made in cash during such period.
“Consolidated Funded Indebtedness” means, as of any date of determination, for the Company and its Subsidiaries on a Consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under standby and commercial letters of credit (excluding the undrawn amount thereof), bankers’ acceptances, bank guaranties (excluding the amounts available thereunder as to which demand for payment has not yet been made), surety bonds (excluding the amounts available thereunder as to which demand for payment has not yet been made) and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable arising in the Ordinary Course of Business being paid on a timely basis and consistent with past practices), (e) Attributable Indebtedness in respect of Finance Leases and Synthetic Lease Obligations, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Company or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Company or a Subsidiary is a general partner or joint venturer, to the extent such Indebtedness is recourse to the Company or such Subsidiary.
“Consolidated Interest Charges” means, with respect to the Company and its Subsidiaries for any period ending on the date of computation thereof, the gross interest expense of the Company and its Subsidiaries, including without limitation (a) the current amortized portion of all fees (including fees payable in respect of any Swap Contract in the nature of an interest rate hedge and all fees payable in respect of any letter of credit) payable in connection with the incurrence of Indebtedness to the extent included in gross interest expense, and (b) the portion of any payments made in connection with Finance Leases allocable to interest expense, all determined on a Consolidated basis; provided however, that Consolidated Interest Charges shall include the amount of payments in respect of Synthetic Lease Obligations that are in the nature of interest.
“Consolidated Net Income” means, for any period, for the Company and its Subsidiaries on a Consolidated basis, the net income after taxation of the Company and its Subsidiaries for that period excluding (a) net losses or gains realized in connection with (i) any sale, lease, conveyance or other disposition of any asset (other than in the Ordinary Course of Business), or (ii) repayment, repurchase or redemption of Indebtedness, and (b) extraordinary or nonrecurring gain or income (or expense), including, any compensation charge incurred in connection with the Transactions; provided that there shall be excluded from Consolidated Net Income, without duplication, (x) the net income or loss of (x) any Person that is not a Subsidiary or that is accounted for by the equity method of accounting to the extent of the amount of dividends or distributions are not actually paid to the Company or a Subsidiary in cash, (y) any Person in which any other Person (other than the Company or a Subsidiary) has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid in cash to the Company or a Subsidiary by such Person during such period and (z) any Person the ability of which to make Restricted Payments is restricted by any agreement or Organization Document, except to

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the extent of the amount of dividends or other distributions actually paid in cash to the Company or a Subsidiary by such Person during such period.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Control Agreement” means, with respect to any Deposit Account, Securities Account or Commodity Account, an agreement, in form and substance satisfactory to the Administrative Agent, among the Administrative Agent, the Revolving Agent (if applicable), the financial institution or other Person at which such account is maintained and the Loan Party maintaining such account, effective to grant “control” (as defined under the applicable UCC) over such account to the Administrative Agent.
“Controlled Account” means each Controlled Deposit Account, Controlled Securities Account and Controlled Commodities Account.
“Controlled Account Bank” means each bank, securities intermediary or other financial institution with whom Deposit Accounts or Securities Accounts of any of the Loan Parties are maintained and with whom a Control Agreement has been, or is required to be, executed in accordance with the terms hereof.
“Controlled Commodities Account” means each Commodities Account (including all funds on deposit therein) that is the subject of an effective Control Agreement and that is maintained by any Loan Party with an intermediary approved by the Administrative Agent.
“Controlled Deposit Account” means each Deposit Account (including all funds on deposit therein) that is the subject of an effective Control Agreement and that is maintained by any Loan Party with a financial institution approved by the Administrative Agent.
“Controlled Persons” means, with respect to any Person, (a) its Subsidiaries and Affiliates, (b) its officers, directors, employees and agents and (c) the officers, directors, employees and agents of such Subsidiaries and Affiliates.
“Controlled Securities Account” means such Securities Account (including all Securities or Investment Property deposited or credited thereto) that is the subject of an effective Control Agreement and that is maintained by any Loan Party with a financial institution approved by the Administrative Agent.
“Core Business” means any material line of business conducted by the Company and its Subsidiaries as of the Closing Date and any business reasonably related thereto, including but not limited to (i) component and inventory acquisition, (ii) storage, (iii) shipping and freight services, (iv) manufacturing, consignment, engineering and design services, and (v) tooling.
“Cost” means with respect to Inventory, the lower of (a) cost (as reflected in the general ledger of such Person) and (b) market value, in each case, determined in accordance with GAAP calculated on a

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first-in, first-out basis and in accordance with the Loan Parties’ accounting practices as in effect on the Closing Date.
“Covered Entity” has the meaning specified in Section 11.21(b).
“Credit Judgment” means, with reference to the Administrative Agent, a determination made in good faith using reasonable business judgment (from the perspective of a secured, asset-based lender).
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would unless cured or waived be an Event of Default.
“Default Rate” means an interest rate equal to the interest rate (including the Applicable Margin) otherwise applicable to the Term Loans plus two percent (2%) per annum.
“Default Right” has the meaning specified in Section 11.21(b).
“Designated Jurisdiction” means, at any time, any country, region or territory which is itself the target of Sanctions broadly restricting or prohibiting dealings with such country, region or territory.
“Dilution Percent” means the percent, for the most recently ended period of twelve consecutive months, equal to (a) bad debt write-downs or write-offs, discounts, returns, promotions, credits, credit memos and other dilutive items with respect to Accounts for such period, divided by (b) gross sales in respect of Accounts for such period; provided, however, that the consumption of non-cash reserve credits or the non-cash conversion of applying Accounts to pay for the consumption of consigned materials shall be excluded from the calculation of clause (a) above so long as such non-cash reserve credits or non-cash conversions are not reductions to the value of the Accounts in the calculation of the Borrowing Base.
“Dilution Reserve” means, at any date of determination, the sum of (a) (i) the percentage amount, if any, by which the Dilution Percent in respect of Eligible Investment Grade Accounts exceeds 2.5% times (ii) the amount of Eligible Investment Grade Accounts of the Borrowers, plus (b) (i) the percentage amount by which the Dilution Percent in respect of Eligible Non-Investment Grade Accounts exceeds 5.0% times (ii) the amount of Eligible Non-Investment Grade Accounts of the Borrowers.
“Direct Foreign Subsidiary” means a Subsidiary, other than a Domestic Subsidiary that is not a CFCHC, a majority of whose Voting Equity Interests are owned by the Company or a Domestic Subsidiary.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including by Division, any sale and leaseback transaction, any casualty or condemnation or otherwise) of any property (including any Equity Interest), or part thereof, by any Person, and including any sale, assignment, transfer, forgiveness, write-off or other disposal, with or without recourse, of any Investment, notes or accounts receivable or any rights and claims associated therewith.
“Disqualified Equity Interest” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event,

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(a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 180 days after the Maturity Date, (b) is convertible into or exchangeable for debt securities (unless only occurring at the sole option of the issuer thereof), (c) (i) contains any repurchase obligation that may come into effect prior to, (ii) requires cash dividend payments (other than taxes) prior to, or (iii) provides the holders thereof with any rights to receive any cash upon the occurrence of a change of control or sale of assets prior to, in each case, the date that is 180 days after the Maturity Date; provided, however, that (i) with respect to any Equity Interests issued to any employee or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Equity Interest shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by the Company or one of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, resignation, death or disability and (ii) any class of Equity Interest of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of an Equity Interest that is not a Disqualified Equity Interest, such Equity Interests shall not be deemed to be Disqualified Equity Interests and (iii) only the portion of such Equity Interests which so matures or is so mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Equity Interests.
“Disqualified Institution” means each of the Persons set forth on Schedule 1.03 hereto, which schedule may be amended from time to time as mutually agreed to by Administrative Agent and Borrower Agent.
“Division” means the creation of one or more new limited liability companies by means of any statutory division of a limited liability company pursuant to any applicable limited liability company act or similar statue of any jurisdiction. “Divide” shall have the corresponding meaning.
“Dollar” and “$” mean lawful money of the United States.
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States (but excluding any territory or possession thereof).
“Dominion Trigger Period” means the period (a) commencing on the day that (i) an Event of Default occurs and is continuing or (ii) Availability is less than the greater of (x) 12.5% of the Maximum Revolving Borrowing Amount (calculated without giving effect to the Term Loan Push Down Reserve and the Line Reserve) at such time and (y) $14,375,000 and (b) continuing until the date that during the previous thirty (30) consecutive days, (i) no Event of Default has existed and (ii) Availability has been greater than the greater of (x) 12.5% of the Maximum Revolving Borrowing Amount (calculated without giving effect to the Term Loan Push Down Reserve and the Line Reserve) at such time and (y) $14,375,000; provided however, that a Dominion Trigger Period may not be cured as contemplated by clause (b) more than four (4) times in any fiscal year.
“Early Termination Premium” has the meaning provided therefore in the Fee Letter.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of

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an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Record” means a record created, generated, sent, communicated, received, or stored by electronic means.

“Electronic Signature” means an electronic sound, symbol, or process attached to or logically associated with an electronic record and executed or adopted by a person with the intent to sign the Electronic Record.

“Eligible Accounts” means Accounts due to a Borrower that are determined by the Administrative Agent, in its Credit Judgment, to be Eligible Accounts. Except as otherwise agreed by the Administrative Agent, none of the following shall be deemed to be Eligible Accounts:
(a)Accounts that are not fully earned by performance (or otherwise represent a progress billing or pre-billing) or not evidenced by an invoice which has been delivered to the applicable Account Debtor;
(b)Accounts that have been outstanding for more than (i) one hundred twenty (120) days from the invoice date or more than thirty (30) days past the original due date whichever comes first, with respect to Accounts with payment terms that require payment no sooner than thirty one (31) days from the invoice date, or (ii) ninety (90) days from the invoice date or more than sixty (60) days past the original due date whichever comes first, with respect to any other Accounts;
(c)Accounts due from any Account Debtor, 50% of whose Accounts are otherwise ineligible under the terms clause (b) above;
(d)Accounts with respect to which (i) any representation or warranty set forth in any Loan Document with respect thereto is not true and correct in all material respects, (ii) a Borrower does not have good, valid and marketable title thereto, free and clear of any Lien (other than Permitted Liens described in clause (a) or (n) of Section 8.02) or (iii) the applicable Account Debtor has not been instructed to (or does not in fact) remit payment to a deposit account of a Borrower subject to a Control Agreement;
(e)Accounts which are disputed or with respect to which a claim, counterclaim, offset or chargeback has been asserted, but only to the extent of such dispute, counterclaim, offset or chargeback;
(f)Accounts which (i) do not arise out of a sale of goods or rendition of services in the ordinary course of business, (ii)  do not arise upon credit terms usual to the business of the Borrowers or (iii) are not payable in Dollars;
(g)Accounts (i) upon which a Borrower’s right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever, including cash on delivery and cash in advance transactions or (ii) as to which a Borrower is not able to bring suit or otherwise enforce its remedies against the related Account Debtor through judicial process;

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(h)Accounts which are owed by (i) any other Loan Party or (ii) any Affiliate which is not a Loan Party;
(i)Accounts for which all material consents, approvals or authorizations of, or registrations or declarations with any Governmental Authority required to be obtained, effected or given in connection with the performance of such Account by the Account Debtor or in connection with the enforcement of such Account by the Administrative Agent have not been duly obtained, effected or given or are not in full force and effect;
(j)Accounts due from an Account Debtor which is the subject of any bankruptcy, insolvency or similar proceeding under any Debtor Relief Laws, has had a trustee or receiver appointed for all or a substantial part of its property, has made an assignment for the benefit of creditors or has suspended its business;
(k)Accounts due from any Governmental Authority, except to the extent that the subject Account Debtor is the federal government of the United States of America and has complied with the Federal Assignment of Claims Act of 1940 and any similar state legislation;
(l)Accounts (i) owing from any Account Debtor that is also a supplier to or creditor of a Borrower unless such Person has waived any right of setoff in a manner reasonably acceptable to the Administrative Agent but only to the extent of the aggregate amount of such Borrower’s liability to such Account Debtor, (ii) to the extent representing any manufacturer’s or supplier’s allowances, credits, discounts, incentive plans or similar arrangements entitling such Borrower to discounts on future purchase therefrom, (iii) to the extent constituting amounts owed with respect to loans or advances, or (iv) to the extent relating to payment of interest, fees or late charges;
(m)Accounts arising out of sales on a bill-and-hold, guaranteed sale, sale-or-return, sale on approval or consignment basis or subject to any right of return, setoff or charge back; provided, however, that Accounts in respect of product or Inventory delivered to a customer-accessible “cage” or bin location within a Borrower’s facility shall not be excluded as an Eligible Account under this clause (m) so long as such sale of product or Inventory is non-cancellable and non-returnable;
(n)Accounts arising out of sales to any Account Debtor organized or having its principal office or substantially all assets outside the United States or Canada unless (i) either (x) such Accounts are fully backed by an irrevocable letter of credit on terms, and issued by a financial institution, acceptable to the Administrative Agent and such irrevocable letter of credit is in the possession of the Administrative Agent, or (y) such Accounts are supported by credit insurance on terms and from providers acceptable to the Administrative Agent, including naming the Administrative Agent as an additional insured and loss payee or (ii) it is an Account from Helen of Troy and its Affiliates; provided that the payment of such Account is guaranteed by Helen of Troy pursuant to the Helen of Troy Guaranty; provided further that, upon the occurrence of a Field Exam Trigger Event, within ten (10) Business Days after such Field Exam Trigger Event, if Helen of Troy has not executed the Collateral Assignment of Helen of Troy Guaranty, such Account is supported by credit insurance on terms and from providers acceptable to the Administrative Agent, including naming the Administrative Agent as an additional insured and loss payee;
(o)Accounts that are evidenced by a judgment, Instrument or Chattel Paper;
(p)Accounts due from an Account Debtor and its Affiliates, the aggregate of which Accounts due from such Account Debtor and its Affiliates represents more than 20% of all then outstanding Accounts owed to the Borrowers, but only to the extent of such excess; provided that with respect to Accounts owed by Helen of Troy and its Affiliates and so long as the payment of such Accounts is guaranteed by Helen of Troy pursuant to the Helen of Troy Guaranty, such percentage shall be 35%;
(q)Accounts that remain open after the applicable Account Debtor has made a partial payment in respect of the applicable invoice (whether or not the applicable Account Debtor has provided an explanation for such partial payment); provided that Accounts that remain open after the Account

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Debtor makes a payment in respect of a specific stock keeping unit (SKU) or line item included in an invoice shall not be ineligible under this clause (q);
(r)Accounts where the applicable Account Debtor tendered a check or other item of payment in full or partial satisfaction and such check or other item of payment has been returned by the financial institution on which it is drawn; or
(s)Accounts for which payment has been received by the applicable Borrower but such payment has not been applied to the applicable Account.
“Eligible Assignee” means (a) a Lender or any of its Affiliates; (b) an Approved Fund; and (c) any other Person (other than a natural person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) approved by (i) the Administrative Agent (such approval not to be unreasonably withheld or delayed), and (ii) unless an Event of Default has occurred and is continuing, the Borrower Agent in its sole discretion (such approval not to be unreasonably withheld or delayed); provided that, notwithstanding the foregoing, “Eligible Assignee” shall not include a Loan Party or any of the Loan Parties’ Affiliates.
“Eligible Borrowing Base Assets” means all Eligible Accounts, Eligible Inventory and Eligible Machinery and Equipment.
“Eligible Inventory” means Inventory of a Borrower that is determined by the Administrative Agent, in its Credit Judgment, to be Eligible Inventory. Except as otherwise agreed by the Administrative Agent, the following items of Inventory shall not be included in Eligible Inventory:
(a)Inventory that is not solely owned by a Borrower or a Borrower does not have good and valid title thereto;
(b)Inventory that (i) does not consist of finished goods or raw materials or (ii) is work-in-process or is not readily saleable in the Ordinary Course of Business;
(c)Inventory that does not comply with each of the covenants, representations and warranties respecting Inventory made by the Borrowers in the Loan Documents;
(d)Inventory that is leased by or is on consignment to a Borrower;
(e)Inventory that is not located in the United States of America (excluding territories or possessions of the United States);
(f)Inventory that is not at a location that is owned by a Borrower, provided, however, that such Inventory that is located on leased premises or in the possession of a warehouseman, bailee, processor, repairman, mechanic or similar other Person in the ordinary course of business shall not be excluded from Eligible Inventory under this clause (f) so long as the lessor or such Person possessing such Inventory has delivered a Lien Waiver to the Administrative Agent or, if elected by the Administrative Agent, an appropriate Rent and Charges Reserve has been established;
(g)Inventory held at any location (owned or a third-party location) with an aggregate Cost of Inventory at such location of less than $1,000,000, notwithstanding receipt of a Lien Waiver or implementation of a Rent and Charge Reserve as provided under clause (f) above.
(h)Inventory that is in transit, except between locations of Borrowers (or between locations of Borrowers and processors or vendors in the Ordinary Course of Business);

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(i)Inventory that is comprised of goods which (i) are damaged, defective, “seconds” or otherwise unmerchantable, (ii) have been returned or are to be returned to the vendor or (iii) are discontinued products, obsolete or slow moving;
(j)Inventory consisting of spare parts;
(k)Inventory consisting of promotional and marketing materials;
(l)Inventory that is not in compliance with all standards imposed by any Governmental Authority having regulatory authority over such Inventory, its use or sale;
(m)Inventory that is subject to any warehouse receipt, bill of lading or negotiable Document that has not been issued to or in the name of the Administrative Agent;
(n)Inventory consisting of or containing Hazardous Materials;
(o)Inventory that is not subject to a perfected first priority Lien in favor of the Administrative Agent (subject only to Revolving Liens and Permitted Liens set forth in clauses (c), (d) or (n) of Section 8.02 hereof);
(p)Inventory that is not insured in compliance with the provisions of this Agreement and the other Loan Documents;
(q)Inventory not on a perpetual schedule;
(r)Inventory that consists of bill and hold goods or goods that have been sold but not yet delivered; provided, however, that Inventory delivered to a customer-accessible “cage” or bin location within a Borrower’s facility shall not be excluded as Eligible Inventory under this clause (r) so long as such sale of product or Inventory is non-cancellable and non-returnable; or
(s)Inventory that is subject to any License or other arrangement that restricts such Borrowers’ or the Administrative Agent’s right to dispose of such Inventory, unless (i) Administrative Agent has received an appropriate Lien Waiver; and (ii) such Borrowers have not received notice of a dispute in respect of any such License or other arrangement.
“Eligible Investment Grade Accounts” means any Eligible Accounts owing from an Account Debtor that has a credit rating of at least Baa3 by Moody’s and BBB- by S&P.
“Eligible Machinery and Equipment” means, as of any date of determination thereof, without duplication, Equipment of a Borrower, that in each case, except as otherwise agreed by the Administrative Agent, (A) complies in all material respects with each of the representations and warranties respecting Equipment made by the Loan Parties in the Loan Documents, and (B) is not excluded as ineligible by virtue of one or more of the criteria set forth below. Except as otherwise agreed by the Administrative Agent, the following items of Equipment shall not be included in Eligible Machinery and Equipment:
(a)Equipment that is not solely owned by a Borrower or a Borrower does not have good and valid title thereto free and clear of any Lien other than Liens granted to the Administrative Agent, Revolving Liens, and other Permitted Liens having priority by operation of applicable Law over the Lien of the Administrative Agent;
(b)Equipment that is not subject to a perfected first-priority security interest in favor of the Administrative Agent (other than Permitted Liens having priority by operation of applicable Law over the Lien of the Administrative Agent);

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(c)Equipment with respect to which the full purchase price has not been paid;
(d)Equipment that is not located in the United States of America;
(e)Equipment that is not at a location that is owned by a Borrower, provided, however, that Equipment that is located on leased premises or in the possession of a warehouseman, bailee, processor, repairman, mechanic or similar other Person in the ordinary course of business shall not be excluded from Eligible Machinery and Equipment under this clause (e) so long as the lessor or such Person possessing such Inventory has delivered a Lien Waiver to the Administrative Agent or, if elected by the Administrative Agent, an appropriate Rent and Charges Reserve has been established;
(f)Equipment that is (i) not in all material respects in working order and condition (ordinary wear and tear excepted), (ii) not used or held for use by such Borrower in the ordinary course of business of such Borrower, or (iii) as determined by Administrative Agent in its Credit Judgment defective, damaged, or unfit for use in any material respect;
(g)such Equipment (i) is not subject to any agreement, other than this Agreement, any other Loan Document, the Revolving Credit Agreement or any other Revolving Loan Document, which restricts the ability of such Borrower to use, sell, transport or dispose of such Equipment or which restricts Administrative Agent’s ability to take possession of, sell or otherwise dispose of such Equipment and (ii) has not been purchased from a Person subject to Sanctions;
(h)Equipment that the Administrative Agent determines may constitute “Fixtures” under the applicable laws of the jurisdiction in which such Equipment is located (unless agreed to by Administrative Agent in its sole discretion, including any circumstance as to which the Administrative Agent has received all collateral diligence, agreements, documents, instruments and filings that the Administrative Agent may require (including, without limitation Lien Waivers by applicable landlords and mortgagees with respect to the property on which such Equipment is located), all in form and substance satisfactory to the Administrative Agent, to provide for, and evidence of record, its first priority perfected Lien in such assets);
(i)Equipment acquired in a Permitted Acquisition unless and until the Administrative Agent has completed or received (A) an appraisal of such Equipment from appraisers reasonably satisfactory to the Administrative Agent and establishes Reserves (if applicable) therefor, and (B) such other due diligence as the Administrative Agent may reasonably require, all of the results of the foregoing to be reasonably satisfactory to the Administrative Agent;
(j)Equipment that contains or bears, or is subject to, any intellectual property rights of any third party (including rights licensed to such Borrower) unless the Administrative Agent is satisfied that it may sell or otherwise dispose of such Equipment without (i) infringing the rights of such third party, (ii) violating any contract with such third party, or (iii) incurring any liability to such third party; and

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(k)which Administrative Agent, in its Credit Judgment, has deemed to be ineligible.
“Eligible Non-Investment Grade Accounts” means any Eligible Accounts that are not Eligible Investment Grade Accounts.
“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of a Loan Party or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equipment” means “equipment” as defined in the UCC, including all equipment and machinery used in the ordinary course of business of the Loan Parties and included in any appraisal delivered to the Administrative Agent from time to time.
“Equity Interests” means, with respect to any Person, (a) all of the shares of capital stock of or partnership interest, membership interest, limited liability company interest (or other ownership, management or control rights or profit interests) in such Person, (b) all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of or partnership interest, membership interest, limited liability company interest (or other ownership, management or control rights or profit interests) in such Person, (c) all of the securities convertible into or exchangeable for (i) shares of capital stock of or partnership interest, membership interest, limited liability company interest (or other ownership, management or control rights or profit interests) in such Person or (ii) warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of or partnership interest, membership interest, limited liability company interest (or other ownership, management or control rights or profit interests) in such Person, and (d) all of the other ownership, control or profit interests in such Person, whether voting or nonvoting, and whether or not such shares, units, warrants, options, rights or other interests are outstanding on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Loan Party within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(3) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or

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notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor thereto), as in effect from time to time.
“Event of Default” has the meaning specified in Section 9.01.
“Exchange Act” means the Securities Exchange Act of 1934 and the regulations promulgated thereunder.
“Excluded Deposit Account” means (a) Trust Accounts, (b) zero balance disbursement accounts and (c) other Deposit Accounts maintained in the Ordinary Course of Business containing cash amounts that do not exceed at any time $100,000 for any such account and $500,000 in the aggregate for all such accounts under this clause (c).
“Excluded Equity Interests” means (a) any of the outstanding Voting Equity Interests of any CFC or CFCHC that is a Direct Foreign Subsidiary of a Loan Party to the extent such pledge causes a material tax issue, as certified by the Company’s independent accountants and the Company provides evidence of the same in form and substance reasonably satisfactory to the Administrative Agent and (b) the Equity Interests of a Subsidiary that is not a wholly-owned Subsidiary the pledge of which would violate a contractual obligation to the owners of the other Equity Interests of such Subsidiary (other than any such owners that are the Company or Affiliates of the Company) that is binding on or relating to such Equity Interests, or the applicable organization documents, joint venture agreement or shareholders’ agreement of such Subsidiary.
“Excluded Subsidiary” means (i) any Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code (a “CFC”), (ii) any Subsidiary that owns no material assets other than the Equity Interests or indebtedness of one or more CFCs and/or one or more CFCHCs (a “CFCHC”) and (iii) any direct or indirect Subsidiary of any CFC or CFCHC; provided, however that, notwithstanding the foregoing, no Borrower shall be an Excluded Subsidiary.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Term Loan Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Term Loan Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Term Loan Lender with respect to an applicable interest in a Term Loan or Term Loan Commitment pursuant to a law in effect on the date on which (i) such Term Loan Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower Agent under Section 11.13)

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or (ii) such Term Loan Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii) or (c), amounts with respect to such Taxes were payable either to such Term Loan Lender’s assignor immediately before such Term Loan Lender became a party hereto or to such Term Loan Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.
“Existing Agreement” means that certain Loan, Guaranty and Security Agreement, dated as of August 14, 2020 among the Company, certain other loan parties thereto, and Bank of America, N.A., as amended through the Closing Date.
“Extraordinary Expenses” means all costs, expenses, liabilities or advances that Administrative Agent may incur or make during a Default or Event of Default, or during the pendency of an proceeding of any Loan Party under any Debtor Relief Laws, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against Administrative Agent, any Term Loan Lender, any Loan Party, any representative of creditors of a Loan Party or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of Administrative Agent’s Liens with respect to any Collateral), Loan Documents, or Obligations, including any Term Loan Lender liability or other claims; (c) the exercise, protection or enforcement of any rights or remedies of Administrative Agent in, or the monitoring of, any proceeding applicable to any Loan Party under any Debtor Relief Laws; (d) settlement or satisfaction of any taxes, charges or Liens with respect to any Collateral; (e) any enforcement action; (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations; and (g) Protective Advances. Such costs, expenses and advances include transfer fees, Other Taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers’ fees and commissions, auctioneers’ fees and commissions, accountants’ fees, environmental study fees, wages and salaries paid to employees of any Loan Party or independent contractors in liquidating any Collateral, and travel expenses.
“Facility Termination Date” means the date as of which Payment in Full has occurred.
“Fair Market Value” means, with respect to any asset or any group of assets, as of any date of determination, the value of the consideration obtainable in a sale of such assets at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time giving regard to the nature and characteristics of such asset.
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“FCPA” means the U.S. Foreign Corrupt Practices Act.

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“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Fee Letter” means the letter agreement, dated as of the Closing Date among the Company and the Administrative Agent.
“Field Exam” means any visit and inspection of the properties, assets and records of any Loan Party during the term of this Agreement, which shall include access to such properties, assets and records sufficient to permit the Administrative Agent or its representatives to examine, audit and make extracts from any Loan Party’s books and records, make examinations and audits of any Loan Party’s other financial matters and Collateral as Administrative Agent deems appropriate in its Credit Judgment, and discussions with its officers, employees, agents, advisors and independent accountants regarding such Loan Party’s business, financial condition, assets, prospects and results of operations.
“Field Exam Trigger Event” means Availability is less than the greater of (a) 15.0% of the Maximum Revolving Borrowing Amount (calculated without giving effect to the Term Loan Push Down Reserve and the Line Reserve) at such time and (b) $17,250,000.
“Finance Leases” means all leases that have been or should be, in accordance with GAAP, recorded as finance leases.
“FIRREA” means The Financial Institutions Reform, Recovery, and Enforcement Act of 1989.
“Fixed Charge Trigger Period” means the “Fixed Charge Trigger Period” as defined in the Revolving Credit Agreement as in effect on the Closing Date.
“Floor” means a rate of interest equal to three and one-half percent (3.50%) per annum.
“FLSA” means the Fair Labor Standards Act of 1938.
“Foreign Benefit Law” means any law or regulation, other than United States law, governing or applicable to any employee benefit plan, program, scheme or arrangement that is not subject to United States law.
“Foreign Government Scheme or Arrangement” has the meaning specified in Section 6.12(e).
“Foreign Lender” means (a) if the applicable Borrower is a U.S. Person, a Term Loan Lender that is not a U.S. Person, and (b) if the applicable Borrower is not a U.S. Person, a Term Loan Lender that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.
“Foreign Plan” has the meaning specified in Section 6.12(e).
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

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“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any debt obligation, payment or performance of any other Person (the “primary obligor”), or otherwise agreeing to provide funds for payment or performance of the debt or other obligations of the primary obligator in any manner, whether directly or indirectly, and including any obligation of any Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such debt or other obligation of a primary obligor, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such debt or other obligation of the payment or performance of such debt or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such debt or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such debt or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) Lien on any assets of such Person securing any debt or other obligation of any primary obligor, whether or not such debt or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such debt or other obligation to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guarantor” means each Person who executes or becomes a party to this Agreement as a guarantor pursuant to Article XII or otherwise executes and delivers a guaranty agreement acceptable to the Administrative Agent guaranteeing any of the Obligations.
“Guarantor Payment” has the meaning specified in Section 2.15(c).
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Helen of Troy” means Helen of Troy Limited, a company organized under the laws of Bermuda.
“Helen of Troy Agreement” means that certain Finished Good Contract Manufacturing Purchase Agreement between KAZ, Incorporated and Key Tronic Corporation, dated September 12, 2008, as amended, restated, extended, supplemented or otherwise modified from time to time.

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“Helen of Troy Guaranty” means that certain Guaranty dated as of September 19, 2023 made by Helen of Troy in favor of the Company, as amended or otherwise modified from time to time.
“Illegality Notice” has the meaning specified in Section 3.02.
“Increase Effective Date” has the meaning specified in Section 2.14(d).
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments or upon which interest is customarily paid;
(b)all direct or contingent obligations of such Person arising under or in respect of letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and other financial products and services (including treasury management and commercial credit card, merchant card and purchase or procurement card services);
(c)net obligations of such Person under any Swap Contract;
(d)all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable arising in the Ordinary Course of Business being paid on a timely basis and consistent with past practices (absent which the Administrative Agent may establish a Reserve therefor));
(e)indebtedness secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)obligations under Finance Leases and Synthetic Lease Obligations of such Person;
(g)all obligations of such Person with respect to the redemption, repayment or other repurchase or payment in respect of any Disqualified Equity Interest; and
(h)all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, to the extent such Indebtedness is recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Finance Lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitees” has the meaning specified in Section 11.04(b).
“Information” has the meaning specified in Section 11.07.

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“Insolvency Event” means, with respect to any Person:
(a)the commencement of: (i) a voluntary case by such Person under the Bankruptcy Code or (ii) the seeking of relief by such Person under other Debtor Relief Laws;
(b)the commencement of an involuntary case or proceeding against such Person under the Bankruptcy Code or other Debtor Relief Laws and the petition or other filing is not controverted or dismissed within sixty (60) days after commencement of the case or proceeding;
(c)a custodian (as defined in the Bankruptcy Code or equal term under any other Debtor Relief Law, including a receiver, interim receiver, receiver manager, trustee or monitor) is appointed for, or takes charge of, all or substantially all of the property of such Person;
(d)such Person commences (including by way of applying for or consenting to the appointment of, or the taking charge by, a rehabilitator, receiver, interim receiver, custodian, trustee, monitor, conservator or liquidator (or any equal term under any other Debtor Relief Laws) (collectively, a “conservator”) of such Person or all or any substantial portion of its property) any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation, rehabilitation, conservatorship or similar law of any jurisdiction whether now or hereafter in effect relating to such Person;
(e)such Person is adjudicated by a court of competent jurisdiction to be insolvent or bankrupt;
(f)any order of relief or other order approving any such case or proceeding referred to in clauses (a)  or (b)  above is entered;
(g)such Person suffers any appointment of any conservator or the like for it or any substantial part of its property that continues undischarged or unstayed for a period of sixty (60) days; or
(h)such Person makes a compromise, arrangement or assignment for the benefit of creditors or generally does not pay its debts as such debts become due.
“Intellectual Property” means all past, present and future: trade secrets, know-how and other proprietary information; trademarks, uniform resource locations (URLs), internet domain names, service marks, sound marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights (including copyrights for computer programs) and copyright registrations or applications for registrations which have heretofore been or may hereafter be issued throughout the world and all tangible property embodying the copyrights, unpatented inventions (whether or not patentable); patent applications and patents; industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; the right to sue for all past, present and future infringements of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing.
“Intercreditor Agreement” means that certain intercreditor agreement between the Administrative Agent, and the Revolving Agent, and acknowledged by the Loan Parties dated as of the Closing Date and in form and substance reasonably acceptable to the Administrative Agent in its Credit Judgment.

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“Interest Payment Date” means, with respect to any Term Loan, the first Business Day of each calendar month.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) an Acquisition with respect to another Person or (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person. For purposes of compliance with Section 8.03, the amount of any Investment (i) shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person), (ii) if made by the transfer or exchange of property other than cash, shall be deemed to be the original principal or capital amount equal to the Fair Market Value of such property at the time of such transfer or exchange and (iii) if made in the form of a Guaranty or acquisition or assumption of Indebtedness, shall be deemed the maximum principal amount of such Indebtedness or maximum value of the obligation Guaranteed when made, as applicable.
“IP Rights” rights of any Person to use any Intellectual Property.
“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“Lender Joinder Agreement” means a joinder agreement in form and substance satisfactory to the Administrative Agent and executed by an Additional Term Loan Commitment Lender in connection with Section 2.14.
“Lending Office” means, as to any Term Loan Lender, the office or offices of such Term Loan Lender described as such in such Term Loan Lender’s Administrative Questionnaire, or such other office or offices as a Term Loan Lender may from time to time notify the Borrower Agent and the Administrative Agent.
“License” means any license or agreement under which a Loan Party is granted IP Rights in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of assets or property or any other conduct of its business.
“Licensor” means any Person from whom a Loan Party obtains IP Rights.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest, or any preference, priority or other security agreement or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to Real Property, and any financing lease having substantially the same economic effect as any of the foregoing).
“Lien Waiver” means an agreement, in form and substance reasonably satisfactory to the Administrative Agent, by which (a) for any material Collateral located on leased premises or owned

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premises subject to a mortgage, the lessor or mortgagee, as applicable, agrees to, among other things, waive or subordinate any Lien it may have on the Collateral and permit the Administrative Agent to enter upon the premises and remove the Collateral or to use the premises to store or dispose of the Collateral; (b) for any Collateral held by a warehouseman, processor, shipper, customs broker or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any Documents in its possession relating to the Collateral as agent for the Administrative Agent, and agrees to deliver the Collateral to the Administrative Agent upon request; (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges the Administrative Agent’s Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver the Collateral to Administrative Agent upon request; and (d) for any Collateral subject to a Licensor’s IP Rights, the Licensor grants to the Administrative Agent the right, vis-à-vis such Licensor, to enforce the Administrative Agent’s Liens with respect to the Collateral, including the right to dispose of it with the benefit of the Intellectual Property, whether or not a default exists under any applicable License.
“Liquidity” means, at any time, an amount equal to (a) Qualified Cash, plus (b) Availability under the Revolving Credit Agreement.
“Line Reserve” has the meaning specified for the term “Line Reserve” in the Revolving Credit Agreement.
“Loan Account” has the meaning assigned to such term in Section 2.11.
“Loan Documents” means this Agreement, each Note, each Security Instrument, the Intercreditor Agreement, the Collateral Assignment of the Helen of Troy Guaranty, each Borrowing Base Certificate, each Compliance Certificate, the Fee Letter, any agreement creating or perfecting rights in Cash Collateral securing any Obligation hereunder and all other instruments and documents heretofore or hereafter executed or delivered to or in favor of any Term Loan Lender or the Administrative Agent in connection with the Loans made and transactions contemplated by this Agreement and all instruments and documents constituting and evidencing the same.
“Loan Parties” means the Borrowers and each Guarantor. For the avoidance of doubt, Helen of Troy is not a Loan Party.
“LTM Consolidated EBITDA” shall mean, for any date of determination under this Agreement, Consolidated EBITDA for the twelve (12) consecutive months most recently ended as of such date of determination.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect on, the operations, business, assets, properties, liabilities (actual or contingent), prospects or condition (financial or otherwise) of either (i) the Borrowers, taken as a whole or (ii) the Company and its Subsidiaries, taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party or on the ability of the Administrative Agent to collect any Obligation or realize upon any material portion of the Collateral.
“Material Contract” means any agreement or arrangement to which a Loan Party or Subsidiary is party (other than the Loan Documents) (a) that is deemed to be a material contract under any securities laws applicable to such Loan Party, including the Securities Act of 1933; (b) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse

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Effect; or (c) that relates to (i) Subordinated Debt or to the Revolving Obligations, or (ii) other Indebtedness in an aggregate principal amount equal to or in excess of the Threshold Amount.
“Material License” has the meaning assigned to such term in Section 7.15.
“Material Third-Party Agreement” has the meaning assigned to such term in Section 7.17(a).
“Maturity Date” means the earlier to occur of (a) December 3, 2029 and (b) the “Revolving Credit Termination Date” (as defined in the Revolving Credit Agreement) and any similar term used in the Revolving Credit Agreement; provided, that, if the date specified in clause (a) or clause (b), as applicable, is not a Business Day, the “Maturity Date” shall be the immediately succeeding Business Day.
“Maximum Revolving Borrowing Amount” has the meaning specified for the term “Maximum Borrowing Amount” in the Revolving Credit Agreement.
“Measurement Period” means, at any date of determination, the most recently completed trailing twelve month period of the Company and its Subsidiaries for which financial statements have or should have been delivered in accordance with Section 7.01(a) or 7.01(b).
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Mortgaged Property” means Real Property required from time to time to be subject to a Mortgage pursuant to the terms of the Loan Documents.
“Mortgage Related Documents” means, with respect to any Real Property subject to a Mortgage, the following, in form and substance satisfactory to the Administrative Agent and received by the Administrative Agent for review at least 15 days prior to the effective date of the Mortgage: (a) an ALTA mortgagee title policy (or binder therefor) covering the Administrative Agent’s interest under the Mortgage, in a form and amount and by an insurer acceptable to the Administrative Agent, which must be fully paid on such effective date; (b) such assignments of leases, estoppel letters, attornment agreements, consents, waivers and releases as the Administrative Agent may require with respect to other Persons having an interest in the Real Property; (c) an ALTA Survey by a licensed surveyor acceptable to the Administrative Agent; (d) a life-of-loan flood hazard determination and, if the Real Property is located in a flood plain, an acknowledged notice to borrower and flood insurance in an amount, on terms, including endorsements, and by an insurer, in each case, acceptable to the Administrative Agent; (e) a current appraisal of the Real Property, prepared by an appraiser acceptable to the Administrative Agent, and in form and substance satisfactory to Required Lenders; (f) an environmental assessment, prepared by environmental engineers acceptable to the Administrative Agent, and accompanied by such reports, certificates, studies or data as the Administrative Agent may reasonably require, which shall all be in form and substance satisfactory to Required Lenders; and (g) an environmental indemnity agreement and such other documents, instruments or agreements as the Administrative Agent may reasonably require with respect to any environmental risks regarding the Real Property.
“Mortgages” means the mortgages, leasehold mortgages, deeds of trust, leasehold deeds of trust or deeds to secure debt executed by a Loan Party on or about the Closing Date, or from time to time thereafter as may be required under the Loan Documents, in favor of the Administrative Agent, for the benefit of the Secured Parties, by which such Loan Party has granted to the Administrative Agent, as security for the Obligations, a Lien upon the Mortgaged Property described therein, together with all mortgages, deeds of trust and comparable documents now or at any time hereafter securing the whole or any part of the Obligations.

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“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(4) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including any Loan Party or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
“Net Cash Proceeds” means
(a)with respect to the Disposition of any asset of any Loan Party or any Subsidiary, the excess, if any, of (i) the sum of the cash and cash equivalents received in connection with such Disposition (including any cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by such asset and that is required to be repaid in connection with the Disposition thereof (other than any such Indebtedness (x) that is secured by a Lien that is junior to the Lien securing the Obligations, (y) assumed by the purchaser of such asset or (z) under the Loan Documents and Indebtedness owing to such Loan Party or any Subsidiary), (B) the reasonable out-of-pocket expenses incurred by such Loan Party or any Subsidiary in connection with such Disposition, including any brokerage commissions, underwriting fees and discount, legal fees, finder’s fees and other similar fees and commissions, (C) taxes paid or reasonably estimated to be payable by the Loan Party or any Subsidiary in connection with the relevant Disposition, (D) the amount of any reasonable reserve required to be established in accordance with GAAP against liabilities (other than taxes deducted pursuant to clause (C) above) to the extent such reserves are (x) associated with the assets that are the object of such Disposition and (y) retained by such Loan Party or applicable Subsidiary, and (E) the amount of any reasonable reserve for purchase price adjustments and retained fixed liabilities reasonably expected to be payable by such Loan Party or applicable Subsidiary in connection therewith to the extent such reserves are (1) associated with the assets that are the object of such Disposition and (2) retained by such Loan Party or applicable Subsidiary; provided that the amount of any subsequent reduction of any reserve provided for in clause (D) or (E) above (other than in connection with a payment in respect of such liability) shall (X) be deemed to be Net Cash Proceeds of such Disposition occurring on the date of such reduction, and (Y) immediately be applied to the prepayment of Loans in accordance with Section 2.06(c); and
(b)with respect to any issuance of Indebtedness or Equity Interests by any Loan Party or any Subsidiary, the excess, if any, of (i) the sum of the cash and cash equivalents received in connection with such issuance over (ii) the sum of (A) the reasonable out-of-pocket expenses incurred by such Loan Party or any Subsidiary in connection with such issuance, including any brokerage commissions, underwriting fees and discount, legal fees, and other similar fees and commissions and (B) taxes paid or payable to the applicable taxing authorities by the Loan Party or any Subsidiary in connection with and at the time of such issuance.
“NOLV” means with respect to the Borrowers’ Inventory, the net orderly liquidation value of such Inventory on a non-conversion basis (a percentage of the Cost of such Inventory) and with respect to the Borrowers’ Equipment, the orderly liquidation value of such Equipment, in each case, that might be realized at an orderly, negotiated sale held within a reasonable period of time, net of all liquidation expenses, as determined from time to time by reference to the most recent appraisal received by the Administrative Agent conducted by an independent appraiser engaged by the Administrative Agent.
“Non-Consenting Lender” has the meaning assigned to such term in Section 11.01.
“Note” means a promissory note made by the Borrowers in favor of a Term Loan Lender evidencing Term Loans made by such Term Loan Lender, substantially in the form of Exhibit A.
“NPL” means the National Priorities List pursuant to CERCLA, as updated from time to time.

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“Obligations” means all amounts owing by any Loan Party to the Administrative Agent, any Term Loan Lender or any other Secured Party pursuant to or in connection with this Agreement or any other Loan Document or otherwise with respect to any Term Loan, and including all principal, interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any proceeding under any Debtor Relief Law relating to any Loan Party, or would accrue but for such filing or commencement, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), reimbursement obligations, indemnification and reimbursement payments, fees, premiums (including the Early Termination Premium) costs and expenses (including all fees, costs and expenses of counsel to the Administrative Agent) incurred in connection with this Agreement or any other Loan Document, whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder, together with all renewals, extensions, modifications or refinancings thereof.
“OFAC” means the United States Department of Treasury Office of Foreign Assets Control.
“OFAC SDN List” means the list of the Specially Designated Nationals and Blocked Persons maintained by OFAC.
“Ordinary Course of Business” means the ordinary course of business of the Company and its Subsidiaries, consistent with past practices and undertaken in good faith.
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity and (d) with respect to any of the foregoing, each shareholder agreement, member agreement, agreement among partners or limited partners, stock designation, equity holder agreement or other agreement among or affecting rights of holders of Equity Interests issued by any Loan Party.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 11.13).
“Outstanding Amount” means with respect to Term Loans and Protective Advances on any date, the aggregate outstanding principal amount thereof after giving effect to any prepayments or repayments of Term Loans or Protective Advances occurring on such date.

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“Overnight Rate” means, for any day and from time to time as in effect, the greater of (a) the Federal Funds Rate and (b) an overnight rate determined by the SOFR Administrator, in accordance with banking industry rules on interbank compensation.
“Participant” has the meaning assigned to such term in clause (d) of Section 11.06.
“Participant Register” has the meaning assigned to such term in clause (d) of Section 11.06.
“Patent Security Agreement” means any patent security agreement pursuant to which a Loan Party collaterally assigns to Administrative Agent, for the benefit of the Secured Parties, such Person’s interests in its patents, as security for the Obligations.
“PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“Payment Conditions” means, with respect to any Specified Transaction, the satisfaction of the following conditions:
(a)as of the date of any such Specified Transaction and immediately after giving effect thereto, no Default or Event of Default has occurred and is continuing;
(b)Availability (after giving Pro Forma Effect to such Specified Transaction) during each of the thirty (30) consecutive day periods immediately prior to and following the date of such Specified Transaction shall be not less than the greater of (A) 20% of the Combined Borrowing Base and (B) $21,750,000, in each case, as of such date;
(c)the Consolidated Fixed Charge Coverage Ratio as of the end of the most recently ended Measurement Period immediately prior to and after giving effect to the making of such Specified Transaction, calculated on a Pro Forma Basis, shall be equal to or greater than 1.20 to 1.00; and
(d)the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower Agent certifying as to compliance with the preceding clauses and demonstrating (in reasonable detail) the calculations required thereby.
“Payment in Full” means (a) the payment in full in cash of all Obligations (other than contingent Obligations for which no claim has been asserted), together with all accrued and unpaid interest and fees thereon shall have been made, and (b) all claims of the Loan Parties against any Secured Party arising on or before the satisfaction of the condition set forth in clause (a) above, shall have been released on terms acceptable to the Administrative Agent; provided that notwithstanding full payment or Cash Collateralization of the Obligations as provided herein, the Administrative Agent shall not be required to terminate its Liens in any Collateral unless, with respect to any damages the Administrative Agent may incur as a result of the dishonor or return of Payment Items applied to Obligations, Administrative Agent receives (i) a written agreement, executed by Borrowers and any Person whose advances are used in whole or in part to satisfy the Obligations, indemnifying Agent and the Term Loan Lenders from any such damages; or (ii) such Cash Collateral as the Administrative Agent, in its discretion, deems necessary to protect against any such damages.
“Payment Item” means each check, draft or other item of payment payable to a Borrower, including those constituting proceeds of any Collateral.

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“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Act” means the Pension Protection Act of 2006.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and Multiemployer Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by any Loan Party and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.
“Permitted Acquisition” means any Acquisition by a Loan Party with respect to which:
(a)the Person to be (or whose assets are to be) acquired does not oppose such Acquisition and the line or lines of business of the Person to be acquired constitute Core Businesses and had positive EBITDA for the 12 month period most recently ended;
(b)the cost of such Acquisition (including cash and other property (other than Equity Interests or options to acquire Equity Interests of any Loan Party) given as consideration, any Indebtedness incurred, assumed or acquired by any Loan Party or any Subsidiary in connection with such Acquisition, and all additional purchase price amounts in the form of earnouts and other contingent obligations calculated at the maximum amount thereof) does not exceed $10,000,000 when aggregated with all other Acquisitions consummated during the term of this Agreement;
(c)after giving effect to such Acquisition on a Pro Forma Basis and the costs related thereto (including cash and other property (other than Equity Interests or options to acquire Equity Interests of any Loan Party) given as consideration, any Indebtedness incurred, assumed or acquired by any Loan Party or any Subsidiary in connection with such Acquisition, all additional purchase price amounts in the form of earnouts and other contingent obligation calculated at the maximum amount thereof, and all fees expenses and transaction costs incurred in connection therewith), the Payment Conditions shall have been met with respect thereto;
(d)the Borrower Agent shall have furnished to the Administrative Agent at least five (5) Business Days prior to the date on which any such Acquisition is to be consummated or such shorter time as Administrative Agent may allow, a certificate of a Responsible Officer of the Borrower Agent, in form and substance reasonably satisfactory to the Administrative Agent, (i) certifying that all of the requirements set forth above will be satisfied on or prior to the consummation of such Acquisition and (ii) a reasonably detailed calculation of item (c) above (and such certificate shall be updated as necessary to make it accurate as of the date the Acquisition is consummated); and
(e)The Borrower Agent shall have furnished the Administrative Agent with ten (10) days’ prior written notice of such intended Acquisition and shall have furnished the Administrative Agent with a current draft of the applicable acquisition documents, which documents shall be in form and substance reasonably satisfactory to the Administrative Agent (and final copies thereof as and when executed), and to the extent available, appropriate financial statements of the Person which is the subject of such Acquisition, pro forma projected financial statements for the twelve (12) month period following such Acquisition after giving effect to such Acquisition (including balance sheets, cash flows and income statements by month for the acquired Person, individually, and on a Consolidated basis with all Loan Parties), and, to the extent available, such other information as the Administrative Agent may reasonably request.

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“Permitted Liens” has the meaning specified in Section 8.02.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of any Loan Party or any ERISA Affiliate or any such Plan to which any Loan Party or any ERISA Affiliate is required to contribute on behalf of any of its employees.
“Platform” has the meaning specified in Section 7.02.
“Prime Rate” means, for any day, a fluctuating rate per annum equal to the greatest of (a) the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the greatest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as reasonably determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as reasonably determined by the Administrative Agent), (b) the sum of the Federal Funds Rate on such day plus 0.50%, and (c) Adjusted Term SOFR plus 1.00%. Any change in the Prime Rate due to a change in any of the rates referred to in the foregoing clauses (a) through (c) shall be effective from and including the effective date of such change. If the Prime Rate is being used as an alternative rate of interest pursuant to Sections 3.02 or 3.03, then the Prime Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above, provided that if Prime Rate as determined above shall ever be less than the Floor then Prime Rate shall be deemed to be the Floor. The Prime Rate is a reference rate and not necessarily the lowest interest rate at which any Secured Party may make loans or other extensions of credit to other customers.
“Pro Forma Adjustment” means, for the purposes of calculating Consolidated EBITDA for any Measurement Period, if at any time during such Measurement Period the Company, any Borrower or any of its Subsidiaries shall have made a Permitted Acquisition or Disposition, Consolidated EBITDA for such Measurement Period shall be calculated after giving pro forma effect thereto as if any such Permitted Acquisition or Disposition occurred on the first day of such Measurement Period, including (a) with respect to an any Permitted Acquisition, inclusion of the actual historical results of operation of such acquired Person or line of business during such Measurement Period and (b) with respect to any Disposition, exclusion of the actual historical results of operations of the disposed of Person or line of business or assets during such Measurement Period.
“Pro Forma Basis,” “Pro Forma Compliance” and “Pro Forma Effect” means, with respect to compliance with any applicable test, financial ratio or covenant hereunder, that (without duplication):
(a)the Pro Forma Adjustment shall have been made, to the extent applicable;
(b) all Specified Pro Forma Transactions that have been made during the applicable period of measurement or subsequent to such period and prior to or simultaneously with the event for which the calculation is made (the period beginning on the first day of such period of measurement and continuing until the date of the consummation of such event, the “Reference Period”) shall be deemed to have occurred as of the first day of the applicable Reference Period; provided that (i) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Pro Forma Transaction, (A) shall be excluded in the case of a Disposition of all or substantially all Equity Interests in or assets of any Loan Party or its Subsidiaries or any division, product line, or facility used for operations of the Loan Parties or their Subsidiaries, and (B) shall be included in the case of a Permitted Acquisition

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or Investment described in the definition of Specified Pro Forma Transaction, and (ii) all Indebtedness issued, incurred or assumed as a result of, or to finance, any Specified Pro Forma Transaction or permanently repaid in connection with any Specified Pro Forma Transaction during the Reference Period shall be deemed to have been issued, incurred, assumed or permanently repaid at the beginning of such Reference Period (with interest expense of such Person attributable to any Indebtedness for which pro forma effect is being given as provided in preceding clause (ii) that has a floating or formula rate, shall have an implied rate of interest for the applicable Reference Period determined by utilizing the rate that is or would be in effect with respect to such Indebtedness as at the relevant date of determination); provided, that, the foregoing pro forma adjustments may be applied to any such test, financial ratio or covenant solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and the definition of Pro Forma Adjustment;
(c)with respect to any calculation of Availability on a pro forma basis (i) for any Specified Transaction and the related specified period or specified date or time hereunder, the determination of Availability shall be made giving pro forma effect to all “Credit Extensions” (as defined in the Revolving Loan Agreement) to be made in connection with the consummation of such Specified Transactions as if made thereunder on the first day of the period being tested and remaining outstanding through and including the date of consummation of such Specified Transactions and (ii) for any Permitted Acquisition, the calculation of consideration paid in connection with such Acquisition shall include all earn-out obligations, if any, in connection therewith, calculated at the maximum potential amount thereof; and
(d)for the purposes of calculating the Consolidated Fixed Charge Coverage Ratio for any Measurement Period on a Pro Forma Basis for determining compliance with the Payment Conditions with respect to any Specified Debt Payment under Section 8.11(a)(v), the amount of any proposed Specified Debt Payment, together with all other such payments made during such Measurement Period based on compliance with the Payment Conditions, shall be included in the definition of “Consolidated Fixed Charges” for such determination.
Whenever any provision of this Agreement requires the Borrowers to be in compliance on a Pro Forma Basis (or in Pro Forma Compliance) with a specified level of Availability or specified Consolidated Fixed Charge Coverage Ratio in connection with any action to be taken by any Loan Party or any Subsidiary, the Borrower Agent shall deliver to the Administrative Agent a certificate of a Senior Officer setting forth in reasonable detail the calculations demonstrating such compliance.
“Properly Contested” means with respect to any obligation of a Loan Party, (a) the obligation is subject to a bona fide dispute regarding amount or such Loan Party’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) appropriate reserves have been established in accordance with GAAP; (d) non-payment could not have a Material Adverse Effect, nor result in forfeiture or sale of any assets of a Loan Party; (e) no Lien is imposed on assets of a Loan Party, unless bonded and stayed to the satisfaction of the Administrative Agent; and (f) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.
“Protective Advance” has the meaning specified in Section 2.01(c)(i).
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“QFC” has the meaning specified in Section 11.21(b).
“QFC Credit Support” has the meaning specified in Section 11.21.

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“Qualified Cash” means, as of any date of determination, the amount of unrestricted cash and Cash Equivalents of the Loan Parties that is in Deposit Accounts or in Securities Accounts, or any combination thereof, in each case, located within the United States.
“Qualified ECP” means any Loan Party with total assets exceeding $10,000,000, or that constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Ratable Share” has the meaning specified in Section 2.01(c)(iii).
“Real Property” means all land, together with the buildings, structures, parking areas, and other improvements thereon, now or hereafter owned by any Person, including all easements, rights-of-way, and similar rights appurtenant thereto and all leases, tenancies, and occupancies thereof.
“Recipient” means the Administrative Agent, any Term Loan Lender, or any other recipient of any payment to be made by or on account of any Obligation of a Borrower hereunder.
“Refinancing Conditions” means the following conditions for Refinancing Indebtedness: (a) it is in an aggregate principal amount that does not exceed the principal amount of the Indebtedness being modified, refinanced, refunded, replaced, renewed or extended (the “Original Indebtedness”) plus accrued interest and reasonable fees and expenses incurred in connection with such Refinancing Indebtedness; (b) the interest rate applicable to such Refinancing Indebtedness does not exceed the greater of the (i) interest rate applicable to the Original Indebtedness and (ii) the otherwise market rate of interest for such similar Indebtedness to similarly situated borrowers; (c) it has a final maturity no sooner than and a weighted average life no less than the applicable Original Indebtedness; (d) it contains no mandatory prepayment provisions more favorable to the lenders thereunder than the mandatory prepayment provision under the Original Indebtedness, (e) to the extent the Original Indebtedness is unsecured, such Refinancing Indebtedness shall be unsecured; (f) to the extent the Original Indebtedness is secured by Liens, such Refinancing Indebtedness is either unsecured or is not secured by any Liens that did not secure the Original Indebtedness immediately prior to incurrence of the Refinancing Indebtedness; (g) to the extent that such Original Indebtedness is subject to any Subordinations Provisions, such Refinancing Indebtedness is subject to Subordination Provisions no less favorable to the Administrative Agent and the Term Loan Lenders than those applicable to the Original Indebtedness immediately prior to incurrence of the Refinancing Indebtedness; (h) no additional Person not obligated, primarily or contingently, on the Original Indebtedness is obligated, primarily or contingently, on such Refinancing Indebtedness; (i) such Refinancing Indebtedness shall be on terms not materially less favorable to the Administrative Agent or the Term Loan Lenders, and not materially more restrictive to the Loan Parties, than the terms of the Original Indebtedness; and (j) upon giving effect to such Refinancing Indebtedness, no Default or Event of Default exists.
“Refinancing Indebtedness” means the Indebtedness that is the result of any modification, refinancing, refunding, replacement, renewal or extension of Indebtedness permitted under Section 8.01(b), (f), and (g) as to which the Refinancing Conditions are satisfied; provided that the incurrence of any such Refinancing Indebtedness will be deemed to utilize permitted amounts of Indebtedness, if any, under each clause thereof.
“Register” has the meaning specified in Section 11.06(c).

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“Registered Public Accounting Firm” has the meaning specified in the Securities Laws and shall be independent of the Company as prescribed in the Securities Laws.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Rent and Charges Reserve” means the aggregate of (a) all past due rent and other amounts owing by a Borrower to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses any Eligible Borrowing Base Assets or could assert a Lien on any Eligible Borrowing Base Assets; and (b) subject to Section 7.20, a reserve at least equal to three months’ rent and other charges that could be payable to any such Person, unless it has executed a Lien Waiver.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
“Reporting Trigger Period” means the period (a) commencing on the day that (i) an Event of Default occurs and is continuing or (ii) Availability is less than the greater of (x) 12.5% of the Maximum Revolving Borrowing Amount (calculated without giving effect to the Term Loan Push Down Reserve and the Line Reserve) at such time and (y) $14,375,000, and (b) continuing until the date that during the previous thirty (30) consecutive days, (i) no Event of Default has existed and (ii) Availability has been greater than the greater of (x) 12.5% of the Maximum Revolving Borrowing Amount (calculated without giving effect to the Term Loan Push Down Reserve and the Line Reserve) at such time and (y) $14,375,000 at all times during such period.
“Required Lenders” means, as of any date of determination, Term Loan Lenders holding (and at any time there are two (2) or more non-Affiliate Term Loan Lenders, at least two (2) non-Affiliate Term Loan Lenders holding) more than 50% of the Term Loan Exposure of all Term Loan Lenders.
“Rescindable Amount” has the meaning specified in Section 2.12(b).
“Reserve” means any reserve constituting all or any portion of the Availability Reserve.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means, with respect to each Loan Party, the chief executive officer, president, chief financial officer, treasurer, or controller of such Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Payment” means (i) any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of the Company or any Subsidiary, (ii) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the Company’s or any Subsidiary’s stockholders, partners or members (or the equivalent Person thereof) or (iii) any distribution, advance or repayment of Indebtedness to or for the account of a holder of Equity Interests of the Company or its Affiliates.

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“Revolving Agent” means the “Administrative Agent” as defined in the Revolving Credit Agreement.
“Revolving Borrowing Base” means the “Borrowing Base” as defined in the Revolving Credit Agreement.
“Revolving Credit Agreement” means that certain Credit Agreement dated as of the Closing Date by, among others, the Borrower, BMO Bank N.A., as administrative agent, and the lenders from time to time parties thereto, as such agreement may be amended, supplemented, waived or otherwise modified from time to time to the extent permitted under the Intercreditor Agreement and any Refinancing Indebtedness in respect thereof in each case to the extent permitted under the Intercreditor Agreement.
“Revolving Credit Termination Date” means the “Revolving Credit Termination Date” as defined in the Revolving Credit Agreement.
“Revolving Facility” means the collective reference to the Revolving Credit Agreement, the Revolving Loan Documents, any notes and letters of credit issued pursuant thereto and any guarantee, security agreement, patent, trademark or copyright security agreements, mortgages, letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time to the extent permitted under the Intercreditor Agreement and any Refinancing Indebtedness in respect thereof, in each case to the extent permitted under the Intercreditor Agreement.
“Revolving Lender” means any “Lender” as defined in the Revolving Credit Agreement.
“Revolving Liens” means Liens permitted under Section 8.02(n) in favor of the Revolving Agent pursuant to the Revolving Loan Documents to secure the Revolving Obligations.
“Revolving Loans” means the “Revolving Credit Loans” as defined in the Revolving Credit Agreement.
“Revolving Loan Documents” means, collectively, (i) the Revolving Credit Agreement and (ii) the security documents, intercreditor agreements (including the Intercreditor Agreement), guarantees, joinders and other agreements or instruments executed in connection with the Revolving Facility or such other agreements, in each case, as amended, modified, supplemented, substituted, replaced, restated or refinanced, in whole or in part, from time to time including in connection with Refinancing Indebtedness of the Revolving Facility.
“Revolving Obligations” means “Obligations” as defined in the Revolving Credit Agreement.
“Royalties” means all royalties, fees, expense reimbursement and other amounts payable by a Loan Party under a License.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. and any successor thereto.
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including the OFAC SDN List), the United States Department of State, the United Nations Security Council, the European Union, any European Union member state,

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Canada, His Majesty’s Treasury of the United Kingdom, or any other relevant sanctions authority, (b) any Person located, organized or resident in a Designated Jurisdiction or (c) any Person 50% or more owned by any Person described in clauses (a) or (b) above.

“Sanctions” means all economic or financial sanctions, sectoral sanctions, secondary sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the United States or Canadian government (including those administered by OFAC or the United States Department of State), or (b) the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom, or any other relevant sanctions authority with jurisdiction over any Loan Party or any of their respective Subsidiaries or Affiliates.

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Secured Party” means (a) each Term Loan Lender, (b) the Administrative Agent, and (c) the successors and assigns of each of the foregoing.
“Secured Party Expenses” has the meaning set forth in Section 11.04(a).
“Securities Laws” means the Securities Act of 1933, the Exchange Act, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.
“Security Agreement” means the Security Agreement dated as of the date hereof by the Loan Parties and the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit C.
“Security Instruments” means, collectively or individually as the context may indicate, the Security Agreement, the Control Agreements, the Mortgages, the Mortgage Related Documents, the Patent Security Agreement, the Trademark Security Agreement, each Lien Waiver and all other agreements (including securities account control agreements), instruments and other documents, whether now existing or hereafter in effect, pursuant to which any Loan Party or other Person shall grant or convey to the Administrative Agent or the Term Loan Lenders a Lien in property as security for all or any portion of the Obligations.
“Shrink” means Inventory which has been lost, misplaced, stolen, or is otherwise unaccounted for.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“Solvent” means, as to any Person, such Person (a) owns property or assets whose fair salable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (b) owns property or assets whose present fair salable value (as

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defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) is able to pay all of its debts as they mature; (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (e) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code; and (f) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates. “Fair salable value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase. For purposes hereof, the amount of all contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, can reasonably be expected to become an actual or matured liability.
“Specified Debt Payment” means any payment of Indebtedness proposed to be made pursuant to Section 8.11(a).
“Specified Investment” means any Investment proposed to be made pursuant to Section 8.03(g) or (h).
“Specified Loan Party” means a Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 2.15(c)).
“Specified Pro Forma Transaction” means, with respect to any period, any Investment, Disposition, or other event, including any Specified Transactions, that by the terms of the Loan Documents requires “Pro Forma Compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis.”
“Specified Restricted Payment” means any Restricted Payment proposed to be made pursuant to Section 8.06(d).
“Specified Transaction” means each Specified Debt Payment, Specified Investment and Specified Restricted Payment.
“Subordinated Debt” means Indebtedness which is expressly subordinated in right of payment to the prior Payment in Full and which is in form and on terms satisfactory to, and approved in writing by, the Administrative Agent.
“Subordination Provisions” means any provision relating to debt or lien subordination applicable to or contained in any documents evidencing any Indebtedness, including Subordinated Debt or the Term Loans, including as set forth in the Intercreditor Agreement or any applicable intercreditor agreements acceptable to the Administrative Agent.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity (but not a representative office of such Person) of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless

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otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.
“Subsidiary Guarantor” means any Subsidiary of the Company that is a Guarantor.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, together with any related schedules.
“Swap Obligation” means, with respect to any Loan Party, any obligation to perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Term Loan Lender or any Affiliate of a Term Loan Lender).
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Loan” means an extension of credit under Article II in the form of a Term Loan or a Protective Advance.
“Term Loan Commitment” means, as to each Term Loan Lender, its obligation to make Term Loans to the Borrowers pursuant to Section 2.01(a) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term Loan Lender’s name on Schedule 2.01. The aggregate Term Loan Commitments as of the Closing Date are $28,000,000.

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“Term Loan Exposure” means, as to any Term Loan Lender at any time, the aggregate principal amount at such time of its outstanding Term Loans and such Term Loan Lender’s participation in Protective Advances at such time.
“Term Loan Facility” means the facility described in Sections 2.01(a) and 2.14 providing for Term Loans to or for the benefit of the Borrowers by the Term Loan Lenders, in the case of Section 2.01(a), on the Closing Date in the maximum aggregate principal amount of $28,000,000, and, in the case of Section 2.14, on the applicable Increase Effective Date, in the maximum aggregate principal amount of $5,000,000.
“Term Loan Lender” has the meaning specified in the introductory paragraph hereto.
“Term Priority Collateral” has the meaning set forth in the Intercreditor Agreement.
“Term Loan Push Down Reserve” means a Reserve maintained against the Revolving Borrowing Base in an amount equal to the greater of (x) $0 and (y) the excess, if any, of the aggregate principal amount of the Term Loans then outstanding over the Borrowing Base set forth in the most recently delivered Borrowing Base Certificate (or, if applicable, the amount set forth in the most recently delivered Term Loan Push Down Reserve Correction Notice (as defined in the Intercreditor Agreement) delivered pursuant to the Intercreditor Agreement).
“Term SOFR” means, for any day in any calendar month, the Term SOFR Reference Rate for a tenor of three (3) months on such day (such day, the “Determination Day”), in each case, that is two (2) U.S. Government Securities Business Days prior to the first day of such calendar month, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 4:00 p.m., Boston, Massachusetts time, on any Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Determination Day. Notwithstanding the foregoing, if the Administrative Agent has made the reasonable determination that adequate and reasonable means do not exist for determining the Term SOFR (or any component of the foregoing definition) or Term SOFR is, or will be, non-representative, and the Administrative Agent has made the same determination in relation to other similarly situated borrowers, the Administrative Agent may establish a reasonably equivalent alternative interest rate for the Loans (using a methodology substantially consistent with the methodology the Administrative Agent has used (or is using) with respect to similarly situated borrowers) and giving due consideration to the then prevailing market convention for determining a rate of interest for similar loans in the U.S. at such time and the feasibility of administering such alternative rate, in which case, such alternative rates of interest shall apply with respect to the Loans (which rate of interest shall be deemed to be the “Term SOFR Successor Rate” for all purposes of this Agreement).
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

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“Term SOFR Successor Rate” shall have the meaning set forth in the last sentence of the definition of Term SOFR.
“Threshold Amount” means $2,000,000.
“Trademark Security Agreement” means any trademark security agreement pursuant to which any Loan Party collaterally assigns to the Administrative Agent, for the benefit of the Secured Parties, such Person’s interest in its trademarks as security for the Obligations.
“Transaction” means the entering by the Loan Parties of the (a) Loan Documents to which they are a party and the funding of the Term Loan Facility, and (b) Revolving Loan Documents and the funding of the Revolving Facility.
“Trust Accounts” means Deposit Accounts or Securities Accounts containing cash, cash equivalents or Securities (a) held exclusively for employee benefit payments and expenses related to a Loan Party’s employees, or (b) required to be collected, remitted or withheld exclusively to pay payroll or taxes (including, without limitation, federal and state withholding taxes (including the employer’s share thereof)).
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if, with respect to any financing statement or by reason of any mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interests granted to the Administrative Agent pursuant to any applicable Loan Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, the term “UCC” shall also include the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of this Agreement, each Loan Document and any financing statement relating to such perfection or effect of perfection or non-perfection.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“United States” and “U.S.” mean the United States of America.
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“Value” means, for an Eligible Account, the face amount of such Account, net of (a) any returns, rebates, discounts (calculated on the shortest terms), credits, allowances or Taxes (including sales, excise

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or other taxes) that have been or could reasonably be expected to be claimed by the Account Debtor or any other Person and (b) the amount of any premiums, deductibles, co-insurance, fees or similar costs of and amounts payable by any Borrower relating to any acceptable credit insurance obtained with respect to such Account.
“Voting Equity Interests” means Equity Interests with respect to which the holders thereof are ordinarily, in the absence of contingencies, entitled to vote for the election of members of the Board of Directors of the issuer thereof, even if the right so to vote has been suspended by the happening of such a contingency.
“Wage Claim Reserves” means the reserves established by the Administrative Agent from time to time, in its reasonable discretion, to reflect the aggregate amount of liabilities of the Loan Parties that are or, upon nonpayment of or creation of a claim with respect to such liability, would, pursuant to Law, be secured by Liens on the Collateral that are senior to the Administrative Agent’s Liens arising from any state or Federal statutory provision for wage claims, unpaid taxes or other obligations or liabilities of the Loan Parties.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
I.2Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any organization document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vii) all covenants in Article VIII shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant (other than specific cross references

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permitting actions or conditions under other covenants) shall not avoid the occurrence of an Event of Default or Default if such action is taken or condition exists.
(b)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(d)A reference to Loan Parties’ “knowledge” or similar concept means actual knowledge of a Responsible Officer, or knowledge that a Responsible Officer would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter.
I.3Accounting Terms.
(a)Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect on the Closing Date, except (i) with respect to any reports or financial information required to be delivered pursuant to Section 7.01, which shall be prepared in accordance with GAAP as in effect and applicable to that accounting period in respect of which reference to GAAP is being made and (ii) as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of each Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.
(b)Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower Agent or the Required Lenders shall so request, the Administrative Agent, the Term Loan Lenders and the Borrower Agent shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower Agent shall provide to the Administrative Agent and the Term Loan Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding anything to the contrary contained in this Section 1.03, in the event of a change in GAAP requiring all leases to be capitalized, only those leases that would have constituted Finance Leases on the Closing Date (assuming for purposes hereof that such leases were in existence on the Closing Date) shall be considered Finance Leases, and all calculations and deliverables under this Agreement or any other Loan Document shall be made in accordance therewith (provided that all financial statements delivered to the Administrative Agent in accordance with the terms of this Agreement after the date of such change in GAAP shall contain a schedule showing the adjustments necessary to reconcile such financial statements with GAAP as in effect immediately prior to such change).
(c)Consolidation of Variable Interest Entities. Except as expressly provided otherwise herein, all references herein to Consolidated financial statements of the Company and its Subsidiaries or to the determination of any amount for the Company and its Subsidiaries on a Consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Company is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.
(d)Calculations. In computing financial ratios and other financial calculations of the Company and its Subsidiaries required to be submitted pursuant to this Agreement, all Indebtedness of the Company and its Subsidiaries shall be calculated at par value irrespective if the Company has elected the

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fair value option pursuant to FASB Interpretation No. 159 – The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115 (February 2007).
I.4Uniform Commercial Code. As used herein, the following terms are defined in accordance with the UCC in effect in the State of New York from time to time: “Chattel Paper,” “Commodity Account,” “Commodity Contracts,” “Deposit Account,” “Documents,” “Equipment”, “General Intangibles,” “Instrument,” “Inventory,” “Record,” and “Securities Account.”
I.5Rounding. Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
I.6Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable).
I.7Automatic Increases to Fixed Dollar Availability Floors. Notwithstanding anything to the contrary in this Agreement or otherwise, in the event that any fixed dollar floor in respect of any Availability-based test or trigger in the Revolving Credit Agreement is increased (including pursuant to an increase in the Revolving Credit Facility pursuant to Section 2.18 of the Revolving Credit Agreement), each fixed dollar floor in respect of each corresponding Availability-based test or trigger in each of this Agreement and the other Loan Documents (including, without limitation, those set forth in the definitions of “Dominion Trigger Period”, “Field Exam Trigger Event”, “Reporting Trigger Period”, “Payment Conditions” and Section 8.12) shall automatically increase by the equivalent amount without the need for any further action.
I.8Interest Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate or Term SOFR, any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto, including whether the composition or characteristics of any such alternative, successor or replacement rate will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate or Term SOFR, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate or Term SOFR, any alternative, successor or replacement rate and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate or Term SOFR, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Term Loan Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS
II.1Term Loans.
(a)Upon the terms and subject to the conditions herein set forth, each Term Loan Lender, severally and not jointly with any other Term Loan Lender, agrees to make a Term Loan to the Borrowers, in the amount set forth opposite such Term Loan Lender’s name in Schedule 2.01 under the heading “Term Loan Commitments.” The Term Loan Commitments on the Closing Date (prior to funding) are $28,000,000. The Term Loan Commitments shall expire upon the funding of the Term Loans by the applicable Term Loan Lenders. Once repaid, whether such payment is voluntary, scheduled or mandatory, no portion of the Term Loans may be reborrowed.

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(b)The obligations of the Term Loan Lenders hereunder to make the Term Loans and to make payments pursuant to Section 2.01(c)(iii) and Section 11.04(c) are several and not joint. The failure of any Term Loan Lender to make any Term Loan, to fund any such participation or to make any payment under Section 2.01(c)(iii) or Section 11.04(c) on any date required hereunder shall not relieve any other Term Loan Lender of its corresponding obligation to do so on such date, and no Term Loan Lender shall be responsible for the failure of any other Term Loan Lender to so make its Term Loans, to purchase its participation or to make its payment under Section 2.01(c)(iii) or Section 11.04(c).
(c)Protective Advances.
(i)The Administrative Agent shall be authorized by each Borrower and the Term Loan Lenders from time to time in the Administrative Agent’s sole discretion (but shall have absolutely no obligation to), to make advances to the Borrowers on behalf of the Term Loan Lenders (any of such Loans are herein referred to as “Protective Advances”), which the Administrative Agent deems necessary or desirable to (a) preserve or protect Collateral or any portion thereof or (b) to enhance the likelihood of, or maximize the amount of, repayment of the Term Loans and other Term Loan Exposure. All Protective Advances made by the Administrative Agent constitute Obligations, secured by the Collateral and shall be treated for all purposes as Term Loans.
(ii)Each Term Loan Lender shall participate in each Protective Advance on a ratable basis. Required Lenders may at any time revoke the Administrative Agent’s authority to make further Protective Advances to any or all Borrowers by written notice to the Administrative Agent. Absent such revocation, the Administrative Agent’s determination that funding of a Protective Advance is appropriate shall be conclusive. The Administrative Agent may request the Term Loan Lenders to make a Loan to repay a Protective Advance. At any other time, the Administrative Agent may require the Term Loan Lenders to fund their risk participations described in Section 2.01(c)(iii).
(iii)Upon the making of a Protective Advance by the Administrative Agent (whether before or after the occurrence of a Default or Event of Default), each Term Loan Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Administrative Agent without recourse or warranty, an undivided interest and participation in such Protective Advance equal to the proportion of the Term Loan Exposure of such Term Loan Lender to the Term Loan Exposure of all Term Loan Lenders (its “Ratable Share”) of such Protective Advance. Each Term Loan Lender shall transfer (a “Transfer”) the amount of such Term Loan Lender’s purchased interest and participation promptly when requested to the Administrative Agent, to such account of the Administrative Agent as the Administrative Agent may designate, but in any case not later than 3:00 p.m. on the Business Day notified (if notice is provided by the Administrative Agent prior to 12:00 p.m. and otherwise on the immediately following Business Day (the “Transfer Date”)). Transfers may occur during the existence of a Default or Event of Default. Such amounts transferred to the Administrative Agent shall be applied against the amount of the applicable Protective Advance and shall constitute Loans of such Term Loan Lenders, respectively. If any such amount is not transferred to the Administrative Agent by any Term Loan Lender on such Transfer Date, the Administrative Agent shall be entitled to recover such amount on demand from such Term Loan Lender together with interest thereon for each day from the date such payment was due until the date such amount is paid to the Administrative Agent, at the Overnight Rate for three (3) Business Days and thereafter at the Prime Rate. From and after the date, if any, on which any Term Loan Lender is required to fund, and funds, its interest and participation in any Protective Advance purchased hereunder, the Administrative Agent shall promptly distribute to such Term Loan Lender, such Term Loan Lender’s Ratable Share of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Protective Advance.
(d)Determination of the Borrowing Base. The Borrowing Base shall be established and adjusted from time to time as follows:
(i)The amount of the Borrowing Base shall initially be established in each Borrowing Base Certificate delivered to the Administrative Agent by the Borrower Agent pursuant to Section 7.02(a). The Administrative Agent shall have the right, at any time and from time to time on and after the Closing Date in good faith and in the exercise of its Credit Judgment to establish, modify or eliminate Reserves. The Borrowing Base shall also be subject to adjustment by the Administrative Agent

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in its Credit Judgment (A) to reflect any determination that the amount of the Borrowing Base set forth in a Borrowing Base Certificate differs materially from the actual Borrowing Base determined by the Administrative Agent; (B) to reflect Administrative Agent’s reasonable estimate of declines in value of Borrowing Base Assets due to collections received in the Concentration Account or otherwise; (C) to reflect changes in advance rates as a result of changes in dilution, quality, mix and other factors affecting the Borrowing Base Assets, (D) to the extent any information or calculation does not comply with this Agreement and (E) to reflect other adjustments in accordance with the terms of this Agreement.
(ii)In connection with any adjustment to the Borrowing Base, the Administrative Agent shall (A) promptly notify the Borrower Agent in writing (including via e-mail) whenever the Administrative Agent determines that the amount of the Borrowing Base set forth in a Borrowing Base Certificate differs materially from the actual Borrowing Base determined by the Administrative Agent and (B) discuss with Borrower Agent (1) the basis for any such difference and (2) any changes made or proposed to be made to the amount of the Borrowing Base, including the reasons for any imposition of or changes in Reserves or any change in advance rates or eligibility criteria with respect to Borrowing Base Assets. The determination of the Borrowing Base by the Administrative Agent shall be presumptively correct and shall constitute the Borrowing Base for all purposes hereunder.
II.2[Reserved].
II.3[Reserved].
II.4[Reserved].
II.5Repayment of Loans.
(a)Term Loans.
(i)The Borrowers shall repay the principal amount of the Term Loans on the last Business Day of each February, May, August and November of each year, commencing February 28, 2025, in individual instalments equal to $750,000.
(ii)The Borrowers shall repay to the Administrative Agent for the account of each the Term Loan Lenders on the Maturity Date the aggregate principal amount of and all accrued and unpaid interest on all Term Loans outstanding on such date.
(b)Protective Advances. The Borrowers shall repay all Protective Advances on the earlier to occur of (i) demand by the Administrative Agent and (ii) the Maturity Date.
(c)Other Obligations. Obligations other than principal and interest on the Term Loans, including Extraordinary Expenses, shall be paid by Borrowers as specifically provided herein and in any other applicable Loan Documents or, if no payment date is specified, on demand.
II.6Prepayments.
(a)Optional. The Borrowers may, upon written notice substantially in the form of Exhibit F, to the Administrative Agent from the Borrower Agent, at any time or from time to time voluntarily prepay Term Loans in whole or in part (subject to the payment of the applicable Early Termination Premium as provided in the Fee Letter); provided that (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) Business Day prior the date of prepayment and (B) any prepayment shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. The Administrative Agent will promptly notify each Term Loan Lender of its receipt of each such notice, and of the amount of such Term Loan Lender’s ratable portion of such prepayment (based on such Term Loan Lender’s Applicable Percentage in respect of the Term Loan Facility). If such notice is given by the Borrower Agent, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Subject to Section

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2.06(b), all optional prepayments shall be paid to the Administrative Agent for application first to the prepayment of any outstanding Protective Advances until paid in full and second to the prepayment of remaining installments of principal of the Term Loans in direct order of maturity until paid in full in accordance with each Term Loan Lender’s Applicable Percentage, and in each case shall be accompanied by all accrued interest on the amount prepaid, together with all amounts (including any Early Termination Premium) due under the Fee Letter.
(b)Mandatory.
(i)Asset Dispositions. (A) If a Disposition occurs with respect to any Term Priority Collateral of any Loan Party or any of its Subsidiaries which results in the realization by such Person of Net Cash Proceeds, the Borrowers shall prepay an aggregate principal amount of Term Loans, together with accrued and unpaid interest of such Term Loans being prepaid and the Early Termination Fee (if applicable), equal to 100% of such Net Cash Proceeds immediately upon receipt thereof by such Person and (B) if a Disposition occurs with respect to any ABL Priority Collateral (other than any Disposition of Inventory permitted by Section 8.05(a)) or, following application of the Net Cash Proceeds in accordance with clause (A) above, Term Priority Collateral, in each case, of any Loan Party or any of its Subsidiaries, the Borrowers shall prepay the Revolving Obligations ((including cash collateralizing Letters of Credit (as defined in the Revolving Credit Agreement)), to the extent required under the Revolving Credit Agreement, and at any time after the Payment in Full (as defined in the Revolving Credit Agreement), the Borrowers shall prepay an aggregate principal amount of Term Loans, together with accrued and unpaid interest of such Term Loans being prepaid and the Early Termination Fee (if applicable), equal to 100% of such Net Cash Proceeds immediately upon receipt thereof by such Person.
(ii)Equity Issuance. Upon the sale or issuance by any Loan Party or any of its Subsidiaries of any of its Equity Interests, the Borrowers shall prepay an aggregate principal amount of Term Loans, together with accrued and unpaid interest of such Term Loans being prepaid and the Early Termination Fee (if applicable) equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by such Loan Party or such Subsidiary.
(iii)Debt Incurrence. Upon the incurrence or issuance by any Loan Party or any of its Subsidiaries of any Indebtedness (other than Indebtedness expressly permitted to be incurred or issued pursuant to Section 8.01), the Borrowers shall prepay an aggregate principal amount of Term Loans, together with accrued and unpaid interest of such Term Loans being prepaid and the Early Termination Fee (if applicable) equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by such Loan Party or such Subsidiary.
(iv)Extraordinary Receipts. Upon receipt of any cash by (or paid to or for the account of) any Loan Party or its Subsidiaries not in the ordinary course of business, including tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), indemnity payments, purchase price adjustments, judgments, settlements or other payments in connection with any cause of action, and not otherwise included in this Section 2.06(b), the Borrowers shall upon demand prepay an aggregate principal amount of Term Loans, together with accrued and unpaid interest of such Term Loans being prepaid and the Early Termination Fee equal to 100% of the cash amount thereof (net of all reasonable out-of-pocket expenses or other amounts required to be paid in connection therewith) immediately upon receipt; provided that prior to the Payment In Full (as defined in the Revolving Credit Agreement), to the extent any such cash, proceeds or other payments are made in respect of ABL Priority Collateral, 100% of all such Net Cash Proceeds made in respect of ABL Priority Collateral shall prepay the Revolving Obligations to the extent required under the Revolving Credit Agreement.
(v)Overadvance. If for any reason the Outstanding Amount at any time exceeds the sum of (A) the Borrowing Base and (B) the Term Loan Push Down Reserve maintained against the Revolving Borrowing Base, the Borrowers shall prepay an aggregate principal amount of Term Loans, together with all amounts (including any Early Termination Premium) due under the Fee Letter, in an aggregate amount equal to such excess.
(c)Application of Mandatory Prepayments. Subject to Section 9.03:

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(i)Each prepayment of Term Loans pursuant to the provisions of Section 2.06(b) shall be applied to the Term Loan Facility in the manner set forth in clause (ii) below. Such prepayments shall be paid to the Term Loan Lenders in accordance with their respective Applicable Percentage in respect of the Term Loan Facility.
(ii)Prepayments of the Term Loan Facility made pursuant to Section 2.06(b) shall be applied first to the prepayment of any outstanding Protective Advances until paid in full and second to the prepayment, on a pro rata basis, of remaining installments of principal of the Term Loans until paid in full in accordance with each Term Loan Lender’s Applicable Percentage, and in each case shall be accompanied by all accrued interest on the amount prepaid, together with all amounts (including any Early Termination Premium) due under the Fee Letter.
II.7[Reserved].
II.8Interest.
(a)Subject to the provisions of subsection (b) and Section 3.03 below, each Term Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to Adjusted Term SOFR plus the Applicable Margin.
(b)If any amount payable by the Borrowers under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(i)If any other Event of Default exists, then the Administrative Agent may, and upon the request of the Required Lenders shall, require (and notify the Borrower Agent thereof) that all outstanding Obligations shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate.
(ii)Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(a)Interest on each Term Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto, the Maturity Date and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
II.9Fees.
(a)Fee Letter. The Borrowers agree to pay to the Administrative Agent, for its own account, the fees payable in the amounts and at the times set forth in the Fee Letter.
(b)Generally. All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of commitment fees and participation fees, to the Term Loan Lenders, and otherwise, to the Term Loan Lenders entitled thereto. Fees paid shall not be refundable under any circumstances absent manifest error.
II.10Computation of Interest and Fees. All computations of interest for Term Loans and fees shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Term Loan or other Obligation not paid when due for the day on which the Term Loan is made or such Obligation is due and unpaid, and shall not accrue on a Term Loan, or any portion thereof, or such Obligation for the day on which the Term Loan, or such portion thereof, or Obligation is paid, provided that any Term Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error. In connection with the

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use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower Agent and the Term Loan Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.
II.11Evidence of Debt. The Term Loans by each Term Loan Lender shall be evidenced by one or more accounts or records maintained by the Administrative Agent (the “Loan Account”) in the ordinary course of business. In addition, each Term Loan Lender may record in such Term Loan Lender’s internal records, an appropriate notation evidencing the date and amount of each Term Loan from such Term Loan Lender, each payment and prepayment of principal of any such Term Loan, and each payment of interest, fees and other amounts due in connection with the Obligations due to such Term Loan Lender. The accounts or records maintained by the Administrative Agent and each Term Loan Lender shall be conclusive absent manifest error of the amount of the Term Loans made by the Term Loan Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Term Loan Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Term Loan Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Term Loan Lender (through the Administrative Agent) a Note, which shall evidence such Term Loan Lender’s Loans in addition to such accounts or records. Each Term Loan Lender may attach schedules to its Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.
II.12Payments Generally; the Administrative Agent’s Clawback.
(a)General. All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Term Loan Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. Subject to Section 9.03 and payments made during a Dominion Trigger Period from the Concentration Account, the Administrative Agent will promptly distribute to each Term Loan Lender its Applicable Percentage in respect of the Term Loan Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Term Loan Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected on computing interest or fees, as the case may be.
(b)Payments by Borrower. Unless the Administrative Agent shall have received written notice from the Borrower Agent prior to the time at which any payment is due to the Administrative Agent for the account of the Term Loan Lenders hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may (but shall not be required to) in reliance upon such assumption, distribute to the Term Loan Lenders the amount due. With respect to any payment that the Administrative Agent makes to any Term Loan Lender or any other Secured Party as to which the Administrative Agent determines (in its sole and absolute discretion) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrowers have not in fact made the corresponding payment to the Administrative Agent; (2) the Administrative Agent has made a payment in excess of the amount(s) received by it from Borrowers either individually or in the aggregate (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Secured Parties severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Secured Party, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date

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of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
A notice of the Administrative Agent to any Term Loan Lender or any Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
(c)[Reserved]
(d)Obligations of Lenders Several. The obligations of the Term Loan Lenders hereunder to make Term Loans and to make payments pursuant to Section 2.01(c)(iii) and Section 11.04(c) are several and not joint. The failure of any Term Loan Lender to make any Term Loan, to fund any such participation or to make any payment under Section 2.01(c)(iii) or Section 11.04(c) on any date required hereunder shall not relieve any other Term Loan Lender of its corresponding obligation to do so on such date, and no Term Loan Lender shall be responsible for the failure of any other Term Loan Lender to so make its Term Loan, to purchase its participation or to make its payment under Section 2.01(c)(iii) or Section 11.04(c).
(e)Funding Source. Nothing herein shall be deemed to obligate any Term Loan Lender to obtain the funds for any Term Loan in any particular place or manner or to constitute a representation by any Term Loan Lender that it has obtained or will obtain the funds for any Term Loan in any particular place or manner.
(f)Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied as provided in Section 2.06(c).
II.13Sharing of Payments by Lenders. If any Term Loan Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) the Obligations due and payable to such Term Loan Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Term Loan Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Term Loan Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Term Loan Lenders hereunder and under the other Loan Documents at such time obtained by all the Term Loan Lenders at such time or (b) the Obligations owing (but not due and payable) to such Term Loan Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Term Loan Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Term Loan Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations owing (but not due and payable) to all Term Loan Lenders hereunder and under the other Loan Documents at such time obtained by all of the Term Loan Lenders at such time, then, in each case under clauses (a) and (b) above, the Term Loan Lender receiving such greater proportion shall (A) notify the Administrative Agent of such fact, and (B) purchase (for cash at face value) participations in the Term Loans of the other Term Loan Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Term Loan Lenders ratably in accordance with the aggregate amount of Obligations then due and payable to the Term Loan Lenders or owing (but not due and payable) to the Term Loan Lenders, as the case may be, provided that:
(i)if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)the provisions of this Section shall not be construed to apply to (A) any payment made by or on behalf of any Loan Party pursuant to and in accordance with the express terms of this Agreement, (B) the application of Cash Collateral provided for in Section 2.16, or (C) any payment obtained by a Term Loan Lender as consideration for the assignment of or sale of a participation in any of

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its Term Loans to any assignee or participant, other than an assignment to any Loan Party or any Affiliate thereof (as to which the provisions of this Section shall apply).
Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Term Loan Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Term Loan Lender were a direct creditor of such Loan Party in the amount of such participation.
II.14Additional Term Loans.
(a)Request for Additional Term Loans. Provided no Default or Event of Default then exists or would arise therefrom, upon notice to the Administrative Agent (which shall promptly notify the Term Loan Lenders), the Borrower Agent may from time to time, request commitments for additional Term Loans following the Closing Date by an amount (for all such requests) not exceeding $5,000,000; provided, that (i) any such request for an increase shall be in a minimum amount of $2,000,000 and (ii) the Borrower Agent may make a maximum of two such requests. At the time of sending such notice, the Borrower Agent (in consultation with the Administrative Agent) shall specify the time period within which each Term Loan Lender is requested to respond (which shall in no event be less than five (5) Business Days from the date of delivery of such notice to the Term Loan Lenders).
(b)Term Loan Lender Elections to Extend. Each Term Loan Lender shall notify the Administrative Agent within such time period whether or not it agrees to provide a commitment for additional Term Loans and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any Term Loan Lender not responding within such time period shall be deemed to have declined to increase its Term Loan Commitment. For the avoidance of doubt, no Term Loan Lender shall have any obligation to provide a commitment for additional Term Loans under this Section 2.14.
(c)Notification by Administrative Agent; Additional Term Loan Lenders. The Administrative Agent shall notify the Borrower Agent and each Term Loan Lender of the Term Loan Lenders’ responses to each request made hereunder. To achieve the full amount of commitments requested, and subject to the approval of the Administrative Agent (which the Administrative Agent may withhold in its sole discretion) to the extent that the existing Term Loan Lenders decline to provide commitments for additional Term Loans in the aggregate amount requested by the Borrower Agent, the Borrower Agent may invite Eligible Assignees to become Term Loan Lenders hereunder (each such Term Loan Lender, an “Additional Term Loan Commitment Lender”) and to issue commitments in an amount equal to the amount of the additional Term Loans requested by the Borrower Agent and not accepted by the existing Term Loan Lenders, provided, however, that without the consent of the Administrative Agent, at no time shall the commitment for such additional Term Loans of any Additional Term Loan Commitment Lender be less than $2,000,000.
(d)Effective Date and Allocations. If commitments are provided with respect to such additional Term Loans in accordance with this Section, the Administrative Agent, in consultation with the Borrower Agent, shall determine the effective date (the “Increase Effective Date”) and the final allocation of such additional commitments. The Administrative Agent shall promptly notify the Borrower Agent and the Term Loan Lenders of the final allocation of such commitments and the Increase Effective Date and on the Increase Effective Date Schedule 2.01 shall be deemed modified, without further action, to reflect all Term Loans advanced under this Agreement and Applicable Percentages of the Term Loan Lenders.
(e)Conditions to Effectiveness of Increase. As a condition precedent to such commitments for additional Term Loans,
(i)the Borrower Agent shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date signed by a Responsible Officer of such Loan Party:

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(A)certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and
(B)in the case of the Borrower Agent, certifying that, before and after giving effect to such increase,
(I)the representations and warranties contained in Article VI and the other Loan Documents are true and correct in all material respects on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date and in the case of any representation and warranty qualified by materiality, they shall be true and correct in all respects, and except that for purposes of this Section 2.14, the representations and warranties contained in subsections (a) and (b) of Section 6.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (a), respectively, of Section 7.01, and
(II)no Default or Event of Default exists or would arise therefrom,
(ii)the Borrowers, the Administrative Agent, and any Additional Term Loan Commitment Lender shall have executed and delivered a Lender Joinder Agreement;
(iii)the Borrowers shall have paid such fees and other compensation to the Additional Term Loan Commitment Lenders and to any Term Loan Lenders providing such commitments for additional Term Loans and to the Administrative Agent or any arranger as the Borrowers and each such Person shall agree;
(iv)the Borrowers shall have delivered an updated Borrowing Base Certificate to the Administrative Agent;
(v)the Borrower Agent shall deliver an opinion or opinions, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the Borrower reasonably satisfactory to the Administrative Agent and dated such date;
(vi)the Borrower Agent and the Additional Term Loan Commitment Lender shall have delivered such other instruments, documents and agreements as the Administrative Agent may reasonably have requested; and
(vii)the Administrative Agent shall have received such other documents and items as it may reasonably request.
On the Increase Effective Date, there shall be an automatic adjustment to the Applicable Percentage of each Term Loan Lender to reflect the new Applicable Percentages of the Term Loan Lenders.
(a)Other Provisions. The additional Term Loans provided by any Term Loan Lender or any Additional Term Loan Commitment Lender under this Section 2.14:
(i)shall bear interest at the rates provided for with respect to the Term Loans advanced on the Closing Date (as such rate may be amended), and
(ii)shall otherwise be on the same terms as Term Loans advanced on the Closing Date as set forth in, and be entitled to the benefits of, this Agreement and the other Loan Documents (including, without limitation, being subject to the Borrowing Base).
(b)Conflicting Provisions. This Section shall supersede any provisions in Sections 2.13 or 11.01 to the contrary.

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II.15Nature and Extent of Each Borrower’s Liability.
(a)Joint and Several Liability. Each Borrower agrees that it is jointly and severally liable for all Obligations, and all agreements under the Loan Documents. Each Borrower agrees that its guaranty obligations hereunder constitute a continuing guaranty of payment and not of collection, that such obligations shall not be discharged until the Facility Termination Date, and that such obligations are absolute and unconditional, irrespective of (i) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Obligations or Loan Document, or any other document, instrument or agreement to which any Borrower is or may become a party or be bound; (ii) the absence of any action to enforce this Agreement (including this Section) or any other Loan Document, or any waiver, consent or indulgence of any kind by the Administrative Agent or any Term Loan Lender with respect thereto; (iii) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for the Obligations or any action, or the absence of any action, by the Administrative Agent or any Term Loan Lender in respect thereof (including the release of any security or guaranty); (iv) the insolvency of any Borrower; (v) any election by the Administrative Agent or any Term Loan Lender in proceeding under Debtor Relief Laws for the application of Section 1111(b)(2) of the Bankruptcy Code; (vi) any borrowing or grant of a Lien by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise; (vii) the disallowance of any claims of the Administrative Agent or any Term Loan Lender against any Borrower for the repayment of any Obligations under Section 502 of the Bankruptcy Code or otherwise; or (viii) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except full payment in cash or Cash Collateralization of all Obligations on the Facility Termination Date.
(b)Waivers.
(i)Each Borrower expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel the Administrative Agent or Term Loan Lenders to marshal assets or to proceed against any Borrower, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against such Borrower. Each Borrower waives all defenses available to a surety, guarantor or accommodation co-obligor other than full payment of all Obligations. It is agreed among each Borrower, the Administrative Agent and Term Loan Lenders that the provisions of this Section 2.15 are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, the Administrative Agent and Term Loan Lenders would decline to make Term Loans. Each Borrower acknowledges that its guaranty pursuant to this Section is necessary to the conduct and promotion of its business, and can be expected to benefit such business.
(ii)The Administrative Agent and Term Loan Lenders may, in their discretion, pursue such rights and remedies as they deem appropriate, including realization upon Collateral by judicial foreclosure or non-judicial sale or enforcement, without affecting any rights and remedies under this Section 2.15. If, in taking any action in connection with the exercise of any rights or remedies, the Administrative Agent or any Term Loan Lender shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any Borrower or other Person, whether because of any applicable Laws pertaining to “election of remedies” or otherwise, each Borrower consents to such action and waives any claim of forfeiture of such rights or remedies based upon it, even if the action may result in loss of any rights of subrogation that such Borrower might otherwise have had. Any election of remedies that results in denial or impairment of the right of the Administrative Agent or any Term Loan Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Obligations. Each Borrower waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for the Obligations, even though that election of remedies destroys such Borrower’s rights of subrogation against any other Person. The Administrative Agent may bid all or a portion of the Obligations at any foreclosure or trustee’s sale or at any private sale, and the amount of such bid need not be paid by the Administrative Agent but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether the Administrative Agent or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations

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guaranteed under this Section 2.15, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which the Administrative Agent or any Term Loan Lender might otherwise be entitled but for such bidding at any such sale.
(c)Extent of Liability; Contribution.
(i)Notwithstanding anything herein to the contrary, each Borrower’s liability under this Section 2.15 shall be limited to the greater of (i) all amounts for which such Borrower is primarily liable, as described below, and (ii) such Borrower’s Allocable Amount.
(ii)If any Borrower makes a payment under this Section 2.15 of any Obligations (other than amounts for which such Borrower is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payments in the same proportion that such Borrower’s Allocable Amount bore to the total Allocable Amounts of all Borrowers, then such Borrower shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment. The “Allocable Amount” for any Borrower shall be the maximum amount that could then be recovered from such Borrower under this Section 2.15 without rendering such payment voidable under Section 548 of the Bankruptcy Code or under any applicable state fraudulent transfer or conveyance act, or similar statute or common law.
(iii)Each Loan Party that is a Qualified ECP when its guaranty of or grant of Lien as security for a Swap Obligation becomes effective hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP’s obligations and undertakings under this Section 2.15 voidable under any applicable fraudulent transfer or conveyance act). The obligations and undertakings of each Qualified ECP under this Section shall remain in full force and effect until Payment in Full. Each Loan Party intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support or other agreement” for the benefit of, each Loan Party for all purposes of the Commodity Exchange Act.
(d)Direct Liability; Separate Borrowing Availability. Nothing contained in this Section 2.15 shall limit the liability of any Borrower to pay Term Loans made directly or indirectly to that Borrower (including Term Loans advanced to any other Borrower and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower), and all accrued interest, fees, expenses and other related Obligations with respect thereto, for which such Borrower shall be primarily liable for all purposes hereunder.
(e)Joint Enterprise. Each Borrower has requested that the Administrative Agent and Term Loan Lenders make this credit facility available to Borrowers on a combined basis, in order to finance Borrowers’ business most efficiently and economically. The Borrowers’ business is a mutual and collective enterprise, and the successful operation of each Borrower is dependent upon the successful performance of the integrated group. The Borrowers believe that consolidation of their credit facility will enhance the borrowing power of each Borrower and ease administration of the Term Loan Facility, all to their mutual advantage. The Borrowers acknowledge that the Administrative Agent’s and Term Loan Lenders’ willingness to extend credit and to administer the Collateral on a combined basis hereunder is done solely as an accommodation to Borrowers and at Borrowers’ request.
(f)Subordination. Each Loan Party hereby agrees that any intercompany Indebtedness or other intercompany payables, receivables or obligation, or intercompany advances directly or indirectly made by or owed to such Loan Party by any other Loan Party (collectively, “Intercompany Debt”), of whatever nature at any time outstanding shall be subordinate and subject in right of payment to the prior Payment in Full. Each Loan Party hereby agrees that it will not, while any Event of Default is continuing, accept any payment, including by offset, on any Intercompany Debt until the Facility Termination Date,

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in each case, except with the prior written consent of the Administrative Agent. In the event that any payment on any Intercompany Debt shall be received by a Loan Party other than as permitted by this Section 2.15(f) before the Facility Termination Date, such Loan Party shall receive such payments and hold the same in trust for, segregate the same from its own assets and shall immediately pay over to, the Administrative Agent for the benefit of the Administrative Agent and the Term Loan Lenders all such sums to the extent necessary so that the Administrative Agent and the Term Loan Lenders shall have received Payment in Full, in cash, all Obligations owed or which may become owing. Upon any payment or distribution of any assets of any Loan Party of any kind or character, whether in cash, property or securities by set-off, recoupment or otherwise, to creditors in any liquidation or other winding-up of such Loan Party or in the event of any proceeding under the Debtor Relief Laws, the Administrative Agent and the Term Loan Lenders shall first be entitled to receive Payment in Full in cash, in accordance with the terms of the Obligations and of this Agreement, of all amounts payable under or in respect of such Obligations, before any payment or distribution is made on, or in respect of, any Intercompany Debt, in any such proceeding, any distribution or payment, to which the Administrative Agent or any Term Loan Lender would be entitled except for the provisions hereof shall be paid by such Loan Party, or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution directly to the Administrative Agent (for the benefit of the Administrative Agent and the Term Loan Lenders) to the extent necessary to pay all such Obligations in full in cash, after giving effect to any concurrent payment or distribution to the Administrative Agent and the Term Loan Lenders (or to the Administrative Agent for the benefit of the Administrative Agent and the Term Loan Lenders).
(g)Borrower Agent.
(i)Each Loan Party hereby irrevocably appoints and designates (or, if not a party hereto, by execution and delivery of a guaranty agreement acceptable to Administrative Agent or otherwise becoming a Guarantor hereunder shall be deemed to have irrevocably appointed and designated) the Company (“Borrower Agent”) as its representative and agent and attorney-in-fact for all purposes under the Loan Documents, including, as applicable, requests for Term Loans, designation of interest rates, delivery or receipt of communications, preparation and delivery of Borrowing Base and financial reports, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with the Administrative Agent or any Term Loan Lender.
(ii)Any notice, election, representation, warranty, agreement or undertaking by or on behalf of any Loan Party by the Borrower Agent shall be deemed for all purposes to have been made by such Loan Party and shall be binding upon and enforceable against such Loan Party to the same extent as if made directly by such Loan Party.
(iii)The Borrower Agent hereby accepts the appointment by each Loan Party hereunder to act as its agent and attorney-in-fact.
(iv)The Administrative Agent and Term Loan Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any notice of borrowing) delivered by Borrower Agent on behalf of any Borrower or other Loan Party. The Administrative Agent and Term Loan Lenders may give any notice to or communication with a Loan Party hereunder to the Borrower Agent on behalf of such Loan Party. Each of the Administrative Agent and the Term Loan Lenders shall have the right, in its discretion, to deal exclusively with Borrower Agent for any or all purposes under the Loan Documents. Each Loan Party agrees (or, if not a party hereto, by execution and delivery of a guaranty agreement acceptable to Administrative Agent or otherwise becoming a Guarantor hereunder shall be deemed to have agreed) that any notice, election, communication, representation, agreement or undertaking made on its behalf by Borrower Agent shall be binding upon and enforceable against it.
II.16Cash Collateral.
(a)Certain Credit Support Events. If (i) any Protective Advance shall not have been funded by the Term Loan Lenders upon demand by the Administrative Agent or (ii) the Borrowers shall be required to provide Cash Collateral pursuant to Section 9.02, the Borrowers shall immediately (in the case

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of clause (ii) above) or within one (1) Business Day (in the case of clause (i) above) following any request by the Administrative Agent , provide Cash Collateral in an amount reasonably required by the Administrative Agent.
(b)Grant of Security Interest. The Borrowers hereby grant to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent and the Term Loan Lenders, and agree to maintain, subject to the Intercreditor Agreement, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.16(c).
(c)Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided in respect of Protective Advances shall be held and applied to the specific Protective Advances for which the Cash Collateral was so provided and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY
III.1Taxes.
(a)Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.
(i)Any and all payments by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable Laws require the Loan Parties or the Administrative Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by the Borrower Agent or the Administrative Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.
(ii)If any Loan Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the Loan Parties shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Term Loan Lender, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(b)Payment of Other Taxes by the Borrowers. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.
(c)Tax Indemnification by the Borrowers.
(i)Without limiting the provisions of subsection (a) or (b) above, each Loan Party shall, and does hereby, indemnify the Administrative Agent and each Term Loan Lender, and shall make payment in respect thereof within 15 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted by the Loan Parties or the Administrative Agent or paid by the Administrative Agent or such Term Loan Lender, as the case may be, and any

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penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Loan Party shall also, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within 15 days after demand therefor, for any amount which a Term Loan Lender for any reason fails to pay indefeasibly to the Administrative Agent as required by clause (ii) of this subsection. A certificate as to the amount of any such payment or liability delivered to the Borrower Agent by a Term Loan Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Term Loan Lender, shall be conclusive absent manifest error.
(ii)Without limiting the provisions of subsection (a) or (b) above, each Term Loan Lender shall, and does hereby, indemnify the Loan Parties and the Administrative Agent, and shall make payment in respect thereof within 15 days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the Borrowers or the Administrative Agent) incurred by or asserted against the Loan Parties or the Administrative Agent by any Governmental Authority as a result of the failure by such Term Loan Lender to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Term Loan Lender to the Borrower Agent or the Administrative Agent pursuant to subsection (e). Each Term Loan Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Term Loan Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii). The agreements in this clause (ii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Term Loan Lender and the occurrence of the Facility Termination Date.
(d)Evidence of Payments. Upon request by the Borrower Agent or the Administrative Agent, as the case may be, after any payment of Taxes by the Loan Parties or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrower Agent shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower Agent, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower Agent or the Administrative Agent, as the case may be.
(e)Status of Term Loan Lenders; Tax Documentation.
(i)Each Term Loan Lender shall deliver to the Borrower Agent and to the Administrative Agent, at the time or times prescribed by applicable Laws or when reasonably requested by the Borrower Agent or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Borrower Agent or the Administrative Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Term Loan Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Term Loan Lender by the Loan Parties pursuant to this Agreement or otherwise to establish such Term Loan Lender’s status for withholding tax purposes in the applicable jurisdiction.
(ii)Without limiting the generality of the foregoing, if a Borrower is resident for tax purposes in the United States,
(A)any Term Loan Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower Agent and the Administrative Agent executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by the Borrower Agent or the Administrative Agent as will enable the Borrower Agent or the Administrative Agent, as the case may be, to determine whether or not such Term Loan Lender is subject to backup withholding or information reporting requirements; and

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(B)each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower Agent and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Term Loan Lender under this Agreement (and from time to time thereafter upon the request of the Borrower Agent or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:
(I)executed originals of Internal Revenue Service Form W-8BEN-E (or, if applicable W-8BEN) claiming eligibility for benefits of an income tax treaty to which the United States is a party,
(II)executed originals of Internal Revenue Service Form W-8ECI,
(III)executed originals of Internal Revenue Service Form W-8IMY and all required supporting documentation,
(IV)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) executed originals of Internal Revenue Service Form W-8BEN, or
(V)executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit the Borrower Agent or the Administrative Agent to determine the withholding or deduction required to be made; and
(C)if a payment made to a Term Loan Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Term Loan Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Term Loan Lender shall deliver to the Borrower Agent and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by any Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by any Borrower or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (C), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. For purposes of this Section 3.01, “Laws” shall include FATCA.
(iii)Each Term Loan Lender shall promptly (A) notify the Borrower Agent and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Term Loan Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that the Loan Parties or the Administrative Agent make any withholding or deduction for taxes from amounts payable to such Term Loan Lender.
(f)Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Term Loan

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Lender, or have any obligation to pay to any Term Loan Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Term Loan Lender. If the Administrative Agent or any Term Loan Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by any Loan Party under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Administrative Agent or such Term Loan Lender, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Loan Party, upon the request of the Administrative Agent or such Term Loan Lender, agrees to repay the amount paid over to any Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Term Loan Lender in the event the Administrative Agent or such Term Loan Lender is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent or any Term Loan Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.
III.2Illegality. If any Term Loan Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Term Loan Lender or its applicable lending office to make, maintain or fund Term Loans whose interest is determined by reference to SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, then, upon notice thereof by such Term Loan Lender to the Borrower Agent (through the Administrative Agent) (an “Illegality Notice”), any obligation of such Term Loan Lender to determine interest based on SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR shall be suspended until each affected Term Loan Lender notifies the Administrative Agent and the Borrower Agent that the circumstances giving rise to such determination no longer exist. Upon receipt of an Illegality Notice, interest on the Term Loans shall accrue and be payable at the Prime Rate plus the Applicable Margin until such Illegality notice is revoked of Administrative Agent implements a Term SOFR Successor Rate.
III.3Inability to Determine Rates; Effect of Benchmark Transition Event.
(a)In the event that the Administrative Agent or any Term Loan Lender shall have determined (i) that reasonable means do not exist for ascertaining Term SOFR or (ii) that there has occurred a public statement or other publication by or on behalf of the Term SOFR Administrator or SOFR Administrator (or the regulatory supervisor for the administrator of such rate, the Board of Governors, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such rate, a resolution authority with jurisdiction over the administrator for such rate or a court or an entity with similar insolvency or resolution authority over the administrator for such rate) that (x) such administrator has ceased or will cease to provide the three-month tenor of such rate permanently or indefinitely or (y) the three-month tenor of such rate is or will no longer be representative of the underlying market and economic reality that such rate is intended to measure and that representativeness will not be restored, then the Administrative Agent or such Term Loan Lender shall give Borrower Agent prompt written, telephonic or electronic notice of the determination of such effect. Upon receipt of such notice, any outstanding affected Term Loans bearing interest at a rate based on Term SOFR will be deemed to have been converted into Term Loans bearing interest at a rate equal to the Prime Rate plus the Applicable Margin until the Administrative Agent or such Term Loan Lender revokes such notice, or otherwise implements any Term SOFR Successor Rate.
(b)In connection with the implementation of a Term SOFR Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
III.4Increased Costs.
(a)Increased Costs Generally. If any Change in Law shall:

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(i)impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Term Loan Lender;
(ii)subject any Term Loan Lender to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) with respect to this Agreement, or any Term Loan made by it, or change the basis of taxation of payments to such Term Loan Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Term Loan Lender); or
(iii)impose on any Term Loan Lender any other condition, cost or expense (other than taxes) affecting this Agreement or Term Loans made by such Term Loan Lender;
and the result of any of the foregoing shall be to increase the cost to such Term Loan Lender of making or maintaining any Term Loan the interest on which is determined by reference to Term SOFR (or of maintaining its obligation to make any such Term Loan), or to increase the cost to such Term Loan Lender, or to reduce the amount of any sum received or receivable by such Term Loan Lender (whether of principal, interest or any other amount) then, upon request of such Term Loan Lender, the Loan Parties will pay to such Term Loan Lender such additional amount or amounts as will compensate such Term Loan Lender for such additional costs incurred or reduction suffered.
(b)Capital Requirements. If any Term Loan Lender determines that any Change in Law affecting such Term Loan Lender or any Lending Office of such Term Loan Lender or such Term Loan Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Term Loan Lender’s capital or on the capital of such Term Loan Lender’s holding company, if any, as a consequence of this Agreement, the Term Loan Commitments of such Term Loan Lender or the Term Loans made by such Term Loan Lender to a level below that which such Term Loan Lender or such Term Loan Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Term Loan Lender’s policies and the policies of such Term Loan Lender’s holding company with respect to capital adequacy), then from time to time pursuant to subsection (c) below the Loan Parties will pay to such Term Loan Lender, as the case may be, such additional amount or amounts as will compensate such Term Loan Lender or such Term Loan Lender’s holding company for any such reduction suffered.
(c)Certificates for Reimbursement. A certificate of a Term Loan Lender setting forth the amount or amounts necessary to compensate such Term Loan Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower Agent shall be conclusive absent manifest error. The Loan Parties shall pay such Term Loan Lender the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.
(d)Delay in Requests. Failure or delay on the part of any Term Loan Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Term Loan Lender’s right to demand such compensation, provided that the Loan Parties shall not be required to compensate a Term Loan Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Term Loan Lender notifies the Loan Parties of the Change in Law giving rise to such increased costs or reductions and of such Term Loan Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
III.5Compensation for Losses. Upon demand of any Term Loan Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly compensate such Term Loan

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Lender for and hold such Term Loan Lender harmless from any loss, cost or expense incurred by it as a result of: any failure by Borrowers (for a reason other than the failure of such Term Loan Lender to make a Term Loan) to prepay, borrow, continue or convert any Term Loan on the date or in the amount notified by the Borrower Agent, including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrowers shall also pay any customary administrative fees charged by such Term Loan Lender in connection with the foregoing.
A certificate of the Administrative Agent or a Term Loan Lender delivered to the Borrower Agent setting forth the amount that the Administrative Agent or such Term Loan Lender is entitled to receive pursuant to this Section 3.05 shall be conclusive absent manifest error. The Borrowers shall pay such amount to the Administrative Agent or such Term Loan Lender, as the case may be, within ten (10) days after receipt thereof.
III.6Mitigation Obligations; Replacement of Term Loan Lenders.
(a)Designation of a Different Lending Office. If any Term Loan Lender requests compensation under Section 3.04, or the Borrowers are required to pay any additional amount to any Term Loan Lender or any Governmental Authority for the account of any Term Loan Lender pursuant to Section 3.01, or if any Term Loan Lender gives a notice pursuant to Section 3.02, then such Term Loan Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Term Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Term Loan Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Term Loan Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Term Loan Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Term Loan Lender in connection with any such designation or assignment.
(b)Replacement of Term Loan Lenders. If any Term Loan Lender requests compensation under Section 3.04, or if the Borrowers are required to pay any additional amount to any Term Loan Lender or any Governmental Authority for the account of any Term Loan Lender pursuant to Section 3.01, the Borrowers may replace such Term Loan Lender in accordance with Section 11.13.
III.7Survival. All of the Borrowers’ obligations under this Article III shall survive the resignation of the Administrative Agent the replacement of any Term Loan Lender and the occurrence of the Facility Termination Date.
ARTICLE IV
SECURITY AND ADMINISTRATION OF COLLATERAL
IV.1Security. As security for the full and timely payment and performance of all Obligations, Borrower Agent shall, and shall cause each other Loan Party to, on or before the Closing Date, do or cause to be done all things necessary in the opinion of the Administrative Agent and its counsel to grant to the Administrative Agent for the benefit of the Secured Parties a duly perfected first priority security interest in all Collateral (except as expressly permitted hereunder or in the Intercreditor Agreement) subject to no prior Lien or other encumbrance or restriction on transfer, except as expressly permitted hereunder and in the Intercreditor Agreement. Without limiting the foregoing, on the Closing Date, Borrower Agent shall deliver, and shall cause each Loan Party to deliver, to the Administrative Agent, in form and substance reasonably acceptable to the Administrative Agent, (a) the Security Agreement, which shall pledge to the Administrative Agent for the benefit of the Secured Parties certain personal property of the Borrowers and the other Loan Parties more particularly described therein and (b) Uniform Commercial Code financing statements in form, substance and number as requested by the Administrative Agent, reflecting the Lien in favor of the Secured Parties on the Collateral, and shall take such further action and deliver or cause to be delivered such further documents as required by the Security Instruments or otherwise as the Administrative Agent may request to effect the transactions contemplated by this Article IV.

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IV.2Collateral Administration.
(a)Administration of Accounts.
(i)Records and Schedules of Accounts. Each Borrower shall keep accurate and complete records of its Accounts, including all payments and collections thereon, and shall submit to the Administrative Agent sales, collection, reconciliation and other reports in form satisfactory to the Administrative Agent, on such periodic basis as the Administrative Agent may request.
(ii)Taxes. If an Account of any Borrower includes a charge for any Taxes, Administrative Agent is authorized, in its discretion, to pay the amount thereof to the proper taxing authority for the account of such Borrower and to charge Borrowers therefor; provided, however, that neither the Administrative Agent nor Term Loan Lenders shall be liable for any Taxes that may be due from Borrowers or with respect to any Collateral.
(iii)Account Verification. Whether or not a Default or Event of Default exists, the Administrative Agent shall have the right at any time, in the name of the Administrative Agent, any designee of the Administrative Agent or (during the continuance of any Event of Default) any Borrower, to verify the validity, amount or any other matter relating to any Accounts of Borrowers by mail, telephone or otherwise. Borrowers shall cooperate fully with the Administrative Agent in an effort to facilitate and promptly conclude any such verification process.
(iv)Proceeds of Collateral. Borrowers shall request in writing and otherwise take all necessary steps to ensure that all payments on Accounts or otherwise relating to Collateral are made directly to a Controlled Deposit Account (or a lockbox relating to a Controlled Deposit Account). If any Borrower or Subsidiary receives cash or Payment Items with respect to any Collateral, it shall hold same in trust for the Administrative Agent and promptly (not later than the next Business Day) deposit same into a Controlled Deposit Account.
(v)Extensions of Time for Payment. In addition, upon the occurrence and during the continuance of an Event of Default, other than in the Ordinary Course of Business and in amounts which are not material to such Borrower, each Borrower will not (i) grant any extension of the time for payment of any Account, (ii) compromise or settle any Account for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Account, (iv) allow any credit or discount whatsoever on any Account or (v) amend, supplement or modify any Account in any manner that could adversely affect the value thereof.
(b)Administration of Inventory.
(i)Records and Reports of Inventory. Each Borrower shall keep accurate and complete records of its Inventory, including costs and daily withdrawals and additions, and shall submit to the Administrative Agent inventory and reconciliation reports in form satisfactory to the Administrative Agent, on such periodic basis as the Administrative Agent may request. Each Borrower shall conduct a physical inventory at least once per calendar year (and on a more frequent basis if requested by the Administrative Agent when an Event of Default exists) and periodic cycle counts consistent with historical practices, and shall provide to the Administrative Agent a report based on each such inventory and count promptly upon completion thereof, together with such supporting information as the Administrative Agent may request. The Administrative Agent may participate in and observe each physical count. The Administrative Agent, in its reasonable discretion if any Event of Default is continuing, may cause additional such inventories to be taken as the Administrative Agent determines (each, at the expense of the Loan Parties).
(ii)Returns of Inventory. No Borrower shall return any Inventory to a supplier, vendor or other Person, whether for cash, credit or otherwise, unless (a) such return is in the Ordinary Course of Business; (b) no Default or Event of Default exists or would result therefrom; (c) the Administrative Agent is promptly notified if the aggregate value of all Inventory returned in any month exceeds $250,000; and (d) any payment received by a Borrower for a return is promptly remitted to the Administrative Agent for application to the Obligations in accordance with Section 2.06(c).

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(iii)Acquisition, Sale and Maintenance. No Inventory taken on consignment or approval shall be included in the Borrowing Base, and the Borrowers shall take all steps to assure that all Inventory is produced in accordance with applicable Law, including the FLSA. No Borrower shall sell any Inventory on consignment or approval or any other basis under which the customer may return or require a Borrower to repurchase such Inventory; provided that the Borrowers may buy back any Inventory delivered to a customer-accessible “cage” or bin location within a Borrower’s facility that was previously sold to a customer for an amount not to exceed the fair market value of such Inventory. The Borrowers shall use, store and maintain all Inventory with reasonable care and caution, in accordance with applicable standards of any insurance and in conformity with all applicable Laws, and shall make current rent payments (within applicable grace periods provided for in leases) at all locations where any Collateral is located.
IV.3After Acquired Property; Further Assurances.
(a)New Deposit Accounts and Securities Accounts. Concurrently with or prior to the opening of any Deposit Account, Securities Account or Commodity Account by any Loan Party, other than any Excluded Deposit Account, such Loan Party shall deliver to the Administrative Agent a Control Agreement covering such Deposit Account, Securities Account or Commodity Account, duly executed by such Loan Party, the Administrative Agent and the applicable Controlled Account Bank, securities intermediary or financial institution at which such account is maintained.
(b)Future Locations Subject to Material Third-Party Agreements. With respect to any location of Collateral subject to a Material Third-Party Agreement entered into after the Closing Date, each Loan Party shall use commercially reasonable efforts to provide the Administrative Agent with Lien Waivers with respect to the premises subject to such Material Third-Party Agreements. Loan Parties acknowledge that if such Lien Waivers are not delivered, then, at the election of the Administrative Agent, all or a portion of the Collateral at such locations may be deemed ineligible for inclusion in the Borrowing Base and/or the Administrative Agent may establish a Rent and Charges Reserve for such location.
(c)Acquired Real Property. If any Loan Party acquires, owns or holds an interest in any fee-owned Real Property, the Borrower Agent will promptly (and in any event within ten (10) days of the acquisition thereof (or such longer period as the Administrative Agent may agree)) notify the Administrative Agent in writing of such event, identifying the property or interests in question, and, the Loan Parties will, or will cause such Subsidiary to, within sixty (60) days or such longer period as the Administrative Agent may reasonably agree, (i) deliver to the Administrative Agent, in each case in form and substance reasonably satisfactory to the Administrative Agent, Mortgages and Mortgage Related Documents with respect to such Real Property.
(d)UCC Authorization. The Administrative Agent is hereby irrevocably authorized to execute (if necessary) and file or cause to be filed, with or if permitted by applicable Law without the signature of any Loan Party appearing thereon, all UCC or PPSA financing statements reflecting any Loan Party as “debtor” and the Administrative Agent as “secured party”, and continuations thereof and amendments thereto, as the Administrative Agent reasonably deems necessary or advisable to give effect to the transactions contemplated hereby and by the other Loan Documents.
IV.4Cash Management.
(a)Controlled Deposit Accounts. (i) On or prior to the Closing Date, enter into a Control Agreement with respect to each Deposit Account of the Loan Parties in existence as of the Closing Date (including those listed on Schedule 6.19), and (ii) thereafter, not later than the date of opening any Deposit Account of a Loan Party, enter into a Control Agreement with respect to such Deposit Account, in each case, which shall include all lockboxes and related lockbox accounts used for the collection of Accounts, other than Excluded Deposit Accounts. Each Loan Party agrees that it shall take all commercially reasonable steps necessary to ensure that all payments in respect of Accounts or other Collateral be paid to a Controlled Deposit Account in its name or the name of a Loan Party, including ensuring that all invoices rendered and other requests made by any Loan Party for payment in respect of Accounts contain a written statement directing payment to be made to a Controlled Deposit Account in its

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name or the name of a Loan Party. The Borrower Agent shall cause bank statements and/or other reports from the Controlled Account Banks to be delivered to the Administrative Agent not less often than monthly, accurately setting forth all amounts deposited in each Controlled Deposit Account to ensure the proper transfer of funds as set forth above. All remittances received by any Loan Party on account of Accounts, together with the proceeds of any other Collateral, shall be held as the Administrative Agent’s property, for its benefit and the benefit of Term Loan Lenders, by such Loan Party as trustee of an express trust for Administrative Agent’s benefit and such Loan Party shall immediately deposit same in kind in a Controlled Deposit Account. The Administrative Agent retains the right at all times after the occurrence and during the continuance of a Default or an Event of Default, subject to the Intercreditor Agreement, to notify Account Debtors that a Loan Party’s Accounts have been assigned to the Administrative Agent and to collect such Loan Party’s Accounts directly in its own name, or in the name of the Administrative Agent’s agent, and to charge the collection costs and expenses, including reasonable attorneys’ fees, to the Loan Account.
(b)Concentration Account. Each Control Agreement with respect to a Controlled Deposit Account shall require that, during a Dominion Trigger Period, the Controlled Account Bank transfer all cash receipts and other collections by ACH or wire transfer no less frequently than daily, (x) so long as the “Facility Termination Date” (as defined in the Revolving Credit Agreement) has not occurred, to the “Concentration Account” (as defined in the Revolving Credit Agreement) (the “Revolving Collection Account”) and (y) thereafter, to such other accounts as directed by the Administrative Agent in its sole discretion (the “Term Loan Collection Accounts” and together with the Revolving Collection Account, the “Collection Accounts”) (whether or not there are any outstanding Revolving Obligations or Obligations) . The Revolving Collection Account shall at all times be under the sole dominion and control of the Revolving Agent. The Term Loan Collection Accounts shall at all times be under the sole dominion and control of the Administrative Agent or of the Administrative Agent’s financing source. The Loan Parties hereby acknowledge and agree that (i) the Loan Parties have no right of withdrawal from the Collection Accounts, (ii) the funds on deposit in the Collections Accounts shall at all times be collateral security for all of the Obligations and the Revolving Obligations and (iii) the funds on deposit in the Collection Accounts shall be applied as provided in Section 4.04(c) below or the Revolving Credit Agreement, as applicable. In the event that, notwithstanding the provisions of this Section 4.04, any Loan Party receives or otherwise has dominion and control of any such proceeds or collections described above, such proceeds and collections shall be held in trust by such Loan Party for the Administrative Agent or Revolving Agent, as applicable, shall not be commingled with any of such Loan Party’s other funds or deposited in any account of such Loan Party and shall, not later than the Business Day after receipt thereof, subject to the Post-Closing Agreement, be deposited into a Controlled Deposit Account, or during a Dominion Trigger Period, a Collection Account, or dealt with in such other fashion as such Loan Party may be instructed by the Administrative Agent or the Revolving Agent, as applicable.
(c)Controlled Securities Accounts. On or prior to the Closing Date, enter into a Control Agreement with respect to each Securities Account and Commodity Account listed on part (b) of Schedule 6.19. The Borrower Agent shall cause account statements and/or other reports from the applicable broker, financial institution or other financial intermediary to be delivered to the Administrative Agent not less often than monthly, accurately setting forth all assets, including securities entitlements, financial assets or other amounts, held in each Securities Account or Commodity Account.
IV.5Information Regarding Collateral. Each Borrower represents, warrants and covenants that Schedule 4.05 sets forth as of the Closing Date, (a) the exact legal name, jurisdiction of formation, organizational identification number, chief executive office and any trade name or other trade style of each Loan Party and each of its Subsidiaries, (b) each Person that has effected any merger or consolidation with a Loan Party or sold, contributed or transferred to a Loan Party any property constituting Collateral at any time since, in each case, December 3, 2019 (excluding Persons making sales in the ordinary course of their businesses to a Loan Party of property constituting Inventory in the hands of such seller), (c) any prior legal name, jurisdiction of formation, organizational identification number, trade name or other trade style or location of the chief executive office of each Loan Party at any time since December 3, 2019, and (d) each location within the United States in which material goods constituting Collateral are located as of the Closing Date (together with the name of each owner of the property located at such address if not the applicable Loan Party, a summary description of the relationship between the applicable Loan Party and such Person and the maximum approximate book or

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market value of the Collateral held or to be held at such location). The Company shall not change, and shall not permit any other Loan Party to change, its name, jurisdiction of formation (whether by reincorporation, merger or otherwise), the location of its chief executive office or any location specified in clause (d) of the immediately preceding sentence, or use or permit any other Loan Party to use, any additional trade name or other trade style, except upon giving not less than thirty (30) days’ prior written notice to the Administrative Agent and taking or causing to be taken all such action at Borrowers’ or such other Loan Parties’ expense as may be reasonably requested by the Administrative Agent to perfect or maintain the perfection and priority of the Lien of the Administrative Agent in the Collateral.
ARTICLE V
CONDITIONS PRECEDENT TO TERM LOANS
V.1Conditions Precedent. The obligation of each Term Loan Lender to make Term Loans hereunder is subject to satisfaction of the following conditions precedent:
(a)The Administrative Agent’s receipt of the following items (except those items that are expressly permitted to be delivered after the Closing Date pursuant to Section 7.20), each properly executed by a Responsible Officer of the applicable Loan Party, each dated as of the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and its legal counsel:
(i)executed counterparts of this Agreement, each of the Security Instruments, the Intercreditor Agreement, and the Collateral Assignment of the Helen of Troy Guaranty;
(ii)Notes executed by the Borrowers in favor of each Term Loan Lender requesting a Note;
(iii)Secretary’s certificate for each Loan Party certifying as to (A) true and complete copies of all Organization Documents of such Loan Party attached thereto, (B) resolutions of the Board of Directors or other organizational action authorizing execution, delivery and performance of all Loan Documents to which such Loan Party is a party, and (C), incumbency of officers (including specimen signatures) evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;
(iv)certification from any applicable Governmental Authority as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in its jurisdiction of organization and in any other jurisdiction in which the failure to be so qualified could reasonably be expected to have a Material Adverse Effect, including certificates of good standing and qualification to engage in business in each applicable jurisdiction;
(v)a favorable opinion of Ryan, Swanson & Cleveland, PLLC, counsel to the Loan Parties, and acceptable local counsel to the Loan Parties, each addressed to the Administrative Agent and each Term Loan Lender and their successors and assigns, as to the matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request;
(vi)certificates of Responsible Officers of the Borrower Agent or the applicable Loan Parties either (A) identifying all consents, licenses and approvals required in connection with the execution, delivery and performance by each Borrower and the validity against each such Loan Party of the Loan Documents to which it is a party, and stating that such consents, licenses and approvals shall be in full force and effect, and attaching true and correct copies thereof or (B) stating that no such consents, licenses or approvals are so required;
(vii)a certificate signed by a Responsible Officer of the Borrower Agent certifying as to the matters described in Section 5.01(f);

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(viii)(A) audited financial statements of the Company and its Subsidiaries for each of the three fiscal years immediately preceding the Closing Date, (B) unaudited interim financial statements for the Company and its Subsidiaries as of September 30, 2024, (C) financial projections of the Company and its Subsidiaries for the next three (3) fiscal years, and (D) evidence that Consolidated EBITDA for the three months most recently ended as of September 30, 2024, is at least $6,000,000;
(ix)a certificate signed by the Chief Financial Officer or the Chief Accounting Officer of the Borrower Agent certifying that, after giving effect to the entering into of the Loan Documents and the consummation of all of the Transactions, (A) each Borrower is Solvent and (B) the Loan Parties, taken as a whole, are Solvent;
(x)evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect;
(xi)an initial Borrowing Base Certificate;
(xii)written notice of borrowing of the Term Loans;
(xiii)copies of the Revolving Loan Documents, all certified as true and correct by the Borrower Agent;
(xiv)delivery of Uniform Commercial Code financing statements, suitable in form and substance for filing in all places required by applicable law to perfect the Liens of the Administrative Agent under the Security Instruments as a first priority Lien as to items of Collateral (subject to the Intercreditor Agreement) in which a security interest may be perfected by the filing of financing statements, and such other documents and/or evidence of other actions as may be reasonably necessary under applicable law to perfect the Liens of the Administrative Agent under such Security Instruments as a first priority Lien in and to such other Collateral (subject to the Intercreditor Agreement) as the Administrative Agent may require;
(xv)Uniform Commercial Code search results showing only those Liens as are acceptable to the Administrative Agent and Term Loan Lenders;
(xvi)evidence of the payment in full and cancellation of the Existing Agreement, including terminations of Uniform Commercial Code financing statements filed in connection with the Existing Agreement and other evidence of lien releases and other related matters on terms acceptable to the Administrative Agent;
(xvii)evidence satisfactory to the Administrative Agent of the consummation (in compliance with all applicable laws and regulations, with the receipt of all material governmental, shareholder and third party consents and approvals relating thereto) of the Transactions; and
(xviii)such other assurances, certificates, documents, consents or opinions as the Administrative Agent or the Required Lenders may reasonably require.
(b)The Administrative Agent shall have completed satisfactory background checks of the Loan Parties’ management. In addition, at least five days prior to the Closing Date, (i) any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver a Beneficial Ownership Certification in relation to such Borrower and (ii) so long as requested by the Administrative Agent or any Term Loan Lender at least ten days prior to the Closing Date, Borrowers shall have provided to Administrative Agent and each requesting Term Loan Lender the documentation and other information so requested in connection with applicable “know your customer” and Anti-Money Laundering Laws or Anti-Corruption Laws, including the PATRIOT Act.
(c)Administrative Agent and its counsel shall have completed all legal, tax and regulatory due diligence, including without limitation review of all documentation required by bank regulatory

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authorities under applicable Anti-Corruption Laws and Anti-Money Laundering Laws, the results of which shall be satisfactory to Administrative Agent in its sole discretion.
(d)Any fees required to be paid on or before the Closing Date shall have been paid.
(e)Unless waived by the Administrative Agent, the Borrowers shall have paid all reasonable fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such reasonable fees, charges and disbursements as shall constitute its reasonable estimate of such reasonable fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Administrative Agent).
(f)The Administrative Agent shall be satisfied that after giving effect to (i) the Term Loans and (ii) consummation of the Transactions and payment of all fees and expenses in connection therewith, Liquidity minus the amount of any payables stretched beyond their customary payment practices, shall be not less than $30,000,000.
(g)The Administrative Agent shall have received evidence that (i) all conditions to the effectiveness of the Revolving Loan documents (other than any requirement that this Agreement and the other Loan Documents be effective) have been satisfied or waived, and (ii) on or prior to the effectiveness of this Agreement, Revolving Loans in an aggregate amount of not less than $75,279,333.54 shall have been funded.
(h)The Administrative Agent shall have received a Field Exam and appraisals of the Loan Parties’ Inventory and Equipment, each in form and substance reasonably satisfactory to the Administrative Agent.
(i)The capital structure of the Loan Parties and their Subsidiaries shall be satisfactory to Administrative Agent.
(j)The representations and warranties of the Loan Parties contained in Article VI or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (or in the case of any representation or warranty subject to a materiality qualifier, true and correct in all respects) on and as of the Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or in the case of any representation or warranty subject to a materiality qualifier, true and correct in all respects) as of such earlier date.
(k)No Default shall have occurred and be continuing, or would result from the extension of the Term Loans or from the application of the proceeds thereof.
Without limiting the generality of the provisions of Section 10.04, for purposes of determining compliance with the conditions specified in this Section 5.01, each Term Loan Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Term Loan Lender unless the Administrative Agent shall have received notice from such Term Loan Lender prior to the proposed Closing Date specifying its objection thereto.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES
To induce the Secured Parties to enter into this Agreement and to make Term Loans, each Loan Party represents and warrants to the Administrative Agent and the Term Loan Lenders that:

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VI.1Existence, Qualification and Power. Each Loan Party and each Subsidiary (a) is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, organization or formation, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business as is now being conducted and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party and to consummate the Transactions to which it is a party, and (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i), or (c), to the extent that failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Loan Party is (a) an Affected Financial Institution or (b) a Covered Entity (as defined in Section 11.21(b)).
VI.2Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, and the consummation of the Transactions, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of the Organization Documents of any such Person; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (i) any Contractual Obligation to which such Person is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.
VI.3Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document or the consummation of the Transactions, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (d) the exercise by the Administrative Agent or any Term Loan Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, all of which have been duly obtained, taken, given or made and are in full force and effect.
VI.4Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except (a) as rights to indemnification hereunder may be limited by applicable Law and (b) as the enforcement hereof may be limited by any applicable Debtor Relief Laws or by general equitable principles.
VI.5Financial Statements; No Material Adverse Effect.
(a)The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (iii) show all material Indebtedness and other liabilities, direct or contingent, of the Company and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.
(b)The unaudited Consolidated and consolidating balance sheet of the Company and its Subsidiaries dated as of September 30, 2024, and the related Consolidated and consolidating statements of income or operations, shareholders’ equity and cash flows for the month then ended (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

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(c)Since the date of the Audited Financial Statements there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
(d)Each Borrower is Solvent and the Loan Parties, on a Consolidated basis, are Solvent. No transfer of property has been or will be made by any Loan Party and no obligation has been or will be incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Loan Party.
VI.6Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Loan Party after due investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Subsidiaries or against any of their properties or revenues, that (a) purport to affect or pertain to this Agreement or any other Loan Document (including the grant and perfection of any Lien under any Security Instrument) or any of the Transactions or (b) except as specifically disclosed in Schedule 6.06, either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect. There has been no adverse change in the status, or financial effect on any Loan Party or any Subsidiary thereof, of the matters described on Schedule 6.06.
VI.7No Default. No Loan Party nor any Subsidiary is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
VI.8Ownership of Property; Liens.
(a)Each Loan Party and each Subsidiary has good title to, or valid leasehold interests in, all its real and personal property material to its business, if any (including the Mortgaged Properties), (i) free and clear of all Liens except for Permitted Liens and (ii) except for minor defects in title that do not materially interfere with its ability to conduct its business as currently conducted or as proposed to be conducted or to utilize such properties for their intended purposes.
(b)Schedule 6.08 sets forth the address (including street address, county and state) of all Real Property that is owned or subject to a ground lease by the Loan Parties as of the Closing Date. Each Loan Party and each of its Subsidiaries has good, marketable and insurable fee simple title to the Real Property owned by such Loan Party or such Subsidiary, free and clear of all Liens, other than Permitted Liens. Each ground lease of the Loan Parties is in full force and effect and the Loan Parties are not in default of any material terms thereof.
VI.9Environmental Compliance.
(a)Except as disclosed in Schedule 6.09, no Loan Party or any Subsidiary thereof (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law with respect to the Loan Party or any Subsidiary’s operations, (ii) has become subject to a pending claim with respect to any Environmental Liability or (iii) has received written notice of any claim with respect to any Environmental Liability except, in each case, as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)Except as otherwise set forth in Schedule 6.09 or as would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect, (i) none of the properties currently owned or operated by any Loan Party or any Subsidiary thereof is listed or, to the knowledge of the Loan Parties, proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; (ii) there are no and, to the knowledge of the Loan Parties, never have been any underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any Subsidiary thereof; (iii)

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to the knowledge of the Loan Parties, there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or Subsidiary thereof; and (iv) Hazardous Materials have not been released, discharged or disposed of by any Loan Party or Subsidiary in violation of Environmental Laws or, to the knowledge of the Loan Parties, by any other Person in violation of Environmental Laws on any property currently owned or operated by any Loan Party or any Subsidiary thereof.
(c)Except as otherwise set forth on Schedule 6.09 or as would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect, no Loan Party or any Subsidiary thereof is undertaking, and no Loan Party or any Subsidiary thereof has completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored by any Loan Party or any Subsidiary at, or transported to or from by or on behalf of any Loan Party or any Subsidiary, any property currently owned or operated by any Loan Party or any Subsidiary thereof have, to the knowledge of the Loan Parties, been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any Subsidiary thereof.
(d)Each Loan Party conducts in the Ordinary Course of Business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof each Loan Party has reasonably concluded that, except as set forth on Schedule 6.09, such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
VI.10Insurance. The properties of the Loan Parties and their Subsidiaries are insured with financially sound and reputable insurance companies which are not Affiliates of the Loan Parties, in such amounts, with such deductibles and covering such risks (including, without limitation, workmen’s compensation, public liability, business interruption and property damage insurance) as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Loan Parties or the applicable Subsidiary operates. Schedule 6.10 sets forth a description of all insurance maintained by or on behalf of the Loan Parties as of the Closing Date. As of the Closing Date, each insurance policy listed on Schedule 6.10 is in full force and effect and all premiums in respect thereof that are due and payable have been paid.
VI.11Taxes. Each Loan Party and its Subsidiaries have filed all federal, state and other material tax returns and reports required to be filed, and have paid all federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being Properly Contested and except where the failure to file such returns or reports could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect. Neither the Company nor any Subsidiary thereof is party to any tax sharing agreement.
VI.12ERISA Compliance.
(a)Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws. Each Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the best knowledge of each Loan Party, nothing has occurred that would prevent or cause the loss of such tax-qualified status.
(b)There are no pending or, to the knowledge of any Loan Party, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be

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expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
(c)(i) No ERISA Event has occurred, and no Loan Party nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) each Loan Party and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and no Loan Party nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) no Loan Party nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) no Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.
(d)No Loan Party nor any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan other than (A) on the Closing Date, those listed on Schedule 6.12 hereto and (B) thereafter, Pension Plans not otherwise prohibited by this Agreement.
(e)With respect to each scheme or arrangement mandated by a government other than the United States (a “Foreign Government Scheme or Arrangement”) and with respect to each employee benefit plan maintained or contributed to by any Loan Party or any Subsidiary of any Loan Party that is not subject to United States law (a “Foreign Plan”):
(i)any employer and employee contributions required by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices;
(ii)the Fair Market Value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date hereof, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and
(iii)each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.
(f)As of the Closing Date that the Borrower is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans or the Term Loan Commitments;
VI.13Subsidiaries and Equity Interests. No Loan Party (a) has any Subsidiaries other than those specifically disclosed on Schedule 6.13, or created or acquired after the Closing Date in compliance with Section 7.12, and (b) owns any Equity Interests in any other Person other than those specifically disclosed on Schedule 6.13, except, in each case, Subsidiaries acquired or created and equity investments made on or after the Closing Date in compliance with this Agreement and the other Loan Documents. All of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by a Loan Party (or a Subsidiary of a Loan Party) in the amounts specified on Schedule 6.13 free and clear of all Liens except for those created under the Security Instruments. All of the outstanding Equity Interests in the Loan Parties have been validly issued, and are fully paid and non-

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assessable and are owned in the amounts specified on Schedule 6.13 free and clear of all Liens except for those created under the Security Instruments.
VI.14Margin Regulations; Investment Company Act. No Loan Party is engaged nor will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), or extending credit for the purpose of purchasing or carrying margin stock. None of the Loan Parties, any Person Controlling any Loan Party, nor any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
VI.15Disclosure. Each Loan Party has disclosed or caused the Borrower Agent to disclose to the Administrative Agent and the Term Loan Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate (including the Borrowing Base Certificates) or other information furnished (whether in writing or orally) by or on behalf of any Loan Party or any Subsidiary to the Administrative Agent or any Term Loan Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, each Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
VI.16Compliance with Laws. Each Loan Party and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
VI.17Intellectual Property; Licenses, Etc. Each Loan Party and its Subsidiaries own, or possess the right to use, all of the Intellectual Property (including IP Rights) that are reasonably necessary for the operation of their respective businesses, without known conflict with the IP Rights of any other Person, except to the extent any failure so to own or possess the right to use could not reasonably be expected to have a Material Adverse Effect. To the knowledge of each Loan Party, the operation by each Loan Party and its Subsidiaries of their respective businesses does not infringe upon any IP Rights held by any other Person.
VI.18Labor Matters. Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect or as set forth on Schedule 6.18, there are no strikes, lockouts, slowdowns or other material labor disputes against any Loan Party or any Subsidiary thereof pending or, to the knowledge of any Loan Party, threatened. The hours worked by and payments made to employees of the Loan Parties comply with the FLSA and any other applicable federal, state, local or foreign Law dealing with such matters. No Loan Party or any of its Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Act or similar state Law. All payments due from any Loan Party and its Subsidiaries, or for which any claim may be made against any Loan Party, on account of wages and employee health and welfare insurance and other benefits, have been paid or properly accrued in accordance with GAAP as a liability on the books of such Loan Party. Except as set forth on Schedule 6.18 no Loan Party or any Subsidiary is a party to or bound by any collective bargaining agreement, management agreement, employment agreement, bonus, restricted stock, stock option, or stock appreciation plan or agreement or any similar plan, agreement or arrangement. There are no representation proceedings pending or, to any Loan Party’s knowledge, threatened to be filed with the National Labor Relations Board, and no labor organization or group of employees of any Loan Party or any Subsidiary has made a pending demand for recognition. There are no complaints, unfair labor practice charges, grievances, arbitrations, unfair employment practices charges or any other claims or complaints against any Loan Party or any Subsidiary pending or, to the knowledge of any Loan Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in

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connection with, or otherwise relating to the employment or termination of employment of any employee of any Loan Party or any of its Subsidiaries. The consummation of the transactions contemplated by the Loan Documents will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party or any of its Subsidiaries is bound.
VI.19Deposit Accounts and Securities Accounts.
(a)Part (a) of Schedule 6.19 sets forth a list of all Deposit Accounts (including Excluded Deposit Accounts) maintained by the Loan Parties, which Schedule includes, with respect to each Deposit Account (i) the name and address of the depository; (ii) the name and account number of such Deposit Account; (iii) the type or use of such Deposit Account and (iv) the average balance of such Deposit Account over the prior twelve month period.
(b)Part (b) of Schedule 6.19 sets forth a list of all Securities Accounts and Commodity Accounts maintained by the Loan Parties, which Schedule includes with respect to each Securities Account and Commodity Account (i) the name and address of the securities intermediary or institution holding such account; (ii) the name and account number of such account; (iii) a contact person at such securities intermediary or institution and (iv) the average value of assets held in such account over the prior twelve month period.
VI.20Accounts. The Administrative Agent may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by the Loan Parties with respect thereto. Each Borrower warrants, with respect to each Account at the time it is shown as an Eligible Account in a Borrowing Base Certificate, that:
(a)it is genuine and in all respects what it purports to be, and is not evidenced by a judgment;
(b)it arises out of a completed, bona fide sale and delivery of goods in the Ordinary Course of Business, and substantially in accordance with any purchase order, contract or other document relating thereto;
(c)it is for a sum certain, maturing as stated in the invoice covering such sale, a copy of which has been furnished or is available to the Administrative Agent on request;
(d)it is not subject to any offset, Lien (other than the Administrative Agent’s Lien and Permitted Liens described in clause (n) of Section 8.02), deduction, defense, dispute, counterclaim or other adverse condition except as arising in the Ordinary Course of Business and disclosed to the Administrative Agent; and it is absolutely owing by the Account Debtor, without contingency in any respect;
(e)no purchase order, agreement, document or applicable Laws restricts assignment of the Account to the Administrative Agent (regardless of whether, under the UCC, the restriction is ineffective), and the applicable Borrower is the sole payee or remittance party shown on the invoice;
(f)no extension, compromise, settlement, modification, credit, deduction or return has been authorized with respect to the Account, except discounts or allowances granted in the Ordinary Course of Business for prompt payment that are reflected on the face of the invoice related thereto and in the reports submitted to Administrative Agent hereunder; and
(g)to each Borrower’s knowledge, (i) there are no facts or circumstances that are reasonably likely to impair the enforceability or collectability of such Account; (ii) the Account Debtor had the capacity to contract when the Account arose, continues to meet the applicable Borrower’s customary credit standards, is Solvent, is not contemplating or subject to any proceeding under any Debtor Relief Laws, and has not failed, or suspended or ceased doing business; and (iii) there are no proceedings or actions threatened or pending against any Account Debtor that could reasonably be expected to have a material adverse effect on the Account Debtor’s financial condition.

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VI.21Sanction; Anti-Money Laundering Laws and Anti-Corruption Laws
(a)None of the Loan Parties nor any of their Controlled Persons nor, to the knowledge of Borrower, any agent, affiliate or representative of any Loan Party or any of their Subsidiaries, is, or is controlled by a Person that is, a Sanctioned Person or currently the subject or target of any Sanctions.
(b)The Loan Parties and each of their Subsidiaries and, to the knowledge of Borrower, each of the Loan Parties’ and their Subsidiaries’ respective agents, affiliates and representatives, is in compliance with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.
(c)The Loan Parties and their Subsidiaries have instituted and maintain in effect policies and procedures reasonably designed to ensure compliance by the Loan Parties, their Subsidiaries, and their Controlled Persons with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.
(d)As of the Closing Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.
VI.22Brokers. No broker or finder brought about the obtaining, making or closing of the Loans or transactions contemplated by the Loan Documents, and no Loan Party or Affiliate thereof has any obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.
VI.23Customer and Trade Relations. There exists no actual or, to the knowledge of any Loan Party, threatened, termination or cancellation of, or any modification or change in the business relationship of any Loan Party with any customers or suppliers which are, individually or in the aggregate, material to its operations, to the extent that such cancellation, modification or change would reasonably be expected to result in a Material Adverse Effect.
VI.24Material Contracts. Schedule 6.24 sets forth all Material Contracts to which any Loan Party is a party or is bound as of the Closing Date. The Loan Parties have delivered true, correct and complete copies of such Material Contracts to the Administrative Agent on or before the date hereof.
VI.25Casualty. Neither the businesses nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
VI.26Senior Indebtedness. All Obligations including those to pay principal of and interest (including post-petition interest, whether or not allowed as a claim under Debtor Relief Laws) on the Loans and other Obligations, and fees and expenses in connection therewith, are entitled to the benefits of the Subordination Provisions applicable to all Indebtedness. Each Loan Party acknowledges that the Administrative Agent and each Term Loan Lender is entering into this Agreement and each Term Loan Lender is extending its Commitments in reliance upon the Subordination Provisions.
ARTICLE VII
AFFIRMATIVE COVENANTS
So long as any Obligation (other than contingent obligations for which no claim has been asserted) hereunder shall remain unpaid or unsatisfied, each Loan Party shall, and shall cause each Subsidiary to, or with respect to Sections 7.01, 7.02 and 7.03, the Borrower Agent shall:
VII.1Financial Statements. Deliver to the Administrative Agent and each Term Loan Lender:
(a)as soon as available, but in any event within 120 days after the end of each fiscal year of the Company or, if earlier, 15 days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC), a Consolidated and consolidating balance sheet of the Company

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and its Subsidiaries as at the end of such fiscal year, and the related Consolidated and consolidating statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, (i) such Consolidated statements to be audited and accompanied by a report and opinion of a Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to the Administrative Agent (the “Auditor”), which report and opinion shall be prepared in accordance with audit standards of the Public Company Accounting Oversight Board and applicable Securities Laws and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit and shall include a certificate of the Auditor stating that in making the examination necessary with respect to such audit it has not become aware of any Default in respect of any term, covenant, condition of Section 8.12 or other provision in so far as they relate to accounting matters or, if any such Default shall exist, stating the nature and status of such event, and (ii) such consolidating statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of the Company to the effect that such statements are fairly stated in all material respects when considered in relation to the Consolidated financial statements of the Company and its Subsidiaries;
(b)monthly, as soon as available, but in any event within 30 days after the end of each Fiscal Month, unaudited Consolidated and consolidating balance sheets of the Company as of the end of such month and the related statements of income and cash flow for such month and for the portion of the Fiscal Year then elapsed, on a Consolidated basis for the Company and Subsidiaries, setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by the chief financial officer of Borrower Agent as prepared in accordance with GAAP and fairly presenting the financial condition, results of operations, shareholders equity and cash flows for such month and period, subject to normal year-end adjustments and the absence of footnotes; and
(c)as soon as available but not later than thirty (30) days after the end of each fiscal year, annual financial projections of the Company and its Subsidiaries on a Consolidated basis, in form satisfactory to the Administrative Agent and the Required Lenders, consisting of (i) Consolidated balance sheets and statements of income or operations and cash flows and (ii) monthly Availability for Borrowers for the immediately following fiscal year.
As to any information contained in materials furnished pursuant to Section 7.02(d), the Loan Parties shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Loan Parties to furnish the information and materials described in subsections (a) and (b) above at the times specified therein.
VII.2Borrowing Base Certificate; Other Information. Deliver to the Administrative Agent and each Term Loan Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:
(a)on or before the 20th of each month (or on or before the Wednesday of each week during a Reporting Trigger Period) from and after the date hereof, Borrower Agent shall deliver to Administrative Agent, in form acceptable to the Administrative Agent, a Borrowing Base Certificate as of the last day of the immediately preceding month or week, as applicable, with such supporting materials as the Administrative Agent shall reasonably request (including weekly reporting of rolling forward accounts receivable data by reporting weekly sales, cash collections and credits and monthly reporting of gross inventory, inventory ineligibles and accounts receivable ineligibles). All calculations of Availability in any Borrowing Base Certificate shall initially be made by Borrowers and certified by a Responsible Officer, provided that the Administrative Agent may from time to time review and adjust any such calculation (a) to reflect its reasonable estimate of declines in value of any Collateral, including due to collections received in the Concentration Account or otherwise; (b) to adjust advance rates to reflect changes in dilution, quality, mix and other factors affecting Collateral, including delay of payment of accounts payable beyond past practice; and (c) to the extent the calculation is not made in accordance with this Agreement or does not accurately reflect the Availability Reserve or the Line Reserve;

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(b)on or before the 20th day of each calendar month from and after the date hereof, Borrower Agent shall deliver to the Administrative Agent, in the form reasonably acceptable to the Administrative Agent, (i) reconciliations of all Borrowers’ Accounts as shown on the month-end Borrowing Base Certificate for the immediately preceding month to Borrowers’ accounts receivable agings, to Borrowers’ general ledger and to Borrowers’ most recent financial statements, (ii) a detailed aged trial balance of all Accounts as of the end of the preceding fiscal month, specifying each Account’s Account Debtor name and address, amount, invoice date and due date, showing any discount, allowance, credit, authorized return or dispute, and including such proof of delivery, copies of invoices and invoice registers, copies of related documents, repayment histories, status reports and other information as the Administrative Agent may reasonably request. (iii) accounts payable agings, (iv) accounts receivable agings, (v) reconciliations of Borrowers’ Inventory as shown on Borrowers’ perpetual inventory, to Borrowers’ general ledger and to Borrowers’ financial statements and (vi) Inventory status reports, all with supporting materials as the Administrative Agent shall reasonably request.
(c)a Compliance Certificate executed by the chief financial officer of Borrower Agent which certifies compliance with Section 8.12 and provides a reasonably detailed calculations of the Consolidated Fixed Charge Coverage Ratio and LTM Consolidated EBITDA delivered (i) concurrently with delivery of financial statements under Sections 7.01(a) and 7.01(b) above, whether or not a Fixed Charge Trigger Period then exists, (ii) on the first day of any Fixed Charge Trigger Period (certifying compliance as of the last day of the Measurement Period most recently ended prior to the start of such Fixed Charge Trigger Period) and (iii) as requested by the Administrative Agent while a Default or Event of Default exists;
(d)promptly after the same are available, copies of each annual report, proxy or financial statement sent to the stockholders of the Company, and copies of all annual, regular, periodic and special reports and registration statements which the Company may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;
(e)at the Administrative Agent’s request (but not more frequently than monthly unless a Default or Event of Default has occurred and is continuing), a listing of each Borrower’s trade payables, specifying the trade creditor and balance due, and a detailed trade payable aging, all in form and scope satisfactory to the Administrative Agent;
(f)promptly following any request therefor, provide information and documentation reasonably requested by Administrative Agent for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act, the Beneficial Ownership Regulation or other applicable Anti-Money Laundering Laws, Anti-Corruption Laws, or Sanctions;
(g)promptly following the opening of any Deposit Account (including Excluded Deposit Accounts), Securities Account or Commodity Account maintained by the Loan Parties, deliver to Administrative Agent an updated Schedule 6.19 reflecting the addition of such account; and
(h)promptly, such additional information regarding the business, financial or corporate affairs of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Term Loan Lender may from time to time reasonably request, or as may be provide to the Revolving Agent from time to time, all in form and scope reasonably acceptable to the Administrative Agent.
Documents required to be delivered pursuant to Section 7.01(a) or 7.01(b) or Section 7.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower Agent posts such documents, or provides a link thereto on the Borrower Agent’s website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the Borrower Agent’s behalf on an Internet or intranet website, if any, to which each Term Loan Lender and the Administrative Agent have access (whether a commercial, third-party website or whether

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sponsored by the Administrative Agent); provided that: (x) the Borrower Agent shall deliver paper copies of such documents to the Administrative Agent or any Term Loan Lender that requests the Borrower Agent to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Term Loan Lender and (y) the Borrower Agent shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Term Loan Lender of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrowers with any such request for delivery, and each Term Loan Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
VII.3Notices. Promptly, and in any event within two (2) Business Days after any Responsible Officer obtains knowledge thereof, notify the Administrative Agent of:
(a)the occurrence of any Default or Event of Default;
(b)any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of any Loan Party or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary and any Governmental Authority; (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary, including pursuant to any applicable Environmental Laws; violation or asserted violation of any applicable Law;
(c)the occurrence of any ERISA Event;
(d)the occurrence of a Change of Control;
(e)the creation (by Division or otherwise) or acquisition of any Subsidiary;
(f)any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary;
(g)any change in any Loan Party’s senior executive officers;
(h)the discharge by any Loan Party of its present Auditors or any withdrawal or resignation by such Auditors;
(i)any collective bargaining agreement or other labor contract to which a Loan Party becomes a party, or the application for the certification of a collective bargaining agent;
(j)the filing of any Lien for unpaid Taxes against any Loan Party;
(k)any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any interest in a material portion of the Collateral under power of eminent domain or by condemnation or similar proceeding or if any material portion of the Collateral is damaged or destroyed;
(l)Collateral in an aggregate face amount of $250,000 or more ceasing to be Eligible Accounts, Eligible Inventory or Eligible Machinery and Equipment;
(m)any material notice received with respect to any pledge Equity Interest;
(n)any notice received by any Loan Party under the Revolving Loan Documents; and

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(o)(i) any failure by any Loan Party to pay rent at any of such Loan Party’s locations if such failure continues for more than fifteen (15) days following the day on which such rent first came due or (ii) any pending termination or expiration in accordance with its terms of a lease, bailment, storage or similar agreement for any location where a material amount of Collateral is located, at least 60 days prior to such termination or expiration, if no extension or renewal or replacement thereof has been entered into at such time.
Each notice pursuant to this Section 7.03 shall be accompanied by a statement of a Responsible Officer of the Borrower Agent setting forth details of the occurrence referred to therein and stating what action the Borrowers have taken and proposes to take with respect thereto. Each notice pursuant to Section 7.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
VII.4Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being Properly Contested; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property, except to the extent that any such Lien would otherwise be permitted by Section 8.02; and (c) all Indebtedness having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.
VII.5Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization or formation except in a transaction permitted by Section 8.04 or 8.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered Intellectual Property, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.
VII.6Maintenance of Properties. (a) Maintain, preserve and protect all of its properties (other than insignificant properties) and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.
VII.7Maintenance of Insurance; Condemnation Proceeds.
(a)Maintain with (i) companies having an A.M. Best Rating of at least “A” or (ii) financially sound and reputable insurance companies reasonably acceptable to the Administrative Agent and not Affiliates of the Loan Parties, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business and operating in the same or similar locations or as is required by applicable Law, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and as are reasonably acceptable to the Administrative Agent;
(b)Maintain flood insurance with respect to any Mortgaged Property located in any area identified by FEMA (or any successor agency) as a Special Flood Zone with such providers, on such terms and in such amounts as required pursuant to the Flood Disaster Protection Act and the National Flood Insurance Act of 1968, and all applicable rules and regulations promulgated thereunder, or as otherwise required by the Term Loan Lenders.
(c)Cause all casualty policies, including fire and extended coverage policies, maintained with respect to any Collateral to be endorsed or otherwise amended to include (i) a non-contributing

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mortgagee clause (regarding improvements to Real Property) and Term Loan Lenders’ loss payable clause (regarding personal property), in form and substance reasonably satisfactory to the Administrative Agent, which endorsements or amendments shall provide that the insurer shall pay all proceeds otherwise payable to the Loan Parties under the policies directly to the Administrative Agent, (ii) a provision to the effect that none of the Loan Parties, Secured Parties or any other Person shall be a co-insurer and (iii) such other provisions as the Administrative Agent may reasonably require from time to time to protect the interests of the Secured Parties.
(d)Cause commercial general liability policies to be endorsed to name the Administrative Agent as an additional insured; and cause business interruption policies to name the Administrative Agent as a loss payee and to be endorsed or amended to include (i) a provision that, from and after the Closing Date, the insurer shall pay all proceeds otherwise payable to the Loan Parties under the policies directly to the Administrative Agent, (ii) a provision to the effect that none of the Loan Parties, the Administrative Agent or any other party shall be a co-insurer and (iii) such other provisions as the Administrative Agent may reasonably require from time to time to protect the interests of the Secured Parties.
(e)Cause each such policy referred to in this Section 7.07 to also provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium except upon not less than ten (10) days’ prior written notice thereof by the insurer to the Administrative Agent (giving the Administrative Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason except upon not less than thirty (30) days’ prior written notice thereof by the insurer to the Administrative Agent.
(f)Deliver to the Administrative Agent, prior to the cancellation, modification or non-renewal of any such policy of insurance, a copy of a renewal or replacement policy or insurance certificate (or other evidence of renewal of a policy previously delivered to the Administrative Agent, including an insurance binder) together with evidence reasonably satisfactory to the Administrative Agent of payment of the premium therefor.
(g)Permit any representatives that are designated by the Administrative Agent to inspect the insurance policies maintained by or on behalf of the Loan Parties and to inspect books and records related thereto and any properties covered thereby. The Loan Parties shall pay the reasonable fees and expenses of any representatives retained by the Administrative Agent to conduct any such inspection.
(h)None of the Secured Parties, or their agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 7.07. Each Loan Party shall look solely to its insurance companies or any other parties other than the Secured Parties for the recovery of such loss or damage and such insurance companies shall have no rights of subrogation against any Secured Party or its agents or employees. If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then the Loan Parties hereby agree, to the extent permitted by law, to waive their right of recovery, if any, against the Secured Parties and their agents and employees. The designation of any form, type or amount of insurance coverage by any Secured Party under this Section 7.07 shall in no event be deemed a representation, warranty or advice by such Secured Party that such insurance is adequate for the purposes of the business of the Loan Parties or the protection of their properties.
VII.8Compliance with Laws; Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.
(a)Comply in all material respects with the requirements of all Laws (including without limitation all applicable Environmental Laws) and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being Properly Contested; or (ii) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect;
(b)Notwithstanding the general applicability of Section 7.08(a) above, comply with the requirements of all Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions applicable to Borrower and shall cause each other Loan Party and each of its and their respective Subsidiaries to

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comply with the requirements of all Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions applicable to such Persons.
(c) Maintain in effect and enforce policies and procedures reasonably designed to ensure compliance by each Loan Party and all Controlled Persons with applicable Anti-Corruption Laws, Anti Money-Laundering Laws and Sanctions.
VII.9Books and Records. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of each Loan Party or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over any Loan Party or such Subsidiary, as the case may be.
VII.10Inspection Rights and Appraisals; Meetings with the Administrative Agent.
(a)Permit the Administrative Agent or its designees or representatives from time to time, subject to reasonable notice and normal business hours (except, in each case, when a Default or Event of Default exists), to conduct Field Exams and/or appraisals of Inventory and to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers and Auditors; provided that representatives of the Borrower Agent shall be given the opportunity to participate in any discussions with the Auditors. The Administrative Agent shall not have any duty to any Loan Party to share any results of any Field Exam with any Loan Party. Appraisals may be shared with the Borrower Agent upon request. The Loan Parties acknowledge that all Field Exams, appraisals and reports are prepared by or for the Administrative Agent and Term Loan Lenders for their purposes, and Loan Parties shall not be entitled to rely upon them. Notwithstanding the foregoing, the Borrower shall deliver to the Administrative Agent each Field Exam and appraisal conducted by the Revolving Agent under or in connection with the Revolving Credit Agreement, and solely to the extent the Administrative Agent does not receive a satisfactory Field Exam and inventory appraisal conducted by or on behalf of the Revolving Agent under the Revolving Credit Agreement, the Borrower shall reimburse the Administrative Agent for all reasonable and documented out-of-pocket charges, costs and expenses of the Administrative Agent in connection with (i) up to one appraisal of Inventory and one Field Exam during any twelve (12) month period during which no Field Exam Trigger Event has occurred and (ii) up to two appraisals and two Field Exams in any twelve (12) month period during which a Field Exam Trigger Event has occurred; provided, however, that if a Field Exam or appraisal is initiated during a Default or Event of Default, all charges, costs and expenses therefor shall be reimbursed by the Loan Parties without regard to such limits.
(b)Permit the Administrative Agent or its designees or representatives from time to time, subject to reasonable notice and normal business hours (except, in each case, when a Default or Event of Default exists), to conduct appraisals of Equipment constituting Collateral. Such appraisals may be shared with the Borrower Agent upon request. The Loan Parties acknowledge that all appraisals and reports are prepared by or for the Administrative Agent and Term Loan Lenders for their purposes, and Loan Parties shall not be entitled to rely upon them.
(c)Reimburse the Administrative Agent for all reasonable and documented out-of-pocket charges, costs and expenses of the Administrative Agent in connection with up to two appraisals of Equipment (one of which may, in the Credit Judgment of the Administrative Agent, be conducted on a “desk-top” basis), in each case, in any twelve (12) month period; provided, however, that if an appraisal is initiated during a Default or Event of Default, all charges, costs and expenses therefor shall be reimbursed by the Loan Parties without regard to such limits; provided, further, however, that the Administrative Agent may cause additional Equipment appraisals to be undertaken as in its discretion deems necessary or appropriate, at its own expense.
(d)Without limiting the foregoing, participate and will cause their key management personnel to participate in meetings with the Administrative Agent and the Term Loan Lenders periodically during each year, which meetings shall be held at such times and such places as may be reasonably requested by the Administrative Agent.

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VII.11Use of Proceeds. Use the proceeds of the Term Loans (i) to refinance certain Indebtedness under the Existing Agreement, (ii) to finance Permitted Acquisitions, (iii) to pay fees and expenses in connection with the Transactions, and (iv) for working capital, capital expenditures, and other general corporate purposes not in contravention of any Law or of any Loan Document.
VII.12New Subsidiaries. As soon as practicable but in any event within 30 days following the acquisition or creation (by Division or otherwise) of any Domestic Subsidiary (other than an Excluded Subsidiary), or the time any existing Excluded Subsidiary ceases to be an Excluded Subsidiary, cause to be delivered to the Administrative Agent each of the following, as applicable:
(a) a joinder agreement acceptable to the Administrative Agent duly executed by such Domestic Subsidiary sufficient to cause such Subsidiary to become a Guarantor (or, with the consent of the Administrative Agent if such Subsidiary is to own any assets of the type included in the Borrowing Base, a Borrower hereunder), together with executed counterparts of each other Loan Document reasonably requested by the Administrative Agent, including all Security Instruments and other documents reasonably requested to establish and preserve the Lien of the Administrative Agent in all Collateral of such Domestic Subsidiary,
(b)(i) Uniform Commercial Code financing statements naming such Person as “Debtor” and naming the Administrative Agent for the benefit of the Secured Parties as “Secured Party,” in form, substance and number sufficient in the reasonable opinion of the Administrative Agent and its special counsel to be filed in all Uniform Commercial Code filing offices and in all jurisdictions in which filing is necessary to perfect in favor of the Administrative Agent for the benefit of the Secured Parties the Lien on the Collateral conferred under such Security Instrument to the extent such Lien may be perfected by Uniform Commercial Code filing, and (ii) pledge agreements, control agreements, Documents and original collateral (including pledged Equity Interests (other than Excluded Equity Interests), Securities and Instruments) and such other documents and agreements as may be reasonably required by the Administrative Agent, all as necessary to establish and maintain a valid, perfected security interest in all Collateral in which such Domestic Subsidiary has an interest consistent with the terms of the Loan Documents;
(c)upon the request of the Administrative Agent, an opinion of counsel to each such Domestic Subsidiary and addressed to the Administrative Agent and the Term Loan Lenders, in form and substance reasonably acceptable to the Administrative Agent, each of which opinions may be in form and substance, including assumptions and qualifications contained therein, substantially similar to those opinions of counsel delivered pursuant to Section 5.01(a);
(d)current copies of the Organization Documents of each such Domestic Subsidiary, together with minutes of duly called and conducted meetings (or duly effected consent actions) of the Board of Directors, partners, or appropriate committees thereof (and, if required by such Organization Documents or applicable law, of the shareholders, members or partners) of such Person authorizing the actions and the execution and delivery of documents described in this Section 7.12, all certified by the applicable Governmental Authority or appropriate officer as the Administrative Agent may elect; and
(e)with respect to any Subsidiary to become a Borrower hereunder, within three (3) Business Days prior to becoming a Borrower (which shall require the consent of the Administrative Agent), all information and documentation reasonably requested by (and results satisfactory to) Administrative Agent and each Term Loan Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act, the Beneficial Ownership Regulation or other applicable anti-money laundering laws to the extent such information is requested by the Administrative Agent or the Term Loan Lenders reasonably promptly after written notice to the Administrative Agent of the proposed joinder of a Borrower.
VII.13Compliance with ERISA. Do, and cause each of its ERISA Affiliates to do, each of the following: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable Laws, including Foreign Benefit Laws; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) cause each Plan subject to any Foreign Benefit Law to maintain any required approvals by any Governmental Authority regulating

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such Plan, (d) make all required contributions to any Plan subject to the Pension Funding Rules, and (e) make all required contributions and payments to any Foreign Plans. At no time shall the accumulated benefit obligations under any Plan subject to Title IV of ERISA that is not a Multiemployer Plan exceed the Fair Market Value of the assets of such Plan allocable to such benefits by more than $500,000. The Loan Parties and each of their respective Subsidiaries shall not withdraw, and shall cause each ERISA Affiliate not to withdraw, in whole or in part, from any Multiemployer Plan so as to give rise to withdrawal liability exceeding $500,000 in the aggregate. At no time shall the actuarial present value of unfunded liabilities for post-employment health care benefits, whether or not provided under a Plan, calculated in a manner consistent with Statement No. 106 of the Financial Accounting Standards Board, exceed $500,000.
VII.14Further Assurances. At the Borrowers’ cost and expense, upon request of the Administrative Agent, duly execute and deliver or cause to be duly executed and delivered, to the Administrative Agent such further information, instruments, documents, certificates, financing and continuation statements, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Administrative Agent to carry out more effectively the provisions and purposes of this Agreement, the Security Instruments and the other Loan Document, including, to create, continue or preserve the liens and security interests in Collateral (and the perfection and priority thereof) of the Administrative Agent contemplated hereby and by the other Loan Documents and specifically including all Collateral acquired by the Borrowers after the Closing Date.
VII.15Licenses. (a) Keep in full force and effect each License (i) the expiration or termination of which could reasonably be expected to materially adversely affect the realizable value in the use or sale of a material amount of Inventory or (ii) the expiration or termination of which could reasonably be expected to have a Material Adverse Effect (each a “Material License”); (b) promptly notify the Administrative Agent of (i) any material modification to any such Material License that could reasonably be expected to be materially adverse to any Loan Party or the Administrative Agent or any Term Loan Lender and (ii) entering into any new Material License; (c) pay all Royalties (other than immaterial Royalties or Royalties being Properly Contested) arising under such Material Licenses when due (subject to any cure or grace period applicable thereto); and (d) notify the Administrative Agent of any material default or material breach asserted in writing by any Person to have occurred under any such Material License.
VII.16Environmental Laws. (a) Conduct its operations and keep and maintain its Real Property in material compliance with all Environmental Laws, other than any such non-compliance which would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect; (b) obtain and renew all environmental permits necessary for its operations and properties, other than any environmental permits the failure of which to obtain would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect; and (c) implement any and all investigation, remediation, removal and response actions that are required to comply with Environmental Laws pertaining to the presence, generation, treatment, storage, use, disposal, transportation or release of any Hazardous Materials on, at, in, under or about any of its Real Property other than any such non-compliance which would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.
VII.17Leases, Mortgages and Third-Party Agreements.
(a)Upon request, provide Administrative Agent with copies of all existing and future agreements (including any mortgage, deed of trust or similar security document) entered into between a Loan Party and any landlord, warehouseman, processor, shipper, bailee or other Person that owns, or has a mortgage or similar lien on, any premises at which any Collateral with an aggregate value of the Threshold Amount or greater may be kept or that otherwise may possess any Collateral with an aggregate value of the Threshold Amount or greater (each a “Material Third-Party Agreement”).
(b)Except as otherwise expressly permitted hereunder, (i) make all payments and otherwise perform all obligations in respect of all leases constituting Material Third-Party Agreements and not allow such leases to lapse or be terminated (or any rights to renew such leases to be forfeited or cancelled), (ii) notify the Administrative Agent of any default by the applicable Loan Party or Subsidiary with respect to

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such leases or mortgages, deeds of trust or similar security documents and (iii) promptly cure any such default by the applicable Loan Party or Subsidiary. If any such default is not so cured, each Loan Party hereby authorizes the Administrative Agent (as its non-fiduciary agent and on its behalf) to, if elected by the Administrative Agent in its sole discretion, make such payments and/or take such other actions as the Administrative Agent may elect in order to cure any such default (whether or not an Event of Default under this Agreement exists at such time). Any payment made pursuant to this Section 7.17(b) shall be deemed a Protective Advance hereunder. Each Loan Party agrees that the Administrative Agent shall have no obligation to exercise any right to cure hereunder, whether or not such right is exercised on any one or more occasions.
VII.18Material Contracts. Perform and observe all the payment terms and other material terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time reasonably requested by the Administrative Agent and, upon reasonable request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do any of the foregoing, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
VII.19Term Loan Push Down Reserve. The Loan Parties shall take such steps as shall be required under the Revolving Credit Agreement and the Intercreditor Agreement, as applicable, to cause the Term Loan Push Down Reserve to be maintained against the Revolving Borrowing Base, as and when applicable, in accordance with the terms of the Revolving Credit Agreement and the Intercreditor Agreement.
VII.20Post-Closing Obligations. Cause each conditions set forth on Schedule 7.20 hereto to be satisfied in full, in form and substance satisfactory to Administrative Agent, on or before the date specified for such condition (or such later date as Administrative Agent may agree to at its Credit Judgment), time being of the essence.
VII.21Helen of Troy Account. If Helen of Troy has not executed the Collateral Assignment of Helen of Troy Guaranty, the Loan Parties shall, within ten (10) Business Days after a Field Exam Trigger Event, obtain credit insurance on Accounts owed by Helen of Troy on terms and from providers acceptable to the Administrative Agent, including naming the Administrative Agent as an additional insured and loss payee.

ARTICLE VIII
NEGATIVE COVENANTS
So long as any Obligation (other than contingent obligations for which no claim has been asserted) hereunder shall remain unpaid or unsatisfied, no Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly:
VIII.1Indebtedness. Create, incur, assume or suffer to exist any Indebtedness or issue any Disqualified Equity Interest, except:
(a)Indebtedness under the Loan Documents;
(b)Indebtedness outstanding on the date hereof and listed on Schedule 8.01;
(c)Guarantees of any Loan Party in respect of Indebtedness otherwise permitted hereunder of any other Loan Party; provided that any Guarantee of Indebtedness permitted hereunder that is subordinated to the Obligations shall be subordinated to the Obligations on substantially the same terms as such guaranteed Indebtedness;

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(d)obligations (contingent or otherwise) existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the Ordinary Course of Business for the purpose of directly mitigating risks reasonably anticipated by such Person associated with liabilities, commitments, investments, assets, cash flows of or property held by, or changes in the value of securities issued by, such Person, and not for purposes of speculation or taking a “market view” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;
(e)Indebtedness arising in the Ordinary Course of Business in connection with treasury management and commercial credit card, merchant card and purchase or procurement card services not prohibited under the Revolving Credit Agreement;
(f)Indebtedness in respect of Finance Leases, Synthetic Lease Obligations and purchase money obligations for Real Property and other fixed or capital assets within the limitations set forth in Section 8.02(i); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding, together with the Swap Termination Value of all Swap Contracts permitted under Section 8.01(d) above, shall not exceed $15,000,000;
(g)Assumed Indebtedness in an aggregate principal amount not to exceed $1,000,000 at any time outstanding;
(h)the endorsement of negotiable instruments for deposit or collection or similar transactions in the Ordinary Course of Business;
(i)Indebtedness in respect of any bankers’ acceptance, bank guarantees, letters of credit, warehouse receipt or similar facilities entered into in the ordinary course of business in respect of workers’ compensation and other casualty claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation and other casualty claims;
(j)Indebtedness incurred or arising in the Ordinary Course of Business and not in connection with the borrowing of money in respect of (i) obligations to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms; (ii) performance bonds, bid bonds, appeal bonds, surety bonds, performance and completion guarantees and similar instruments or obligations; and (iii) obligations to pay insurance premiums;
(k)Indebtedness representing deferred compensation to employees, consultants or independent contractors incurred in the ordinary course of business;
(l)surety bonds, deposits and similar obligations permitted under Section 8.02(e) or (f);
(m)Revolving Obligations in an aggregate outstanding principal amount not to exceed the “Maximum ABL Facility Amount” (as defined in the Intercreditor Agreement);
(n)Indebtedness of Foreign Subsidiaries in an aggregate principal amount at any time outstanding not to exceed $1,000,000; or
(o)Refinancing Indebtedness.
VIII.2Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following (“Permitted Liens”):
(a)Liens in favor of the Administrative Agent pursuant to any Loan Document;
(b)Liens existing on the date hereof as described on Schedule 8.02 (setting forth, as of the Closing Date, the lienholder thereof, the principal amount of the obligations secured thereby and the

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property or assets of such Loan Party or such Subsidiary subject thereto) and any renewals or extensions thereof, provided that (i) the Lien does not extend to any additional property, and (ii) the obligations secured or benefited thereby constitutes Refinancing Indebtedness;
(c)Liens for taxes, assessments or other governmental charges, not yet due or which are being Properly Contested, and which in all cases are junior to the Lien of the Administrative Agent;
(d)Liens of carriers, warehousemen, mechanics, materialmen, repairmen, landlords or other like Liens imposed by Law or arising in the Ordinary Course of Business which are not overdue for a period of more than 30 days or which are being Properly Contested;
(e)Liens, pledges or deposits in the Ordinary Course of Business in connection with (i) insurance, workers compensation, unemployment insurance and social security legislation, (ii) contracts, bids, government contracts, and surety, appeal, customs, performance and return-of-money bonds and (iii) other similar obligations (exclusive of obligations in respect of the payment for borrowed money), whether pursuant to contracts, statutory requirements, common law or consensual arrangements, other than any Lien imposed by ERISA;
(f)Liens arising in the Ordinary Course of Business consisting of deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature, in each case, incurred in the Ordinary Course of Business;
(g)Liens with respect to minor imperfections of title and easements, rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other similar restrictions, charges, encumbrances or title defects affecting Real Property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person and do not materially detract from the value of or materially impair the use by the Loan Parties in the Ordinary Course of Business of the property subject to or to be subject to such encumbrance;
(h)Liens securing judgments for the payment of money not constituting an Event of Default under Section 9.01 or securing appeal or other surety bonds related to such judgments, and which in all cases are junior to the Lien of the Administrative Agent;
(i)Liens securing Indebtedness permitted under Section 8.01(f); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or Fair Market Value, whichever is lower, of the property being acquired on the date of acquisition;
(j)Liens securing Assumed Indebtedness of the Loan Parties or any Subsidiary permitted pursuant to Section 8.01(g); provided that (i) such Liens do not at any time encumber any property other than property of the Subsidiary acquired, or the property acquired, and proceeds thereof in connection with such Assumed Indebtedness and shall not attach to any assets of the Loan Parties theretofore existing or (except for any such proceeds) which arise after the date thereof and (ii) the Assumed Indebtedness and other secured Indebtedness of the Loan Parties secured by any such Lien does not exceed the Fair Market Value of the property being acquired in connection with such Assumed Indebtedness;
(k)operating leases or subleases granted by the Loan Parties to any other Person in the Ordinary Course of Business;
(l)Liens (a) of a collection bank arising under Section 4-210 of the UCC or any comparable or successor provision on items in the course of collection, (b) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and (c) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

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(m)Liens in favor of customs and revenue authorities imposed by Law to secure payment of customs duties in connection with the importation of goods and arising in the Ordinary Course of Business which are not overdue for a period of more than 30 days or which are being Properly Contested;
(n)Liens on assets securing Revolving Obligations which Liens are subject to the Intercreditor Agreement; and
(o)Liens on assets of Foreign Subsidiaries of Company securing Indebtedness of such Foreign Subsidiaries permitted pursuant to Section 8.01(n).
VIII.3Investments. Make or maintain any Investments, except:
(a)Investments held by the Loan Parties in the form of Cash Equivalents that are subject to the Administrative Agent’s Lien and control, pursuant to documentation in form and substance satisfactory to the Administrative Agent;
(b)loans and advances to officers, directors and employees of the Loan Parties and Subsidiaries made in the Ordinary Course of Business in an aggregate amount at any one time outstanding not to exceed $250,000;
(c)(i) Investments in wholly-owned Loan Parties, (ii) Investments by Subsidiaries that are not Loan Parties in other Subsidiaries that are not Loan Parties, and (iii) Investments by Loan Parties in Foreign Subsidiaries in an aggregate amount per year not to exceed the sum of (x) $1,000,000 minus (y) the amount of any repayments or repatriated dollars from Foreign Subsidiaries to any Loan Party;
(d)Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the Ordinary Course of Business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled Account Debtors to the extent reasonably necessary in order to prevent or limit loss;
(e)Guarantees permitted by Section 8.01;
(f)Investments existing as of the date hereof as described in Schedule 8.03 (setting forth, as of the Closing Date, the amount, obligor or issuer and maturity, if any, thereof) and extensions or renewals thereof, provided that no such extension or renewal shall be permitted if it would (i) increase the amount of such Investment at the time of such extension or renewal or (ii) result in a Default hereunder;
(g)Permitted Acquisitions; and
(h)other Investments not constituting Acquisitions so long as the Payment Conditions are satisfied with respect thereto.
Notwithstanding the terms of this Section 8.03 or Sections 8.04 or 8.05, in no event shall any Loan Party or any Subsidiary sell, lease, convey, assign, transfer or otherwise dispose of Intellectual Property of the Loan Parties or any Subsidiary to any person who is, (a) in the case of a disposition by any Loan Party, not a Loan Party, or (b) in the case of a non-Loan Party, not the Company or a Subsidiary, in each case of (a) and (b), other than non-exclusive licenses, sublicenses or cross-licenses of intellectual property or other general intangibles in the ordinary course of business.
VIII.4Fundamental Changes. Merge, Divide, dissolve, liquidate, consolidate with or into another Person, except that, so long as no Default exists or would result therefrom:
(a)any Subsidiary of the Company may merge or consolidate with or liquidate or dissolve into a Loan Party; provided, that, (i) the Loan Party shall be the continuing or surviving Person, and (ii) in the case of any merger of a Borrower and a Subsidiary Guarantor, such Borrower shall be the continuing or surviving Person;

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(b)in connection with a Permitted Acquisition, any Subsidiary of a Loan Party may merge with or into or consolidate with any other Person or permit any other Person to merge with or into or consolidate with it; provided, that, (i) the Person surviving such merger shall be a wholly-owned Subsidiary of a Loan Party and (ii) in the case of any such merger to which any Loan Party is a party, such Loan Party is the surviving Person; and
(c)any Subsidiary that is not a Loan Party may merge into any other Subsidiary that is not a Loan Party; provided that, when any wholly-owned Subsidiary is merging with another Subsidiary that is not wholly-owned, the wholly-owned Subsidiary shall be the continuing or surviving Person.
VIII.5Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:
(a)Dispositions of Inventory and, so long as no Event of Default exists or is created thereby, Cash Equivalents, each in the Ordinary Course of Business;
(b)Dispositions in the Ordinary Course of Business of Equipment or fixed assets that are obsolete or worn out for so long as (i) no Event of Default has occurred and is continuing at the time of such Disposition (ii) the purchase price therefor is paid solely in cash and the applicable Loan Party or Subsidiary seller thereof receives not less than the NOLV of such Equipment or the fair market value for such fixed assets, (iii) the sum of the NOLV of such Equipment or fixed assets that are of the type included in the Borrowing Base plus the fair market value of any such other Equipment or fixed assets, does not exceed $200,000 in any twelve-month period and (iv) all proceeds thereof are applied in accordance with Section 2.06(c);
(c)Dispositions that constitute (i) an Investments permitted under Section 8.03, (ii) a Lien permitted under Section 8.02, (iii) a merger, dissolution, consolidation or liquidation permitted under Section 8.04(a), or (iv) a Restricted Payment permitted under Section 8.06;
(d)Dispositions that result from a casualty or condemnation in respect of such property or assets and is not otherwise an Event of Default so long as all proceeds thereof are applied in accordance with Section 2.06(c);
(e)the licensing, on a non-exclusive basis, of patents, trademarks, copyrights, and other Intellectual Property rights in the Ordinary Course of Business,
(f)(i) the lapse of immaterial registered patents, trademarks, copyrights and other Intellectual Property to the extent maintaining such registered Intellectual Property is not economically desirable in the conduct of its business or (ii) the abandonment of patents, trademarks, copyrights, or other intellectual property rights in the Ordinary Course of Business so long as in each case under clauses (i) and (ii), such lapse or abandonment is not materially adverse to the interests of the Secured Parties;
(g)the leasing or subleasing of assets (other than sale and leaseback transactions prohibited under Section 8.15) in the Ordinary Course of Business;
(h)Dispositions that consist of the sale or discount in the Ordinary Course of Business of overdue accounts receivable that are not Eligible Accounts in connection with the compromise or collection thereof, provided that the Net Cash Proceeds from such Disposition shall be deposited in the Concentration Account;
(i)Dispositions among the Loan Parties or by any Subsidiary to a Loan Party;
(j)Dispositions by any Subsidiary which is not a Loan Party to another Subsidiary that is not a Loan Party; and
(k)other Dispositions of assets other than Borrowing Base Assets so long as (i) no Event of Default has occurred and is continuing at the time of such Disposition, (ii) the Fair Market Value of all

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such assets Disposed of, whether individually or in a series of related transactions, does not exceed $5,000,000 in the aggregate in any fiscal year, and (iii) all proceeds thereof are applied in accordance with Section 2.06(c).
VIII.6Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, in each case (except Section 8.06(a)) so long as no Default or Event of Default shall have occurred and be continuing (both before or as a result of the making of such Restricted Payment):
(a)each Subsidiary may make Restricted Payments, directly or indirectly, to any Borrower;
(b)the Company and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;
(c)the Company, the Borrowers and each Subsidiary may purchase, redeem or otherwise acquire shares of its common stock or other common Equity Interests or warrants or options to acquire any such shares in connection with customary employee or management agreements, plans or arrangements, all in an aggregate amount not to exceed $2,500,000 during the term of this Agreement; and
(d)On and after December 3, 2025, the Company shall be permitted to make other cash Restricted Payments so long as the Payment Conditions are satisfied with respect thereto.
VIII.7Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Borrowers and their Subsidiaries on the date hereof or any business substantially related or incidental thereto.
VIII.8Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of any Loan Party, whether or not in the Ordinary Course of Business, other than:
(a)transactions on fair and reasonable terms substantially as favorable to such Loan Party or Subsidiary as would be obtainable by such Loan Party or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate;
(b)transactions between or among the Loan Parties; and
(c)transactions pursuant to agreements in existence or contemplated on the Closing Date as set forth on Schedule 8.08 or any amendment thereto to the extent such amendment is not adverse to the Secured Parties in any material respect.
VIII.9Burdensome Agreements. Enter into any Contractual Obligation (other than this Agreement, any other Loan Document, or any Revolving Loan Documents) that:
(a)requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person; or
(b)limits the ability (i) of any Subsidiary to make Restricted Payments to the Company or any Borrower or to otherwise transfer property to the Company or any Borrower, (ii) of any Subsidiary to Guarantee the Indebtedness of the Borrowers or become a direct Borrower hereunder, or (iii) of any Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 8.01(f) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness.
VIII.10Use of Proceeds. Use the proceeds of the Term Loans, whether directly or indirectly, including through or by any Controlled Person, and whether immediately, incidentally or ultimately, (a) in any manner that might cause of the Term Loans or the application of such proceeds to violate

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Regulations T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect on the date or dates of the Term Loans or (b) (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) to fund, finance or facilitate any activities, business or transaction of or with any Sanctioned Person or in any Designated Jurisdiction, or (iii) in any other manner that would result in the violation of any Sanctions, Anti-Corruption Laws or Anti-Money Laundering Laws applicable to any party hereto.
VIII.11Prepayment of Indebtedness; Amendment to Material Contracts.
(a)Make or pay, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal, interest, fees or other amounts due on any Indebtedness (other than the Obligations), or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness (other than the Obligations), except for the following to the extent permitted by applicable Subordination Provisions:
(i)payments when due of regularly scheduled interest and principal payments (including mandatory prepayments arising as a result of a change of control or sale of substantially all assets);
(ii)payments made through the incurrence of Refinancing Indebtedness with respect to such Indebtedness;
(iii)payments of secured Indebtedness permitted hereunder that become due as a result of a voluntary Disposition permitted hereunder of the property securing such Indebtedness;
(iv)payments made solely from and substantially contemporaneously with the proceeds of the issuance of Equity Interests by the Company (other than Disqualified Equity Interests);
(v)optional payments or prepayments in respect of any Indebtedness, provided, that, as of the date of any such payment or prepayment and after giving effect thereto, the Payment Conditions are satisfied; and
(vi)payments of Revolving Obligations from the proceeds of the ABL Priority Collateral to the extent not prohibited under the Intercreditor Agreement.
(b)Amend, modify or change in any manner any term or condition of (i) any Material Contract or (ii) any Indebtedness permitted under Section 8.01(b), (d), (f), or (g) outstanding on the Closing Date, in each case, so that the terms and conditions thereof are less favorable in any material respect to the Administrative Agent or the Term Loan Lenders than the terms of such Material Contract or Indebtedness as of the Closing Date.
VIII.12Financial Covenants.
(a)Availability. Permit Availability, at any time, to be less than the greater of (x) ten percent (10%) of the Combined Borrowing Base and (y) $13,000,000.
(b)LTM Consolidated EBITDA. Beginning with the fiscal quarter ending on December 31, 2024 and for each consecutive fiscal quarter thereafter, permit LTM Consolidated EBITDA, tested quarterly on the last day of each such fiscal quarter for the prior twelve month period then ending, to be less than the required amount set forth opposite such fiscal quarter in the table set forth below:

Fiscal Quarter	Required Amount
December 28, 2024	$14,300,000
March 29, 2025	$18,500,000
June 28, 2025	$22,000,000

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September 27, 2025	$22,000,000
December 27, 2025	$22,000,000
March 28, 2026	$22,000,000
June 27, 2026	$22,600,000
September 26, 2026	$22,600,000
December 26, 2026	$22,600,000
April 3, 2027	$22,600,000
July 3, 2027	$24,000,000
October 2, 2027	$24,000,000
January 1, 2028	$24,000,000
April 1, 2028	$24,000,000
June 30, 2028	$24,000,000
September 30, 2028	$24,000,000
December 30, 2028	$24,000,000
March 31, 2029	$24,000,000
June 30, 2029 and thereafter	$25,800,000

VIII.13Creation of New Subsidiaries. Create or acquire any new Subsidiary after the Closing Date other than Subsidiaries created or acquired in accordance with Section 7.12.
VIII.14Securities of Subsidiaries. Permit any Subsidiary to issue any Equity Interests (whether for value or otherwise) to any Person other than a Loan Party.
VIII.15Sale and Leaseback. Enter into any agreement or arrangement with any other Person providing for the leasing by any Loan Party or any Subsidiary of real or personal property which has been or is to be sold or transferred by any Loan Party or any Subsidiary to such other Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of a Loan Party or any Subsidiary.
VIII.16Organization Documents; Fiscal Year. (a) Amend, modify or otherwise change any of its Organization Documents in any manner that could have a material adverse effect on the interests of the Secured Parties, or (b) change its fiscal year.
ARTICLE IX
EVENTS OF DEFAULT AND REMEDIES
IX.1Events of Default. Any of the following shall constitute an Event of Default:
(a)Non-Payment. Any Borrower fails to pay when and as required to be paid herein, any amount of principal of any Loan, any interest on any Loan, or any commitment or other fee due hereunder, or any other amount payable hereunder or under any other Loan Document; or
(b)Specific Covenants. Any Loan Party or Helen of Troy fails to perform or observe any term, covenant or agreement contained (i) in any of Sections 7.01(a), 7.01(b), 7.02(a) to the extent a Reporting Trigger Period exists, 7.03, 7.05, 7.07, 7.10, 7.11, 7.19, 7.20 , 7.21 or Article VIII, (ii) in any of Sections 4.04, 7.02(a) to the extent a Reporting Trigger Period does not exist, 7.02(b) or 7.02(c) and such failure continues for three (3) or more Business Days, or (iii) in the Helen of Troy Guaranty; or
(c)Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of (i) receipt of notice of

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such default by a Responsible Officer of the Borrower Agent from the Administrative Agent, or (ii) any Responsible Officer of any Loan Party becomes aware of such default; or
(d)Representations and Warranties. Any representation, warranty, certification or statement of fact made by or on behalf of any Loan Party or its Subsidiaries herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading when made in any material respect; or
(e)Cross-Default. (i) The occurrence of any event of default (or similar term) under the Revolving Loan Documents, (ii) With respect to any Indebtedness or guarantee (other than Indebtedness hereunder, the Revolving Obligations and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount any Loan Party or its Subsidiaries (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, and after passage of any grace period) in respect of any such Indebtedness or guarantee, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, and such default continues for more than the grace or cure period, if any, therein specified, the effect of which default or other event is to cause, or to permit the holder of such Indebtedness or beneficiary of such guarantee (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such guarantee to become payable or cash collateral in respect thereof to be demanded; or (iii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which any Loan Party or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which any Loan Party or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by a Loan Party or any Subsidiary as a result thereof is greater than Threshold Amount; or
(f)Insolvency Events. Any Insolvency Event shall occur with respect to any Loan Party; or
(g)Inability to Pay Debts; Attachment. (i) Any Loan Party becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any Loan Party and is not released, vacated or fully bonded within 60 days after its issue or levy; (iii) any Loan Party is enjoined, restrained or in any way prevented by any Governmental Authority from conducting any material part of its business; (iv) any Loan Party suffers the loss, revocation or termination of any material license, permit, lease or agreement necessary to its business; (v) there is a cessation of any material part of any Loan Party’s business for a material period of time; or (vi) any material Collateral or property or assets of a Loan Party is taken or impaired through condemnation; or
(h)Judgments. There is entered against any Loan Party (i) one or more final judgments or orders for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments or orders (including for injunctive relief) that have, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, such judgment or order remains unvacated and unpaid and either (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
(i)ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, (ii) a Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan, or (iii) the benefit liabilities of all Plans

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governed by Foreign Benefit Laws, or the funding of which are regulated by any Foreign Benefit Laws, at any time exceed all such Plans’ assets, as computed in accordance with applicable Law as of the most recent valuation date for such Plans; or
(j)Invalidity of Loan Documents. Any Loan Document, or any Lien granted thereunder, at any time after its execution and delivery and for any reason, other than as expressly permitted hereunder or upon Payment in Full, ceases to be in full force and effect (except with respect to immaterial assets); or any Borrower or any other Person contests in any manner the validity or enforceability of any Loan Document or any Lien granted to the Administrative Agent pursuant to the Security Instruments; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or any party to the Intercreditor Agreement contests in any manner the validity or enforceability of the Intercreditor Agreement or denies that it has any liability or obligation thereunder or purports to revoke, terminate or rescind the Intercreditor Agreement; or
(k)Breach of Contractual Obligation. Any Loan Party or any Subsidiary thereof fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any contract to which it is party or fails to observe or perform any other agreement or condition relating to any such contract to which it is party or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the counterparty to such contract to terminate such contract, in each case which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; or
(l)Indictment. (i) Any Loan Party is (A) criminally indicted or convicted of a felony for fraud or dishonesty in connection with the Loan Parties’ business or (B) charged by a Governmental Authority under any law that would reasonably be expected to lead to forfeiture of any material portion of Collateral, or (ii) any director or senior officer of any Loan Party is (A) criminally indicted or convicted of a felony for fraud or dishonesty in connection with the Loan Parties’ business, unless such director or senior officer promptly resigns or is removed or replaced or (B) charged by a Governmental Authority under any law that would reasonably be expected to lead to forfeiture of any material portion of Collateral; or
(m)Subordinated Debt. (i) The Subordination Provisions shall fail to be enforceable by the Term Loan Lenders (which have not effectively waived the benefits thereof) in accordance with the terms thereof; or (ii) the principal or interest on any Loan or other Obligations shall fail to constitute “designated senior debt” (or any other similar term) under any document, instrument or agreement evidencing such Subordinated Debt; or (iii) any Loan Party or any of its Subsidiaries shall, directly or indirectly, disavow or contest in any manner (A) the effectiveness, validity or enforceability of any of the Subordination Provisions, or (B) that any of such Subordination Provisions exist for the benefit of any Secured Party; or (iv) any Loan Party or any Subsidiary thereof or any other Person fails to observe or perform any of the Subordination Provisions; or
(n)Uninsured Loss. A loss, theft, damage or destruction occurs with respect to any Collateral if the amount not covered by insurance exceeds the Threshold Amount; or
(o)Change of Control. There occurs any Change of Control.
(p)Helen of Troy Agreement. The Helen of Troy Agreement expires or is terminated for any reason.
IX.2Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent may, and at the direction of the Required Lenders shall, take any or all of the following actions:
(a)adjust or modify the Borrowing Base or the calculation thereof in any respect;

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(b)declare the unpaid principal amount of all outstanding Term Loans, all interest accrued and unpaid thereon, and all other Obligations owing or payable hereunder or under any other Loan Document (together with the Early Termination Premium in the amount specified in the Fee Letter) to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;
(c)require that the Borrowers Cash Collateralize any other Obligations that are contingent or not yet due and payable in amount determined by the Administrative Agent in accordance with this Agreement; and
(d)exercise on behalf of itself and the Term Loan Lenders all rights and remedies available to it and the Term Loan Lenders under the Loan Documents or applicable Law;
provided, however, that upon the occurrence of an Event of Default under Section 9.01(f), the unpaid principal amount of all outstanding Loans and all interest and other amounts (including the Early Termination Premium) as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Term Loan Lender.
No remedy herein is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of Law.
Any Event of Default occurring hereunder shall be deemed to exist and be continuing until waived by the Administrative Agent and all or any required portion of the Term Loan Lenders in accordance with Section 11.01, notwithstanding any actual or purported remedy or cure of the actions, facts, circumstances or conditions giving rise to such Event of Default.
IX.3Application of Funds.
(a)Subject to Section 9.03(b) below, all payments made by Loan Parties in respect of the Obligations shall be applied (i) first, as specifically required in the Loan Documents; (ii) second, to Obligations then due and owing; (iii) third, to other Obligations specified by Borrower Agent; and (iv) fourth, as determined by Administrative Agent in its discretion.
(b)Notwithstanding any provision to the contrary contained herein, after the exercise of remedies provided for in Section 9.02 (or after the Term Loans have automatically become immediately due and payable), any amounts received on account of the Obligations shall, subject to the provisions of Section 2.16, be applied by the Administrative Agent in the following order:
First, to all fees, indemnities, expenses and other amounts (including reasonable fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article IV) due to the Administrative Agent in its capacity as such, until paid in full;
Second, to all Protective Advances payable to the Administrative Agent until paid in full;
Third, to that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest, and other Obligations expressly described in clauses Fourth through Sixth below) payable to the Term Loan Lenders (including reasonable fees, charges and disbursements of counsel to the respective Term Loan Lenders and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Third payable to them until paid in full;

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Fourth, to that portion of the Obligations constituting accrued and unpaid interest on the Term Loans and other Obligations, ratably among the Term Loan Lenders in proportion to the respective amounts described in this clause Fourth payable to them until paid in full;
Fifth, to that portion of the Obligations constituting unpaid principal of the Term Loans until paid in full and all applicable Early Termination Premium;
Sixth, to all other Obligations that are due and payable to the Administrative Agent and the other Secured Parties, or any of them, on such date, ratably based on the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date until paid in full; and
Last, the balance, if any, after Payment in Full, to the Borrowers or as otherwise required by Law.
(a)The allocations set forth in this Section are solely to determine the rights and priorities of Administrative Agent and Secured Parties as among themselves, and may be changed by agreement among them without the consent of any Borrower. This Section is not for the benefit of or enforceable by any Loan Party.
(b)For purposes of Section 9.03(b), “paid in full” of a type of Obligation means payment in cash or immediately available funds of all amounts owing on account of such type of Obligation, including interest accrued after the commencement of any Insolvency Event, default interest, interest on interest, and expense reimbursements, irrespective of whether any of the foregoing would be or is allowed or disallowed in whole or in part in any proceeding under Debtor Relief Laws.
(c)Administrative Agent shall not be liable for any application of amounts made by it in good faith under this Section 9.03, notwithstanding the fact that any such application is subsequently determined to have been made in error.
ARTICLE X
ADMINISTRATIVE AGENT
X.1Appointment and Authority. Each of the Term Loan Lenders hereby irrevocably appoints Callodine to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto and Callodine hereby accepts such appointment. The provisions of this Article are solely for the benefit of the Administrative Agent and the Term Loan Lenders, and no Loan Party shall have rights as a third party beneficiary of any of such provisions. The Administrative Agent alone shall be authorized to determine whether any Accounts or Inventory constitute Eligible Accounts, Eligible Inventory and Eligible Machinery and Equipment or whether to impose or release any Reserve, or whether any conditions to funding any Term Loan have been satisfied, which determinations and judgments, if exercised in good faith, shall exonerate Administrative Agent from liability to any Term Loan Lender or other Person for any error in judgment or mistake.
X.2Rights as a Term Loan Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Term Loan Lender as any other Term Loan Lender and may exercise the same as though it were not the Administrative Agent and the term “Term Loan Lender” or “Term Loan Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with

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the Loan Parties or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Term Loan Lenders.
X.3Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:
(a)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Term Loan Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law; and
(c)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
The Administrative Agent shall not be liable to any other Secured Party for any action taken or not taken by it under or in connection with the Loan Documents, except for direct (as opposed to consequential) losses directly and solely caused by the Administrative Agent’s gross negligence or willful misconduct. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Term Loan Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the Loan Documents). The Administrative Agent shall not be liable for, and shall be fully justified in, failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or such other number or percentage of the Term Loan Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the Loan Documents) as it reasonably deems appropriate. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower Agent, a Term Loan Lender.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means) or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
X.4Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or

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otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Term Loan that by its terms must be fulfilled to the satisfaction of a Term Loan Lender, the Administrative Agent may presume that such condition is satisfactory to such Term Loan Lender unless the Administrative Agent shall have received notice to the contrary from such Term Loan Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
X.5Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.
X.6Resignation of the Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Term Loan Lenders and the Borrower Agent. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower Agent, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States; provided, so long as no Event of Default is then in existence, without the Borrower Agent’s consent, in no event shall any such successor Administrative Agent be a Disqualified Institution. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Term Loan Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower Agent and the Term Loan Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by the Administrative Agent on behalf of the Term Loan Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such Collateral until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Term Loan Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as the Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as the Administrative Agent.
X.7Non-Reliance on the Administrative Agent and Other Term Loan Lenders. Each Term Loan Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Term Loan Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Term Loan Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Term Loan Lender or any of their Related Parties and based

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on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
X.8[Reserved].
X.9The Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Term Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Term Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Term Loan Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Term Loan Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Term Loan Lenders and the Administrative Agent under Sections 2.09 and 11.04) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Term Loan Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Term Loan Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Term Loan Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Term Loan Lender to authorize the Administrative Agent to vote in respect of the claim of any Term Loan Lender in any such proceeding.
The Loan Parties and the Secured Parties hereby irrevocably authorize the Administrative Agent, based upon the instruction of the Required Lenders, to (a) credit bid and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Section 363 of the Bankruptcy Code of the United States or any similar Laws in any other jurisdictions to which a Loan Party is subject, or (b) credit bid and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any other sale or foreclosure conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims being estimated for such purpose if the fixing or liquidation thereof would not unduly delay the ability of the Administrative Agent to credit bid and purchase at such sale or other disposition of the Collateral and, if such claims cannot be estimated without unduly delaying the ability of the Administrative Agent to credit bid, then such claims shall be disregarded, not credit bid, and not entitled to any interest in the asset or assets purchased by means of such credit bid) and the Secured Parties whose Obligations are credit bid shall be entitled to receive

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interests (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) in the asset or assets so purchased (or in the Equity Interests of the acquisition vehicle or vehicles that are used to consummate such purchase). Upon request by the Administrative Agent or the Borrower Agent at any time, the Secured Parties will confirm in writing the Administrative Agent’s authority to release any such Liens on particular types or items of Collateral pursuant to this Section 10.09.
X.10Collateral Matters. The Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion,
(a)to release any Lien on any Collateral (i) upon the occurrence of the Facility Termination Date, (ii) that is Disposed or to be Disposed as part of or in connection with any Disposition permitted hereunder or under any other Loan Document, or (iii) subject to Section 11.01, if approved, authorized or ratified in writing by the Required Lenders;
(b)to release or subordinate any Lien (and any Indebtedness secured thereby) on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property (i) that is permitted by Section 8.02(i), so long as the Borrower Agent shall have delivered to the Administrative Agent on or prior to the date of release or subordination, as the case may be, a certificate of a Responsible Officer certifying that such Lien (and the Indebtedness secured thereby) is permitted by Section 8.02(i) (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), or (ii) if such release or subordination is required under the Intercreditor Agreement; and
(c)to release any Subsidiary from its obligations under the Loan Documents, and release any Lien granted by such Subsidiary thereunder, if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder, so long as the Borrower Agent shall have delivered to the Administrative Agent on or prior to the date of release a certificate of a Responsible Officer certifying that such transaction is permitted by this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry).
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Loan Party from its obligations under the Loan Documents pursuant to this Section 10.10.
X.11Other Collateral Matters.
(a)Care of Collateral. The Administrative Agent shall have no obligation to assure that any Collateral exists or is owned by a Borrower, or is cared for, protected or insured, nor to assure that the Administrative Agent’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral.
(b)Term Loan Lenders as Agent For Perfection by Possession or Control. The Administrative Agent and Secured Parties appoint each Term Loan Lender as agent (for the benefit of Secured Parties) for the purpose of perfecting Liens in any Collateral held or controlled by such Term Loan Lender, to the extent such Liens are perfected by possession or control. If any Term Loan Lender obtains possession or control of any Collateral, it shall notify the Administrative Agent thereof and, promptly upon the Administrative Agent’s request, deliver such Collateral to the Administrative Agent or otherwise deal with it in accordance with the Administrative Agent’s instructions.
(c)Reports. The Administrative Agent shall promptly forward to each Term Loan Lender, when complete, copies of any Field Exam or appraisal report prepared by or for the Administrative Agent with respect to any Borrower or Collateral (“Report”). Each Term Loan Lender agrees (a) that neither Callodine nor the Administrative Agent makes any representation or warranty as to the accuracy or completeness of any Report, and shall not be liable for any information contained in or omitted from any

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Report; (b) that the Reports are not intended to be comprehensive audits or examinations, and that the Administrative Agent or any other Person performing any audit or examination will inspect only specific information regarding Obligations or the Collateral and will rely significantly upon Borrowers’ books and records as well as upon representations of Borrowers’ officers and employees; and (c) to keep all Reports confidential and strictly for such Term Loan Lender’s internal use, and not to distribute any Report (or the contents thereof) to any Person (except to such Term Loan Lender’s Participants, attorneys and accountants) or use any Report in any manner other than administration of the Loans and other Obligations. Each Term Loan Lender shall indemnify and hold harmless the Administrative Agent and any other Person preparing a Report from any action such Term Loan Lender may take as a result of or any conclusion it may draw from any Report, as well as from any claims arising as a direct or indirect result of the Administrative Agent furnishing a Report to such Term Loan Lender.
X.12[Reserved].
X.13ERISA Related Provisions.
(a)Each Term Loan Lender (x) represents and warrants, as of the date such Person became a Term Loan Lender party hereto, and (y) covenants, from the date such Person became a Term Loan Lender party hereto to the date such Person ceases being a Term Loan Lender party hereto, for the benefit of, the Administrative Agent and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)such Term Loan Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Term Loans or the Term Loan Commitments,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Term Loan Lender’s entrance into, participation in, administration of and performance of the Term Loans or the Term Loan Commitments and this Agreement,
(iii)(A) such Term Loan Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Term Loan Lender to enter into, participate in, administer and perform the Term Loans or the Term Loan Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Term Loans or the Term Loan Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Term Loan Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Term Loan Lender’s entrance into, participation in, administration of and performance of the Term Loans or the Term Loan Commitments and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Term Loan Lender.
(a)In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Term Loan Lender or such Term Loan Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Term Loan Lender further (x) represents and warrants, as of the date such Person became a Term Loan Lender party hereto, to, and (y) covenants, from the date such Person became a Term Loan Lender party hereto to the date such Person ceases being a Term Loan Lender party hereto, for the benefit of, the Administrative Agent and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that:

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(i)none of the Administrative Agent or any of their respective Affiliates is a fiduciary with respect to the assets of such Term Loan Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),
(ii)the Person making the investment decision on behalf of such Term Loan Lender with respect to the entrance into, participation in, administration of and performance of the Term Loans or the Term Loan Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),
(iii)the Person making the investment decision on behalf of such Term Loan Lender with respect to the entrance into, participation in, administration of and performance of the Term Loans and the Term Loan Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),
(iv)the Person making the investment decision on behalf of such Term Loan Lender with respect to the entrance into, participation in, administration of and performance of the Term Loans and the Term Loan Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Term Loans and the Term Loan Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and
(v)no fee or other compensation is being paid directly to the Administrative Agent or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Term Loans and the Term Loan Commitments or this Agreement.
(b)The Administrative Agent hereby informs the Term Loan Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Term Loans and the Term Loan Commitments and this Agreement, (ii) may recognize a gain if it extended the Term Loans or the Term Loan Commitments for an amount less than the amount being paid for an interest in the Term Loans or the Term Loan Commitments by such Term Loan Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
X.14Recovery of Erroneous Payments. Notwithstanding anything to the contrary in this Agreement, if at any time the Administrative Agent determines (in its sole and absolute discretion) that it has made a payment hereunder in error to any Term Loan Lender or any other Secured Party, whether or not in respect of an Obligation due and owing by any Loan Party at such time, where such payment is a Rescindable Amount, then in any such event, each such Person receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Person in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Term Loan Lender and each other Secured Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another), “good consideration”, “change of position” or similar defenses (whether at law or in equity) to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Term Loan Lender and each other Secured Party that received a Rescindable Amount promptly upon determining that any payment made to such Person comprised, in

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whole or in part, a Rescindable Amount. Each Person’s obligations, agreements and waivers under this Section 10.14 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Term Loan Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
ARTICLE XI
MISCELLANEOUS
XI.1Amendments, Etc. Subject to Sections 2.14 and 3.03(b) above,
(a)No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrowers or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower Agent or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that, except as provided in, or contemplated by, Section 2.14, no such amendment, waiver or consent shall:
(i)extend or increase the Term Loan Commitment of any Term Loan Lender without the written consent of such Term Loan Lender;
(ii)postpone any date fixed by this Agreement or any other Loan Document for any payment (but excluding the delay or waiver of any mandatory prepayment) of principal, interest, fees or other amounts due to the Term Loan Lenders (or any of them), including the Maturity Date, in each case without the written consent of each Term Loan Lender directly affected thereby;
(iii)reduce the principal of, or the rate of interest specified herein on, any Term Loan, or reduce any fees or other amounts (including, without limitation, the Early Termination Premium) payable hereunder or under any other Loan Document, without the written consent of each Term Loan Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” (so long as such amendment does not result in the Default Rate being lower than the interest rate then otherwise applicable to the Term Loans));
(iv)change (i) Section 2.13 in a manner that would alter the pro rata sharing of payments required thereby or (ii) Section 9.03, in each case without the written consent of each Term Loan Lender directly affected thereby;
(v)change (i) any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Term Loan Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Term Loan Lender or (ii) the definition of “Required Lenders” without the written consent of each Term Loan Lender;
(vi)[reserved];
(vii)release any material Borrower from this Agreement or any material Security Instrument to which it is a party and/or any Liens applicable to any such Borrower or its assets, in each case, without the written consent of each Term Loan Lender, except to the extent such Borrower (or its applicable assets) is the subject of a Disposition permitted by Section 8.05 (in which case such release may be made by the Administrative Agent acting alone);
(viii)release, or subordinate the Administrative Agent’s Lien on, all or substantially all of the Collateral without the written consent of each Term Loan Lender;
(ix)without the prior written consent of the Required Lenders, amend the definition of “Borrowing Base” or any defined term used therein in a manner that would increase availability;

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provided, that the foregoing shall not limit the discretion of the Administrative Agent to change, establish or eliminate any Reserves or to determine eligibility of Accounts, Inventory, Equipment or other assets of the type available to be included in the Borrowing Bases in accordance with such terms; or
(x)without the prior written consent of each Term Loan Lender, impose any materially greater restriction on the ability of any Term Loan Lender to assign any of its rights or obligations hereunder.
(a)In addition to the foregoing, (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Term Loan Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the respective parties thereto; and (iii) the Administrative Agent and the Borrower Agent shall be permitted to amend any provision of the Loan Documents (and such amendment shall become effective without any further action or consent of any other party to any Loan Document) if the Administrative Agent and the Borrower Agent shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any such provision.
(b)[Reserved].
(c)If any Term Loan Lender does not consent (a “Non-Consenting Term Loan Lender”) to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Term Loan Lender and that has been approved by the Required Lenders, the Borrower may replace such Non-Consenting Term Loan Lender in accordance with Section 11.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrower to be made pursuant to this paragraph).
(d)No Loan Party will, directly or indirectly, pay any remuneration or other thing of value, whether by way of additional interest, fee or otherwise, to any Term Loan Lender or its Affiliates as consideration for agreement by such Term Loan Lender to any amendment, waiver, consent or release with respect to any Loan Document, unless such remuneration or value is concurrently paid, on the same terms, on a ratable basis to all Term Loan Lenders providing their agreement. Notwithstanding the terms of this Agreement or any amendment, waiver, consent or release with respect to any Loan Document, Non-Consenting Term Loan Lenders shall not be entitled to receive any fees or other compensation paid to the Term Loan Lenders in connection with any amendment, waiver, consent or release approved in accordance with the terms of this Agreement by the Required Lenders.
(e)IN NO EVENT SHALL THE REQUIRED LENDERS, WITHOUT THE PRIOR WRITTEN CONSENT OF EACH TERM LOAN LENDER, DIRECT THE ADMINISTRATIVE AGENT TO ACCELERATE AND DEMAND PAYMENT OF THE LOANS HELD BY ONE TERM LOAN LENDER WITHOUT ACCELERATING AND DEMANDING PAYMENT OF ALL OTHER LOANS. EACH TERM LOAN LENDER AGREES THAT, EXCEPT AS OTHERWISE PROVIDED IN ANY OF THE LOAN DOCUMENTS AND WITHOUT THE PRIOR WRITTEN CONSENT OF THE REQUIRED LENDERS, IT WILL NOT TAKE ANY LEGAL ACTION OR INSTITUTE ANY ACTION OR PROCEEDING AGAINST ANY LOAN PARTY WITH RESPECT TO ANY OF THE OBLIGATIONS OR COLLATERAL, OR ACCELERATE OR OTHERWISE ENFORCE ITS PORTION OF THE OBLIGATIONS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NO TERM LOAN LENDER MAY EXERCISE ANY RIGHT THAT IT MIGHT OTHERWISE HAVE UNDER APPLICABLE LAW TO CREDIT BID AT FORECLOSURE SALES, UNIFORM COMMERCIAL CODE SALES OR OTHER SIMILAR SALES OR DISPOSITIONS OF ANY OF THE COLLATERAL EXCEPT AS AUTHORIZED BY THE REQUIRED LENDERS. NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THIS SECTION OR ELSEWHERE HEREIN, EACH TERM LOAN LENDER SHALL BE AUTHORIZED TO TAKE SUCH ACTION TO PRESERVE OR ENFORCE ITS RIGHTS AGAINST ANY LOAN PARTY WHERE A DEADLINE OR LIMITATION PERIOD IS OTHERWISE APPLICABLE AND WOULD, ABSENT THE TAKING OF SPECIFIED ACTION, BAR THE ENFORCEMENT OF OBLIGATIONS HELD BY

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SUCH TERM LOAN LENDER AGAINST SUCH LOAN PARTY, INCLUDING THE FILING OF PROOFS OF CLAIM IN ANY INSOLVENCY PROCEEDING.
XI.2Notices; Effectiveness; Electronic Communication.
(a)Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone or in the case of notices otherwise expressly provided herein (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)if to a Loan Party or the Administrative Agent, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 11.02, as changed pursuant to subsection (d) below; and
(ii)if to any other Term Loan Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire, as changed pursuant to subsection (d) below (including, as appropriate, notices delivered solely to the Person designated by a Term Loan Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrowers).
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
(b)Electronic Communications. Notices and other communications to the Term Loan Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Term Loan Lender pursuant to Article II if such Term Loan Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrowers may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website to which the intended recipient has access shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(c)[Reserved].

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(d)Change of Address, Etc. Each of the Borrowers and the Administrative Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Term Loan Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower Agent and the Administrative Agent. In addition, each Term Loan Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Term Loan Lender.
(e)Reliance by Administrative Agent and Term Loan Lenders. The Administrative Agent and the Term Loan Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify the Administrative Agent, each Term Loan Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrowers.
XI.3No Waiver; Cumulative Remedies. No failure by any Term Loan Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Borrowers or any other Loan Party or any of them (including enforcement action with respect to any Collateral) shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 9.02 for the benefit of all the Secured Parties; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) [reserved], (c) any Term Loan Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.14), or (d) any Term Loan Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Borrower under any Debtor Relief Law but only to the extent the Administrative Agent shall have failed to do so within a reasonable time after notice; and provided further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 9.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.14, any Term Loan Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
XI.4Expenses; Indemnity; Damage Waiver.
(a)Costs and Expenses. The Borrowers shall pay (i) all reasonable out-of-pocket expenses (including any Extraordinary Expenses) incurred by the Administrative Agent and its Affiliates, (A) in connection with this Agreement and the other Loan Documents, including without limitation the reasonable fees, charges and disbursements of (1) counsel for the Administrative Agent, (2) outside consultants for the Administrative Agent, (3) appraisers, (4) Field Exams, (5) all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Obligations, and (6) environmental site assessments, (B) in connection with (1) the syndication of the credit facilities provided

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for herein, (2) the preparation, negotiation, administration, management, execution and delivery of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (3) the enforcement or protection of their rights in connection with this Agreement or the Loan Documents or efforts to preserve, protect, collect, or enforce the Collateral, or (4) any workout, restructuring or negotiations in respect of any Obligations, and (ii) all reasonable out-of-pocket expenses incurred by the Secured Parties who are not the Administrative Agent or any Affiliate of any of them, after the occurrence and during the continuance of an Event of Default (the foregoing, collectively being referred to as “Secured Party Expenses”).
(b)Indemnification by the Borrowers. Each Loan Party shall indemnify the Administrative Agent (and any sub-agent thereof), each other Secured Party and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold harmless each Indemnitee from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrowers or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 4.01), (ii) any Term Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to any Loan Party or any of its Subsidiaries, (iv) any claims of, or amounts paid by any Secured Party to, a Controlled Account Bank or other Person which has entered into a control agreement with any Secured Party hereunder or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrowers or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any of its Related Parties.
(c)Indemnification of Administrative Agent by Term Loan Lenders. To the extent that (i) the Loan Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it, or (ii) any liabilities, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever are be imposed on, incurred by, or asserted against, any Agent or a Related Party (an “Agent Indemnitee”) in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by any Agent Indemnitee in connection therewith (collectively, “Agent Indemnitee Liabilities”), then each Term Loan Lender severally agrees to pay to the Administrative Agent for the benefit of such Agent Indemnitee, such Term Loan Lender’s Ratable Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such Agent Indemnitee Liabilities, so long as the Agent Indemnitee Liabilities were incurred by or asserted against the Administrative Agent (or any such sub-agent), or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent). The obligations of the Term Loan Lenders under this subsection (c) are subject to the provisions of Section 2.12(d). In no event shall any Term Loan Lender have any obligation hereunder to indemnify or hold harmless an Agent Indemnitee with respect to any Agent Indemnitee Liabilities that are determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Agent Indemnitee. In the Administrative Agent’s discretion, it may reserve for any Agent Indemnitee Liabilities of an Agent Indemnitee, and may satisfy any judgment, order or settlement relating thereto, from proceeds of Collateral prior to making any distribution of Collateral proceeds to the Secured Parties. If the Administrative Agent is sued by any creditor representative, debtor-in-possession or other Person for any alleged preference or fraudulent transfer, then any monies paid by the Administrative Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys’ fees) incurred in the

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defense of same, shall be promptly reimbursed to the Administrative Agent by each Term Loan Lender to the extent of its Ratable Share thereof
(d)Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, the Loan Parties shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Term Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
(e)Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.
(f)Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Term Loan Lender and the occurrence of the Facility Termination Date.
XI.5Marshalling; Payments Set Aside. None of the Administrative Agent or the Term Loan Lenders shall be under any obligation to marshal any assets in favor of any Loan Party or against any Obligations. To the extent that any payment by or on behalf of any Loan Party is made to a Secured Party, or a Secured Party exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Secured Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Term Loan Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate, in the applicable currency of such recovery or payment. The obligations of the Loan Parties under clause (a) of this section and the Term Loan Lenders under clause (b) of this section shall survive the occurrence of the Facility Termination Date.
XI.6Successors and Assigns.
(a)Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder (except in connection with the joinder of a Loan Party in accordance with Section 7.12 or any other assignments or transfers permitted under this Agreement) without the prior written consent of the Administrative Agent and each Term Loan Lender and no Term Loan Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Secured Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Assignments by Term Loan Lenders. Any Term Loan Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a

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portion of its Commitment(s) and the Term Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)Minimum Amounts. Except in the case of (A) an assignment of the entire remaining amount of the assigning Term Loan Lender’s Term Loans at the time owing to it under the Term Loan Facility or (B) an assignment to a Term Loan Lender, an Affiliate of a Term Loan Lender or an Approved Fund, the aggregate amount of the principal outstanding balance of the Term Loans of the assigning Term Loan Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, in the case of any assignment in respect of the Term Loan Facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower Agent otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.
(ii)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Term Loan Lender’s rights and obligations under this Agreement with respect to the Term Loans.
(iii)Required Consents. No consent shall be required for any assignment to an Eligible Assignee except to the extent required by subsection (b)(i)(B) of this Section; provided that the Borrower Agent shall be deemed to have given the consent required in the definition of “Eligible Assignee” to such assignment if Borrower Agent has not, on behalf of all Borrowers, responded in writing within ten (10) Business Days of a request for consent.
(iv)Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Term Loan Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and all “know your customer” documentation.
(v)No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrowers or any of a Borrower’s Affiliates or Subsidiaries, (B) to a natural person, or (C) except to the extent an Event of Default exists, to a Disqualified Institution. For the avoidance of doubt, an assignment may be made to a Disqualified Institution if an Event of Default exists.
(vi)[Reserved].
(vii)Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Term Loan Lender under this Agreement, and the assigning Term Loan Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Term Loan Lender’s rights and obligations under this Agreement, such Term Loan Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Term Loan Lender. Any assignment or transfer by a Term Loan Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Term Loan Lender of a participation in such rights and obligations in accordance with Section 11.06(d).

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(c)Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers (and such agency being solely for tax purposes) (in such capacity, subject to Section 11.18), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Term Loan Lenders and principal amounts of the Term Loans and Obligations owing to, each Term Loan Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Term Loan Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Term Loan Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower Agent and any Term Loan Lender at any reasonable time and from time to time upon reasonable prior written notice. In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Term Loan Lender may request and receive from the Administrative Agent a copy of the Register.
(d)Participations. Any Term Loan Lender may at any time, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or a Borrower or any of the Borrowers’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Term Loan Lender’s rights and/or obligations under this Agreement (including all or a portion of its Term Loans owing to it); provided that (i) such Term Loan Lender’s obligations under this Agreement shall remain unchanged, (ii) such Term Loan Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the Term Loan Lenders shall continue to deal solely and directly with such Term Loan Lender in connection with such Term Loan Lender’s rights and obligations under this Agreement.
Any agreement or instrument pursuant to which a Term Loan Lender sells such a participation shall provide that such Term Loan Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Term Loan Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. Subject to subsection (e) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Term Loan Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Term Loan Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Term Loan Lender.
If any Term Loan Lender (or any assignee thereof) sells a participation, such Term Loan Lender (or such assignee) shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Term Loan Lender (nor any assignee thereof) shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Term Loan Lender (or such assignee) shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

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(e)Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Term Loan Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower Agent’s prior written consent. A Participant that would be a Foreign Lender if it were a Term Loan Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower Agent is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 3.01(e) as though it were a Term Loan Lender.
(f)Certain Pledges. Any Term Loan Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Term Loan Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Term Loan Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Term Loan Lender as a party hereto.
XI.7Treatment of Certain Information; Confidentiality. Each of the Secured Parties agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its branches and Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as (or no less restrictive than) those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, or (ii) any direct or indirect actual or prospective party (or its Related Parties) to any swap, derivative, securitization or other transaction under which payments are to be made by reference to the Borrowers and their obligations, this Agreement or payments hereunder; (g) on a confidential basis to (i) any rating agency in connection with rating the Borrowers or their Subsidiaries or the Term Loan Facility or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Term Loan Facility; (h) with the consent of the Borrower Agent; or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, or (y) becomes available to a Secured Party or any of their respective branches or Affiliates on a nonconfidential basis from a source other than the Loan Parties that is not known to be subject to a confidentiality obligation with respect to such Information or (z) is independently discovered or developed by a party hereto without utilizing any Information received from a Loan Party or violating the terms of this Section; or to the extent required by a potential or actual insurer or reinsurer in connection with providing insurance, reinsurance or credit risk mitigation coverage under which payments are to be made or may be made by reference to this Agreement.
For purposes of this Section, “Information” means all information received from any Loan Party or any Subsidiary relating to a Loan Party or any Subsidiary or any of their respective businesses, other than any such information that is available to any Secured Party on a nonconfidential basis prior to disclosure by a Loan Party or any Subsidiary, provided that, in the case of information received from a Loan Party or any Subsidiary after the date hereof, any information not marked “PUBLIC” at the time of delivery will be deemed to be confidential; provided that any information marked “PUBLIC” may also be marked “Confidential”. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

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Each of the Secured Parties acknowledges that (a) the Information may include material non-public information concerning a Loan Party or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including federal and state securities Laws.
Each of the Loan Parties hereby authorizes the Administrative Agent to publish the name of any Loan Party and the amount of the credit facility provided hereunder in any “tombstone” or comparable advertisement which the Administrative Agent elects to publish. The Administrative Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.
XI.8Right of Setoff. If an Event of Default shall have occurred and be continuing, each Term Loan Lender and its respective Affiliates is hereby authorized at any time and from time to time, only after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Term Loan Lender or any such Affiliate to or for the credit or the account of the Borrowers against any and all of the obligations of the Borrowers now or hereafter existing under this Agreement or any other Loan Document to such Term Loan Lender, irrespective of whether or not such Term Loan Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrowers may be contingent or unmatured or are owed to a branch or office of such Term Loan different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Term Loan Lender and its respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Term Loan Lender or its respective Affiliates may have. Each Term Loan Lender agrees to notify the Borrower Agent and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
XI.9Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Term Loan Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Term Loan Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
XI.10Integration; Effectiveness. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.
XI.11Survival. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Secured Parties, regardless of any investigation made by any Secured Party or on their behalf and notwithstanding that any Secured Party may have had notice or knowledge of any Default at the time of the making of the Term Loans, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

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Further, the provisions of Sections 3.01, 3.04, 3.05 and 11.04 and Article X shall survive and remain in full force and effect regardless of the repayment of the Obligations, the expiration or termination of the Term Loan Commitments or the termination of this Agreement or any provision hereof. In connection with the termination of this Agreement and the release and termination of the security interests in the Collateral, the Administrative Agent may require such indemnities and collateral security as they shall reasonably deem necessary or appropriate to protect the Secured Parties against loss on account of credits previously applied to the Obligations that may subsequently be reversed or revoked.
XI.12Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
XI.13Replacement of Term Loan Lenders. If any Term Loan Lender requests compensation under Section 3.04, if the Borrowers are required to pay any additional amount to any Term Loan Lender or any Governmental Authority for the account of any Term Loan Lender pursuant to Section 3.01, or if any Term Loan Lender fails to approve any amendment, waiver or consent requested by Borrower Agent pursuant to Section 11.01 that has received the written approval of not less than the Required Lenders but also requires the approval of such Term Loan Lender, then in each such case the Borrower Agent may, at its sole expense and effort, upon notice to such Term Loan Lender and the Administrative Agent, require such Term Loan Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Term Loan Lender, if a Term Loan Lender accepts such assignment), provided that:
(a)the Borrower Agent shall have paid to the Administrative Agent the assignment fee specified in Section 11.06(b);
(b)such Term Loan Lender shall have received the following payment of an amount equal to the outstanding principal of its Term Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower Agent (in the case of all other amounts);
(c)in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(d)in the case of any such assignment resulting from the refusal of a Term Loan Lender to approve a requested amendment, waiver or consent, the Person to whom such assignment is being made has agreed to approve such requested amendment, waiver or consent; and
(e)such assignment does not conflict with applicable Laws.
A Term Loan Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Term Loan Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.
XI.14Governing Law; Jurisdiction; Etc.
(a)THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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(b)EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY TERM LOAN LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWERS OR THEIR PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT THAT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION 11.14 ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.
(d)EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
XI.15Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
XI.16Electronic Execution; Electronic Records; Counterparts. This Agreement, any Loan Document, any Assignment and Assumption and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures.  The words “execution,” “signed,” “signature,” and words of like import in the Loan Documents shall be deemed to include Electronic Signatures or the keeping of Electronic Records,

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each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar applicable state laws based on the Uniform Electronic Transactions Act. Each of the Loan Parties, the Administrative Agent and each Term Loan Lender agrees that any Electronic Signature of such Person on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered.   Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication.  For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each Term Loan Lender may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”) which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record.  Notwithstanding anything contained herein to the contrary, neither the Administrative Agent nor any Term Loan Lender is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Term Loan Lenders shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or any Term Loan Lender without further verification and (b) upon the request of the Administrative Agent or any Term Loan Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart.
Each of the Loan Parties and each Term Loan Lender hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document or any Communication based solely on the lack of paper original copies of this Agreement, such other Loan Document or such Communication, and (ii) waives any claim against the Administrative Agent, each Term Loan Lender and each of their Related Parties for any liabilities arising solely from the Administrative Agent’s and/or any Term Loan Lender’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

XI.17USA PATRIOT Act Notice. Each Term Loan Lender that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Term Loan Lender) hereby notifies the Borrowers that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Term Loan Lender or the Administrative Agent, as applicable, to identify the Borrowers in accordance with the PATRIOT Act.
XI.18No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Secured Parties are arm’s-length commercial transactions between each Loan Party, on the one hand, and the Secured Parties, on the other hand, (B) each Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each Secured Party is and

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has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Loan Party or any of its Affiliates or any other Person and (B) no Secured Party has any obligation to any Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents, (iii) the Secured Parties may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their Affiliates, and no Secured Party has any obligation to disclose any of such interests to any Loan Party or its Affiliates and (iv) the Secured Parties have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. To the fullest extent permitted by law, each Loan Party hereby waives and releases any claims that it may have against any Secured Party with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
XI.19Attachments. The exhibits, schedules and annexes attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein; except, that, in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions of this Agreement shall prevail.
XI.20Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by an Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any Resolution Authority.
XI.21Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Obligation or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such

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Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.
(a)As used in this Section 11.21, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
ARTICLE XII
CONTINUING GUARANTY
XII.1Guaranty. Each Subsidiary Guarantor hereby absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Obligations, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, of the Borrowers to the Secured Parties, arising hereunder or under any other Loan Document (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Secured Parties in connection with the collection or enforcement thereof) (the “Guarantied Obligations”). The Administrative Agent’s books and records showing the amount of the Guarantied Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Subsidiary Guarantor, and conclusive for the purpose of establishing the amount of the Guarantied Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guarantied Obligations or any instrument or agreement evidencing any Guarantied Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guarantied Obligations which might otherwise constitute a defense to the obligations of any Subsidiary Guarantor under this Guaranty, and each Subsidiary Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.
XII.2Rights of Term Loan Lenders. Each Subsidiary Guarantor consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guarantied Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Guarantied Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent and the Term Loan Lenders in their

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sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Guarantied Obligations. Without limiting the generality of the foregoing, each Subsidiary Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of any Subsidiary Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of any Subsidiary Guarantor.
XII.3Certain Waivers. Each Subsidiary Guarantor waives (a) any defense arising by reason of any disability or other defense of the Borrowers or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of the Borrowers; (b) any defense based on any claim that any Subsidiary Guarantor’s obligations exceed or are more burdensome than those of the Borrowers; (c) the benefit of any statute of limitations affecting any Subsidiary Guarantor’s liability hereunder; (d) any right to proceed against the Borrowers, proceed against or exhaust any security for the Guarantied Obligations, or pursue any other remedy in the power of any Secured Party whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by any Secured Party; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable Law limiting the liability of or exonerating guarantors or sureties. Each Subsidiary Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guarantied Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guarantied Obligations.
XII.4Obligations Independent. The obligations of each Subsidiary Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guarantied Obligations and the obligations of any other guarantor, and a separate action may be brought against each Subsidiary Guarantor to enforce this Guaranty whether or not any Borrower or any other person or entity is joined as a party.
XII.5Subrogation. No Subsidiary Guarantor shall exercise and each of them hereby waives any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until the Facility Termination Date. If any amounts are paid to any Subsidiary Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to reduce the amount of the Obligations, whether matured or unmatured.
XII.6Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Guarantied Obligations now or hereafter existing and shall remain in full force and effect until the Facility Termination Date. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or any Subsidiary Guarantor is made, or any of the Secured Parties exercises its right of setoff, in respect of the Guarantied Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Secured Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Subsidiary Guarantor under this paragraph shall survive termination of this Guaranty.
XII.7Subordination. Each Subsidiary Guarantor hereby subordinates the payment of all obligations and indebtedness of any Loan Party owing to any Subsidiary Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of the Borrowers, to any Subsidiary Guarantor as subrogee of the Secured Parties or resulting from any Subsidiary Guarantor’s performance under this Guaranty, to the Payment in Full of all Obligations. If the Secured Parties so request, any such obligation or indebtedness of the Borrowers to any Subsidiary Guarantor shall be enforced and performance received by any Subsidiary Guarantor as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Secured Parties on account of the Guarantied Obligations, but without reducing or affecting in any manner the liability of any Subsidiary Guarantor under this Guaranty.

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XII.8Stay of Acceleration. If acceleration of the time for payment of any of the Guarantied Obligations is stayed, in connection with any case commenced by or against any Subsidiary Guarantor or the Borrowers under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by each Subsidiary Guarantor immediately upon demand by the Secured Parties.
XII.9Condition of Borrowers. Each Subsidiary Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrowers and any other guarantor such information concerning the financial condition, business and operations of the Borrowers and any such other guarantor as each Subsidiary Guarantor requires, and that none of the Secured Parties has any duty, and no Subsidiary Guarantor is relying on the Secured Parties at any time, to disclose to any Subsidiary Guarantor any information relating to the business, operations or financial condition of the Borrowers or any other guarantor (each Subsidiary Guarantor waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).
XII.10Keepwell. Each Guarantor that is a Qualified ECP hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP shall only be liable under this Section 12.10 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 12.10, or otherwise under this Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Guarantor that is a Qualified ECP under this Section shall remain in full force and effect until the Guarantied Obligations have been paid in full in cash. Each Guarantor that is a Qualified ECP intends that this Section 12.10 constitute, and this Section 12.10 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
XII.11Limitation of Guaranty. Notwithstanding anything to the contrary herein or otherwise, the Borrowers, the Administrative Agent and the Term Loan Lenders hereby irrevocably agree that the Guarantied Obligations of each Subsidiary Guarantor in respect of the guarantee set forth in this Section 12 at any time shall be limited to the maximum amount as will result in the Guarantied Obligations of such Subsidiary Guarantor not constituting a fraudulent transfer or conveyance after giving full effect to the liability under such guarantee set forth in Section 12 and its related contribution rights but before taking into account any liabilities under any other guarantee by such Subsidiary Guarantor.
[Remainder of page is intentionally left blank; signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
BORROWERS:
KEY TRONIC CORPORATION,
a Washington corporation
By:    /s/ Brett R. Larsen
Name:    Brett R. Larsen
Title:    President & CEO
KEY TRONIC CHINA LTD.,
a Washington corporation
By:    /s/ Brett R. Larsen
Name:    Brett R. Larsen
Title:    Vice President, Secretary and Treasurer
CDR MANUFACTURING, LLC,
a Kentucky limited liability company
By:    /s/ Brett R. Larsen
Name:    Brett R. Larsen
Title:    Vice President, Secretary and Treasurer

AYRSHIRE ELECTRONICS OF ARKANSAS LLC,
a Kentucky limited liability company
By:    /s/ Brett R. Larsen
Name:    Brett R. Larsen
Title:    Vice President, Secretary and Treasurer

[Signature Page to Credit Agreement]

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AYRSHIRE ELECTRONICS OF MISSISSIPPI, LLC,
a Kentucky limited liability company
By:    /s/ Brett R. Larsen
Name:    Brett R. Larsen
Title:    Vice President, Secretary and Treasurer
[Signature Page to Credit Agreement]

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ADMINISTRATIVE AGENT:
CALLODINE COMMERCIAL FINANCE, LLC, as Administrative Agent
By:    /s/ Michael Watson
Name:    Michael Watson
Title:    Managing Director
TERM LOAN LENDERS:
CALLODINE ASSET BASED LOAN FUND II SPV, LLC, as a Term Loan Lender
By:    /s/ Stephen Rainville
Name:    Stephen Rainville
Title:    CFO/COO
CALLODINE PERPETUAL ABL FUND SPV, LLC, as a Term Loan Lender
By:    /s/ Stephen Rainville
Name:    Stephen Rainville
Title:    CFO/COO

[Signature Page to Credit Agreement]

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